Filed Pursuant to Rule 424(b)(3)
Registration No. 333-228187

PROXY STATEMENT/PROSPECTUS FOR EXTRAORDINARY GENERAL MEETING OF MOSAIC ACQUISITION CORP.

PROXY STATEMENT/PROSPECTUS FOR

14,975,966 UNITS, 19,524,034 SHARES OF CLASS A COMMON STOCK, 8,625,000 SHARES

OF CLASS F COMMON STOCK AND 12,441,341 WARRANTS TO PURCHASE

ONE SHARE OF CLASS A COMMON STOCK

DOMESTICATION IN DELAWARE

Mosaic Acquisition Corp. is a blank check company currently incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this proxy statement/prospectus as our initial business combination. We have not identified a business combination target and neither we nor anyone acting on our behalf have engaged in substantive discussions with a target business regarding a business combination transaction.

The board of directors (the “Mosaic Board”) of Mosaic Acquisition Corp., a Cayman Islands exempted company (“Mosaic Cayman”), has unanimously approved the domestication (the “domestication”) of Mosaic as a Delaware corporation (“Mosaic Delaware”) in accordance with Section 388 of the Delaware General Corporation Law and the Cayman Islands Companies Law (2018 Revision).

Upon effectiveness of the domestication, assuming no further separation of Mosaic Cayman’s units following the record date, Mosaic Delaware’s issued and outstanding share capital will consist of (a) 14,975,966 units containing one share of Class A common stock, par value $0.0001 per share (“Class A common stock”), and one-third of one warrant, each whole warrant of which entitles the holder thereof to purchase one share of Class A common stock, issued in the domestication by operation of law for 14,975,966 outstanding units containing one Class A ordinary share, par value $0.0001 per share, and one-third of one warrant, each whole warrant of which entitles the holder thereof to purchase one Class A ordinary share (b) 8,625,000 shares of Class F common stock, par value $0.0001 per share, issued in the domestication by operation of law for 8,625,000 outstanding Class F ordinary shares (together with Class A ordinary shares, “Mosaic ordinary shares”), (c) 19,524,034 shares of Class A common stock, par value $0.0001 per share, issued in the domestication by operation of law for 19,524,034 Class A ordinary shares, (d) 6,508,007 warrants, each of which entitles the holder thereof to purchase one share of Class A common stock, issued in the domestication by operation of law and (e) 5,933,334 private placement warrants, each of which entitles the holder thereof to purchase one share of Class A common stock, issued in the domestication by operation of law.

Only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination and 12 months from the closing of the IPO, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The Mosaic Cayman units, Class A ordinary shares and warrants to purchase Class A ordinary shares are currently listed on the New York Stock Exchange (the “NYSE”) under the symbols “MOSC.U”, “MOSC” and “MOSC WS”, respectively. We will seek, and expect to receive, approval from the NYSE to trade the common stock of Mosaic Delaware under the same symbol after the domestication. Our Class F ordinary shares are not listed, and we do not intend to list the shares of Class F common stock on any securities exchange.

This proxy statement/prospectus provides you with detailed information about the matters to be considered at the extraordinary general meeting. We encourage you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 11 of this proxy statement/prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in this proxy statement/prospectus, passed upon the fairness of the transactions contemplated thereby, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated December 3, 2018, and is first being mailed to Mosaic Cayman’s shareholders on or about December 3, 2018.

MOSAIC ACQUISITION CORP.

A Cayman Islands Exempted Company

(Company Number 325169)

375 Park Avenue

New York, NY 10152

NOTICE OF EXTRAORDINARY GENERAL MEETING

TO BE HELD ON DECEMBER 21, 2018

TO THE SHAREHOLDERS OF MOSAIC ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of Mosaic Acquisition Corp., a Cayman Islands exempted company, will be held on December 21, 2018 at 9:00 a.m. Eastern Time at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019 (the “general meeting”). You are cordially invited to attend the general meeting to conduct the following items of business:

1.

Proposal No. 1—The Domestication Proposal—To consider and vote upon a proposal to approve by special resolution the change of Mosaic Cayman’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, which we refer to as the “Domestication Proposal.”

2.

Proposal No. 2—The Charter Proposal—To consider and vote upon a proposal to approve by special resolution, assuming the Domestication Proposal is approved and adopted, the adoption of the proposed new certificate of incorporation and bylaws of Mosaic Delaware (the “proposed certificate” and the “proposed bylaws,” respectively) as part of the domestication, which we refer to as the “Charter Proposal.” The Mosaic Board has approved the proposed certificate and the proposed bylaws to be adopted upon the domestication.

3.

Proposal No. 3—The Adjournment Proposal—To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the preceding proposals would not be duly approved and adopted by our shareholders, which we refer to as the “Adjournment Proposal.”

The above matters are more fully described in the accompanying proxy statement/prospectus. We urge you to read carefully the accompanying proxy statement/prospectus in its entirety, including the Annexes and accompanying financial statements of Mosaic Cayman.

The record date for the general meeting is November 26, 2018. Only shareholders of record at the close of business on that date may vote at the general meeting or any adjournment thereof.

We are providing the accompanying proxy statement/prospectus and accompanying proxy card to Mosaic Cayman’s shareholders in connection with the solicitation of proxies to be voted at the general meeting and at any adjournments of the general meeting. Information about the general meeting and other related business to be considered by Mosaic Cayman’s shareholders at the general meeting is included in this proxy statement/prospectus. Whether or not you plan to attend the general meeting, we urge all of Mosaic Cayman’s shareholders to read the accompanying proxy statement/prospectus, including the Annexes and the accompanying financial statements of Mosaic Cayman, carefully and in their entirety.

IN PARTICULAR, WE URGE YOU TO READ CAREFULLY THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 11 OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

After careful consideration, the Mosaic Board unanimously recommends that shareholders vote “FOR” the domestication, charter and adjournment proposals presented to Mosaic Cayman’s shareholders in the accompanying proxy statement/prospectus.

On the effective date of the domestication, each currently issued and outstanding Class A ordinary share, par value $0.0001 per share, of Mosaic Cayman, which we refer to as “Class A ordinary shares,” will become, by operation of law, one share of Class A common stock, par value $0.0001 per share, of Mosaic Delaware, which we refer to as “Class A common stock.” Similarly, each currently issued and outstanding Class F ordinary share, par value $0.0001 per share, of Mosaic, which we refer to as “Class F ordinary shares,” will become, by operation of law, one share of Class F common stock, par value $0.0001 per share, of Mosaic Delaware, which we refer to as “Class F common stock.” In addition, all outstanding warrants to acquire Class A ordinary shares will become warrants to acquire a corresponding number of shares of Class A common stock on the same terms as in effect immediately prior to the effective time of the domestication. No other changes will be made to the terms of any outstanding warrants to acquire Class A ordinary shares as a result of the domestication. See the section entitled “Proposal No. 1—The Domestication Proposal.”

The approval of each of the Domestication Proposal and the Charter Proposal requires the affirmative vote of at least two-thirds of the voting power of the ordinary shares represented in person or by proxy and validly voted thereon at the general meeting. The Adjournment Proposal requires the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon at the general meeting.

Your vote is very important. Whether or not you plan to attend the general meeting, please vote as soon as possible by following the instructions in this proxy statement/prospectus to make sure that your shares are represented at the general meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the general meeting. The Domestication Proposal and the Charter Proposal are cross-conditioned on the approval of each other.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the general meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the general meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the general meeting. If you are a shareholder of record and you attend the general meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of each of the proposals. We encourage you to read the accompanying proxy statement/prospectus carefully. If you have any questions or need assistance voting your ordinary shares, please contact Okapi Partners LLC, Mosaic Cayman’s proxy solicitor, by calling (855) 305-0855 (toll free), or (212) 297-0720 (main), or by emailing info@okapipartners.com.

Thank you for your participation. We look forward to your continued support.

By Order of the Mosaic Board,

/s/ David M. Maura
David M. Maura
Chairman of the Board

i

ii

FREQUENTLY USED TERMS

In this proxy statement/prospectus:

Unless otherwise stated in this proxy statement/prospectus references to:

•	“amended and restated memorandum and articles of association” are to our memorandum and articles of association currently in effect;

•	“anchor investors” are to the investors with whom we have entered into forward purchase agreements;

•	“Companies Law” are to the Companies Law (2018 Revision) of the Cayman Islands as the same may be amended from time to time;

•

“contingent call shares” are to Class A ordinary shares purchased by an anchor investor pursuant to its right to purchase Class A ordinary shares from the sponsors subject to the satisfaction of certain conditions on the first anniversary of our initial business combination (see “Description of Securities—Forward Purchase Agreements”);

•	“DGCL” is to the Delaware General Corporation Law;

•	“Form S-1” refers to the registration statement on Form S-1, initially filed with the SEC on September 27, 2017 and subsequently amended, in connection with the IPO;

•	“Fortress” are to Fortress Investment Group LLC, a Delaware limited liability company;

•

“forward purchase agreements” are to agreements providing for the sale of Class A ordinary shares to the anchor investors in a private placement to occur concurrently with the closing of our initial business combination;

•	“forward purchase securities” are to contingent call shares and forward purchase shares;

•

“forward purchase shares” are to Class A ordinary shares to be issued to anchor investors pursuant to the forward purchase agreements (or corresponding shares of Class A common stock following the domestication);

•

“founder shares” are to our Class F ordinary shares initially purchased by our sponsors in a private placement prior to the IPO and our Class A ordinary shares issued upon conversion thereof as provided herein (or corresponding shares of Class F common stock and Class A common stock, respectively, following the domestication);

•	“initial shareholders” are to the holders of our founder shares prior to the IPO, all of whom are our directors or officers of our company, or affiliates thereof;

•	“IPO” is to the initial public offering of the Company, which closed on October 23, 2017;

•	“letter agreement” refers to the letter agreement, the form of which was filed as an exhibit to the Form S-1;

•	“management” or our “management team” are to our officers and directors;

•	“ordinary shares” are to our Class A ordinary shares and our Class F ordinary shares, collectively;

•	“private placement warrants” are to the warrants issued to our sponsors in a private placement simultaneously with the closing of the IPO;

•	“public shares” are to our Class A ordinary shares sold as part of the units in the IPO (whether they were purchased in the IPO or thereafter in the open market);

•

“public shareholders” are to the holders of our public shares including our anchor investors, sponsors and management to the extent our anchor investors, sponsors or management purchase public shares, provider their status as a “public shareholder” shall only exist with respect to such public shares; and

•	“sponsors” are to Mosaic Sponsor, LLC and to Fortress Mosaic Sponsor LLC, collectively.

•	“U.S. holder” is to a beneficial owner of our Class A ordinary shares or warrants who or that is:

•	an individual who is a citizen or resident of the United States as determined for U.S. federal income tax purposes;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or,

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR MOSAIC CAYMAN SHAREHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the general meeting. The following questions and answers do not include all the information that is important to Mosaic Cayman’s shareholders. We urge shareholders to read carefully this entire proxy statement/prospectus, including the Annexes and the other documents referred to herein, to fully understand the proposals and the voting procedures for the general meeting, which will be held on December 21, 2018 at 9:00 a.m. Eastern Time at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019.

Q:	Why am I receiving this proxy statement/prospectus?

A:	Mosaic Cayman’s shareholders are being asked to consider and vote upon, among other proposals, a proposal to domesticate Mosaic Cayman by continuing it as a Delaware corporation.

This proxy statement/prospectus and its Annexes contain important information about the proposed business combination and the other matters to be acted upon at the general meeting. You should read this proxy statement/prospectus and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus and its Annexes.

Q:	When and where is the general meeting?

A:

The general meeting will be held on December 21, 2018 at 9:00 a.m. Eastern Time at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019.

Q:	What are the specific proposals on which I am being asked to vote at the general meeting?

A:	Mosaic Cayman’s shareholders are being asked to approve the following proposals:

1.

Proposal No. 1—The Domestication Proposal—To consider and vote upon a proposal to approve by special resolution the change of Mosaic Cayman’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware.

2.

Proposal No. 2—The Charter Proposal—To consider and vote upon a proposal to approve by special resolution, assuming the Domestication Proposal is approved and adopted, the adoption of the proposed new certificate of incorporation and bylaws of Mosaic Delaware as part of the domestication. The Mosaic Board has approved the proposed certificate and the proposed bylaws to be adopted upon the domestication.

3.

Proposal No. 3—The Adjournment Proposal—To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the preceding proposals would not be duly approved and adopted by our shareholders.

Q:	When is the domestication expected to be completed?

A:	The domestication is expected to be completed on or before December 31, 2018.

Q:	What happens if I sell my Class A ordinary shares before the general meeting?

A:

The record date for the general meeting is earlier than the date that the domestication is expected to be completed. If you transfer your Class A ordinary shares after the record date, but before the general meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the general meeting. If you transfer your Class A ordinary shares prior to the record date, you will have no right to vote those shares at the general meeting or redeem those shares for a pro rata portion of the proceeds held in the trust account.

Q:	What vote is required to approve the proposals presented at the general meeting?

A:

The approval of each of the Domestication Proposal and the Charter Proposal requires the affirmative vote of holders of two-thirds of the voting power of the ordinary shares represented in person or by proxy and validly voted thereon at the general meeting. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon at the general meeting. Our directors, officers and their affiliates, including our founders, currently own approximately 20% of Mosaic Cayman’s issued and outstanding ordinary shares, representing approximately 71% of the total voting power of Mosaic Cayman’s ordinary shares with respect to the Domestication Proposal and approximately 20% of the total voting power of Mosaic Cayman’s ordinary shares with respect to the Charter Proposal and the Adjournment Proposal, and have indicated that they intend to vote in favor of the Domestication Proposal, the Charter Proposal and the Adjournment Proposal. If a Mosaic Cayman shareholder fails to vote by proxy or to vote in person at the general meeting, their shares will not be counted in connection with the determination of whether a valid quorum is established. However, if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the Domestication Proposal and the Charter Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have no effect on the vote for the Domestication Proposal, the Charter Proposal and the Adjournment Proposal.

Q:	How many votes do I have at the general meeting?

A:

Mosaic Cayman’s Class A shareholders are entitled to one vote on each proposal presented at the general meeting for each Class A ordinary share held of record as of November 26, 2018, the record date for the general meeting. Mosaic Cayman’s Class F shareholders are entitled to ten votes on Proposal No. 1 and one vote on each of Proposal No. 2 and Proposal No. 3 for each Class F ordinary share held of record as of the record date for the general meeting. As of the close of business on the record date, there were 8,625,000 outstanding Class F ordinary shares and 34,500,000 outstanding Class A ordinary shares.

Q:	What constitutes a quorum at the general meeting?

A:

The holders of a majority of the issued and outstanding Mosaic ordinary shares entitled to vote as of the record date at the general meeting must be present, in person or represented by proxy, at the general meeting to constitute a quorum and in order to conduct business at the general meeting. Abstentions will be counted as present for the purpose of determining a quorum.

At the general meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present.

Q:	Do I have appraisal rights if I object to the proposals?

A:

No. Appraisal rights are not available to the holders of Mosaic ordinary shares in connection with the proposals. Please see the section titled “Appraisal Rights” beginning on page 10 of this proxy statement/prospectus.

Q:	What do I need to do now?

A:

You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the Annexes. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:

If you were a holder of record of Mosaic ordinary shares on November 26, 2018, the record date for the general meeting, you may vote with respect to the proposals in person at the general meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the general meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the general meeting so that your shares will be voted if you are unable to attend the general meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes received after a matter has been voted upon at the general meeting will not be counted.

Voting in Person at the Meeting. If you attend the general meeting and plan to vote in person, we will provide you with a ballot at the general meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the general meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the general meeting and vote in person, you will need to bring to the general meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. For additional information, please see the section entitled “Extraordinary General Meeting of Mosaic Cayman Shareholders” beginning on page 42 of this proxy statement/prospectus.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:

Signed and dated proxies received by us without an indication of how the shareholder intends to vote on a proposal will be voted “FOR” each proposal presented to the shareholders. The proxy holders may use their discretion to vote on any other matters which properly come before the general meeting.

Q:	If I am not going to attend the general meeting in person, should I return my proxy card instead?

A:

Yes. Whether you plan to attend the general meeting or not, please read the enclosed proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. Mosaic Cayman believes the proposals presented to the shareholders at this general meeting will be considered non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the general meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will be counted for the purposes of determining the existence of a quorum but not for purposes of determining the number of votes cast at the general meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. You may change your vote by sending a later-dated, signed proxy card to Mosaic Cayman’s Secretary at the address listed below so that it is received by Mosaic Cayman’s Secretary prior to the general meeting or attend the general meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Mosaic Cayman’s Secretary, which must be received by Mosaic Cayman’s Secretary prior to the general meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who will solicit and pay the cost of soliciting proxies for the general meeting?

A:

Mosaic Cayman will pay the cost of soliciting proxies for the general meeting. Mosaic Cayman has engaged Okapi Partners LLC (“Okapi Partners”) to assist in the solicitation of proxies for the general meeting. Mosaic Cayman has agreed to pay Okapi Partners a fee of approximately $7,500. Mosaic Cayman will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Mosaic Cayman’s ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of Mosaic Cayman’s ordinary shares and in obtaining voting instructions from those owners. Mosaic Cayman’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact Mosaic Cayman’s Secretary:

Mosaic Acquisition Corp.

375 Park Avenue

New York, NY 10152

(212) 763-0153

Email: whmitchell@mosaicac.com

You may also contact Okapi Partner’s proxy solicitor at:

Okapi Partners LLC

1212 Avenue of the Americas

New York, New York 10036

(212) 297-0720 (Main)

Stockholders Call Toll-Free: (855) 305-0855

Email: info@okapipartners.com

To obtain timely delivery, Mosaic Cayman’s shareholders must request the materials no later than five business days prior to the general meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information.”

If you have questions regarding the certification of your position or delivery of your stock, please contact Mosaic Cayman’s transfer agent:

Continental Stock Transfer & Trust Company

1 State Street- 30th Floor

New York, NY 10004

Attn: Isaac Kagan

Email: ikagan@continentalstock.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information contained in this proxy statement/prospectus and does not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the Annexes and accompanying financial statements of Mosaic Cayman before voting on the proposals to be considered at the general meeting (as described below). Please see the section entitled “Where You Can Find Additional Information” beginning on page 124 of this proxy statement/prospectus.

The Domestication Proposal

The Mosaic Board has unanimously approved a change of Mosaic Cayman’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. To effect the domestication, Mosaic Cayman will file a notice of de-registration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Mosaic Cayman will be domesticated and continue as a Delaware corporation. On the effective date of the domestication, each currently issued and outstanding Class A ordinary share will become, by operation of law, one share of Class A common stock. Similarly, each currently issued and outstanding Class F ordinary share will become, by operation of law, one share of Class F common stock. In addition, all outstanding warrants to acquire Class A ordinary shares will become warrants to acquire a corresponding number of shares of Class A common stock on the same terms as in effect immediately prior to the effective time of the domestication. No other changes will be made to the terms of any outstanding warrants to acquire Class A ordinary shares as a result of the domestication. See the section entitled “Proposal No. 1—The Domestication Proposal.”

Reasons for the Domestication

In the absence of the Domestication, we may become a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors. If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our ordinary shares or warrants, the U.S. holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. We intend to avoid these adverse consequences and additional reporting requirements for our U.S. holders through the domestication. See “Material Tax Considerations of the Domestication.”

Anticipated Accounting Treatment of the Domestication

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Mosaic Cayman as a result of domestication. The business, capitalization, assets and liabilities and financial statements of Mosaic Delaware immediately following the domestication will be the same as those of Mosaic Cayman immediately prior to the domestication.

Interests of Certain Persons in the Domestication

In considering the recommendation of the Mosaic Board to vote in favor of the business combination, shareholders should be aware that aside from their interests as shareholders, the sponsors and certain members of the Mosaic Board and officers have interests in the domestication that may be different from, or in addition to, those of other shareholders generally. Most notably, certain members of the Mosaic Board and officers may avoid adverse consequences and additional reporting requirement upon the domestication, that they would be unable to avoid if the Company were to remain incorporated in the Cayman Islands. The Mosaic Board was aware of and considered these interests, among other matters, in evaluating the proposal, and in recommending to shareholders that they approve the business combination. Shareholders should take these interests into account in deciding whether to approve the domestication.

The Charter Proposal

At the meeting, shareholders will also consider and vote upon a proposal to approve by special resolution, assuming the Domestication Proposal is approved and adopted, the adoption of the proposed new certificate of incorporation and bylaws of Mosaic Delaware as part of the domestication. The Mosaic Board has approved the proposed certificate and the proposed bylaws to be adopted upon the domestication.

The proposed certificate and bylaws will NOT materially alter the substantive rights contained in Mosaic Cayman’s amended and restated memorandum and articles of association, including:

•	Our authorized capitalization, par value and outstanding capitalization;

•	The date by which a business combination or an executed letter of intent, agreement in principle or definitive agreement for a business combination, must be completed;

•	The stockholder approval and redemption requirements related to a business combination;

•	The redemption rights of shareholders if we do not complete a business combination;

•	The ratio at which Class F Common Stock will convert to Class A Common Stock;

•	The parties who will be entitled to designate directors until the closing of a Business Combination; and

•	How and why directors may be removed.

See the section entitled “Proposal No. 2—The Charter Proposal.”

The Adjournment Proposal

If based on the tabulated vote, there are not sufficient votes at the time of the general meeting to approve the preceding proposals, Mosaic Cayman’s board of directors may submit a proposal to adjourn the general meeting to a later date or dates, if necessary, to permit further solicitation of proxies. See the section entitled “Proposal No. 3—The Adjournment Proposal.”

Date, Time and Place of general meeting

The general meeting will be held on December 21, 2018 at 9:00 a.m. Eastern Time at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals to be put at the general meeting, including, if necessary, the Adjournment Proposal.

Voting Power; Record Date

Only Mosaic Cayman’s shareholders of record at the close of business on November 26, 2018, the record date for the general meeting, will be entitled to vote at the general meeting. You are entitled to one vote for each Class A ordinary share that you owned as of the close of business on the record date. You are entitled to ten votes on Proposal No. 1 for each Class F ordinary share, and one vote on each of Proposal No. 2 and Proposal No. 3 for each Class F ordinary share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 43,125,000 ordinary shares outstanding and entitled to vote, of which 34,500,000 are Class A ordinary shares and 8,625,000 are Class F ordinary shares held by the initial shareholders.

Appraisal Rights

Appraisal rights are not available to Mosaic Cayman’s shareholders in connection with the domestication.

Proxy Solicitation

Proxies may be solicited by mail. Mosaic Cayman has engaged Okapi Partners to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the general meeting. A shareholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Extraordinary General Meeting of Mosaic Cayman Shareholders—Revoking Your Proxy.”

Quorum and Required Vote for Proposals for the general meeting

A quorum of Mosaic Cayman’s shareholders is necessary to hold a valid meeting. A quorum will be present at the general meeting if a majority of the ordinary shares outstanding and entitled to vote at the general meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of each of the Domestication Proposal and the Charter Proposal requires the affirmative vote of holders of at least two-thirds of the voting power of ordinary shares represented in person or by proxy and validly voted thereon at the general meeting. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon at the general meeting. Accordingly, if a Mosaic Cayman shareholder fails to vote by proxy or to vote in person at the general meeting, their shares will not be counted in connection with the determination of whether a valid quorum is established. However, if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the Domestication Proposal, the Charter Proposal or the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the vote for the Domestication Proposal, the Charter Proposal and the Adjournment Proposal.

Recommendation to Mosaic Cayman’s Shareholders

The Mosaic Board believes that each of the Domestication Proposal, the Charter Proposal and the Adjournment Proposal to be presented at the general meeting is in the best interests of Mosaic Cayman and Mosaic Cayman’s shareholders and unanimously recommends that its shareholders vote “FOR” each of the proposals.

Risk Factors

In evaluating the proposals to be considered and voted on at the general meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 11 of this proxy statement/prospectus.

Material Tax Considerations of the Domestication

In evaluating the proposals to be considered and voted on at the general meeting, you should carefully review the considerations set forth under the section “Material Tax Considerations of the Domestication” on page 46 of this proxy statement/prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully review and consider the following risk factors and the other information contained in this proxy statement/prospectus, including the financial statements and notes to the financial statements included herein, in evaluating the proposals to be voted on at the general meeting.

RISKS RELATING TO THE CHANGE IN OUR PLACE OF INCORPORATION

The domestication may result in adverse tax consequences for non-U.S. holders.

The domestication will cause non-U.S. holders of our securities to become subject to U.S. withholding taxes on any dividends or other payments in respect of the Class A common stock of Mosaic Delaware after the conversion and the domestication.

For a more detailed description of the material U.S. federal income tax considerations associated with the domestication, please read “Material Tax Considerations of the Domestication” starting on page 46 of this proxy statement/prospectus. WE STRONGLY URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DOMESTICATION TO YOU.

Our Corporate Effective Tax Rate may increase as a result of the domestication.

In connection with the domestication, we will become subject to U.S. tax on our income and capital gains and our corporate effective tax rate may change significantly, which could materially impact our financial results, including our earnings and cash flow, for periods after the domestication. Our corporate effective tax rate, which may fluctuate significantly from period to period, is based upon the application of currently applicable income tax laws, regulations and treaties, as well as current judicial and administrative interpretations of these income tax laws, regulations and treaties, in various jurisdictions, including many other than the jurisdiction where we are organized and domiciled. If our jurisdiction of incorporation were to remain the Cayman Islands, then we would be subject to different taxation standards. The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Company or its shareholders. The Cayman Islands is not party to a double tax treaty with any country that is applicable to any payments made to or by the Company. The Company has received an undertaking from the Financial Secretary of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of the shares, debentures or other obligations of the Company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the Company to its shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of the Company.

The domestication may adversely affect our ability to engage in a business combination with a non-U.S. target.

Following the domestication, we will be a domestic corporation for U.S. federal income tax purposes. As a result, if we were to engage in a business combination with a non-U.S. target, the target likely would be a controlled foreign corporation following the combination. As such, we would be subject to the anti-deferral rules applicable to U.S. shareholders of controlled foreign corporations, as well as the U.S. global intangible low tax income regime, which imposes a U.S. tax on non-U.S. earnings of controlled foreign corporations in certain circumstances. In addition, there may be additional tax cost to repatriating earnings of the foreign target, and the tax consequences of the business combination to the historic shareholders of the foreign target may be adverse as a result of the acquirer being a U.S. entity.

Currently, your rights as a shareholder of Mosaic Cayman arise under Cayman Islands law as well as our existing Cayman Islands amended and restated memorandum and articles of association. Upon effectiveness of the domestication, your rights as a stockholder of Mosaic Delaware will arise under Delaware law as well as our new Delaware certificate of incorporation and by-laws.

Upon effectiveness of the domestication, the rights of stockholders of Mosaic Delaware will arise under the proposed certificate and by-laws of Mosaic Delaware as well as Delaware law. Those new organizational documents and Delaware law contain provisions that differ in some respects from those in our current organizational documents and Cayman Islands law and, therefore, some of your rights as a stockholder of Mosaic Delaware could differ from the rights you currently possess as a shareholder of Mosaic Cayman. For a description of your rights as a stockholder of Mosaic Delaware after the domestication and how they may differ from your rights as a shareholder of Mosaic Cayman prior to the domestication, please see “Comparison of Corporate Governance and Shareholder Rights” in this proxy statement/prospectus. Forms of the proposed certificate and by-laws of Mosaic Delaware are attached as Appendix A and Appendix B to this proxy statement/prospectus, and we urge you to read them as well.

RISKS RELATED TO OUR BUSINESS

We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated company established under the laws of the Cayman Islands with no operating results, and we will not commence operations until completing a business combination. Because we have no operating history and have no operating results, you have no basis upon which to evaluate our ability to achieve our business objective of completing our business combination with one or more target businesses. We have no current arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our business combination. If we fail to complete our business combination, we will never generate any operating revenues.

Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our business combination even though a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote to approve our business combination unless the business combination would require stockholder approval under applicable Delaware law or stock exchange listing requirements or if we decide to hold a stockholder vote for business or other legal reasons. For instance, the NYSE rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. However, except as required by law or stock exchange listing requirements, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the outstanding public stock do not approve of the business combination we consummate.

If we seek stockholder approval of our initial business combination, our initial shareholders, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial shareholders, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them, as well as any public shares purchased by them, in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 12,937,500, or approximately 37.5%, of 34,500,000 public shares sold in the IPO to be voted in favor of a transaction in order to have such initial business combination approved (or, if the applicable rules of the NYSE then in effect require approval by a majority of the votes cast by public stockholders, we would need 17,250,001 of public shares sold in the IPO to be voted in favor of a transaction in order to have such initial business combination approved). We expect that our initial shareholders and their permitted transferees will own at least 20% of our outstanding common stock at the time of any such stockholder vote. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if such persons agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

In evaluating a prospective target business for our initial business combination, our management will rely on the availability of all of the funds from the sale of the forward purchase shares to be used as part of the consideration to the sellers in the initial business combination. If the sale of some or all of the forward purchase shares fails to close, we may lack sufficient funds to consummate our initial business combination.

We have entered into forward purchase agreements pursuant to which the anchor investors (including an affiliate of Fortress Mosaic Sponsor LLC) have agreed to purchase the forward purchase shares in a private placement to occur concurrently with our initial business combination. The funds from the sale of forward purchase shares may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. The obligations under the forward purchase agreements do not depend on whether any public stockholders elect to redeem their shares and provide us with a minimum funding level for the initial business combination. However, if the sale of the forward purchase shares does not close by reason of the failure by some or all of the anchor investors to fund the purchase price for their forward purchase shares, for example, we may lack sufficient funds to consummate our initial business combination. Additionally, the anchor investors’ obligations to purchase the forward purchase shares are subject to termination prior to the closing of the sale of the forward purchase shares by mutual written consent of the company and each anchor investor, or, automatically (i) if our initial business combination is not consummated within 24 months from the closing of our IPO (or 27 months, as applicable), unless extended up to a maximum of sixty (60) days in accordance with our certificate of incorporation; (ii) upon the death of David M. Maura; (iii) if either of our sponsors or the company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of David M. Maura, either of our sponsors or the company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment; or (iv) if David M. Maura is convicted in a criminal proceeding for a crime involving fraud or dishonesty. The anchor investors’ obligations to purchase their forward purchase shares are subject to fulfillment of customary closing conditions, including the following: (i) our initial business combination must be consummated substantially concurrently with, and immediately following, the purchase of forward purchase shares; and (ii) the company must have delivered to the anchor investors a certificate evidencing the company’s good standing under the laws of its jurisdiction of organization, as of a date within ten (10) business days of the closing of the sale of forward purchase shares. In the event of any such failure to fund by an anchor investor, any obligation is so terminated or any such condition is not satisfied and not waived by an anchor investor, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company. While each anchor investor has represented to us that it has sufficient funds to satisfy its obligations under the respective forward purchase agreements, we have not obligated the anchor investors to reserve funds for such obligations.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of such business combination.

You will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder approval. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

If the anchor investors purchase large amounts of public shares in the open market, they may attempt to leverage their redemption rights in order to affect the outcome of a potential initial business combination.

The anchor investors have redemption rights with respect to any public shares they own, subject to the limitation that under the Company’s certificate of incorporation, that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of Exchange Act), is restricted from redeeming its shares with respect to more than an aggregate of 20% or more of our public shares, without the prior consent of the Company. If management proposes an initial business combination that some or all of the anchor investors are not in favor of, such anchor investors may decide to purchase public shares in the open market and seek to leverage their redemption rights to influence whether such business combination is consummated. This could result in our having to negotiate for more favorable terms for the anchor investors, which could jeopardize our ability to successfully consummate an initial business combination.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our business combination, we will not know how many stockholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our business combination may be unsuccessful is increased. If our business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our business combination by October 23, 2019, which is the date that is 24 months from the closing of the IPO (or January 23, 2020, which is the date that is 27 months from the closing of the IPO if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO but have not completed the initial business combination within such 24-month period). Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our sponsors, officers and directors have agreed that we must complete our initial business combination by October 23, 2019, which is the date that is 24 months from the closing of the IPO (or January 23, 2020, which is the date that is 27 months from the closing of the IPO, as applicable). We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law, in which case our public stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

If we seek stockholder approval of our initial business combination, our sponsors, directors, officers, advisors or any of their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsors, directors, officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsors, directors, officers, advisors or any of their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable), and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable), subject to applicable law and as further described herein. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our units, Class A common stock and warrants are listed on the NYSE. We cannot assure you that our securities will continue to be listed on the NYSE in the future or prior to our initial business combination. In order to continue listing our securities on the NYSE prior to our initial business combination, we must maintain certain financial, distribution and share price levels. We currently do not maintain the minimum number of holders of our securities required by the NYSE continued listing requirements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Recent Developments—New York Stock Exchange Notice.” Additionally, in connection with our initial business combination, we will be required to demonstrate round lot compliance with the NYSE’s initial listing requirements, which are more rigorous than the NYSE’s continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, our share price would generally be required to be at least $4.00 per share. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the NYSE delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A common stock are a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Our units, Class A common stock and warrants are listed on the NYSE and as a result are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Because we have net tangible assets in excess of $5,000,000 and have filed a Current Report on Form 8-K, including an audited balance sheet of the Company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means that we will have a longer period of time to complete our business combination than do companies subject to Rule 419. Moreover, if the IPO had been subject to Rule 419, that rule would have prohibited the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in the IPO, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on our liquidation of the trust account, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the shares of Class A common stock redeemed and, in the event we seek stockholder approval of our initial business combination, we make purchases of our Class A common stock, potentially reducing the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares.

If our funds held outside the trust account are insufficient to allow us to operate for at least 24 months from the closing of the IPO (or 27 months, as applicable), we may be unable to complete our initial business combination.

As of September 30, 2018, we had approximately $986,000 of funds available to us outside of the trust account. The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 24 months from the closing of the IPO (or 27 months, as applicable). Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any securityholders who choose to remain securityholders following our initial business combination could suffer a reduction in the value of their securities. Such securityholders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all third parties, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors.

Our sponsors have agreed that they will be liable to us, jointly and severally, if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsors will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsors have sufficient funds to satisfy their indemnity obligations and believe that our sponsors’ only assets are securities of our company. Our sponsors may not have sufficient funds available to satisfy those obligations. We have not asked our sponsors to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by third parties and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsors, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, and our sponsors assert that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsors to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our sponsors to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “stockholders conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation would be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments, and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

•	In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the SEC;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. As of January 2018, the IPO proceeds held in the trust account were able to be invested by the trustee only in United States government treasury bills with a maturity of 180 days or less or in money market funds investing solely in United States Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Prior to such time, such proceeds were held in a non-interest bearing trust account. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate a business combination. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business and results of operations.

If we are unable to consummate our initial business combination within 24 months of the closing of the IPO (or 27 months, as applicable), our public stockholders may be forced to wait beyond such 24 months (or 27 months, as applicable) before redemption from our trust account.

If we are unable to consummate our initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable), we will distribute the aggregate amount then on deposit in the trust account (less up to $100,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public stockholders from the trust account shall be effected automatically by function of our certificate of incorporation prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public stockholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the DGCL. In that case, investors may be forced to wait beyond the initial 24 months (or 27 months, as applicable) before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their common stock. Only upon our redemption or any liquidation will public stockholders be entitled to distributions if we are unable to complete our initial business combination.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable) may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 24th month (or 27th month, as applicable) from the closing of the IPO in the event we do not complete our business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time, that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months (or 27 months, as applicable) from the closing of the IPO is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination. Our public stockholders will not have the right to elect directors prior to the consummation of our initial business combination.

In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on the NYSE. We may not hold an annual meeting until we after our initial business combination and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL. In addition, as holders of our Class A ordinary shares, our public shareholders will not have the right to vote on the election of directors prior to consummation of our initial business combination.

We are not registering the shares Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed, as soon as practicable, but in no event later than fifteen (15) business days after the closing of our initial business combination, to use our best efforts to file a registration statement under the Securities Act covering the issuance of such shares and maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the shares of our Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, nor will we be required to issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Class A common stock for sale under all applicable state securities laws.

The grant of registration rights to our initial shareholders and holders of our private placement warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.

Pursuant to an agreement entered into in connection with the IPO, our initial shareholders and their permitted transferees can demand that we register the resale of their founder shares, after those shares convert to our Class A common stock at the time of our initial business combination. In addition, holders of our private placement warrants and their permitted transferees can demand that we register the resale of the private placement warrants and the shares of Class A common stock issuable upon exercise of the private placement warrants, and holders of warrants that may be issued upon conversion of working capital loans may demand that we register the resale of such warrants or the shares of Class A common stock issuable upon exercise of such warrants. In addition, pursuant to the forward purchase agreements, we have agreed that we will use our commercially reasonable efforts (i) to file within 30 days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares purchased in connection with our initial business combination, (ii) to cause such registration statement to be declared effective promptly thereafter and (iii) to maintain the effectiveness of such registration statement until the earlier of (A) the date on which the anchor investor ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, in each case subject to certain conditions and limitations set forth in the forward purchase agreements. We have also agreed that we will use our commercially reasonable efforts (i) within 30 days after the purchase of any contingent call shares by an anchor investor, to include such contingent call shares in a registration statement with the SEC for a secondary offering of such contingent call shares, (ii) to cause such registration statement, if not already effective, to be declared effective promptly thereafter and (iii) to maintain the effectiveness of such registration statement until the earlier of (A) the date on which the anchor investor ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, in each case subject to certain conditions and limitations set forth in the forward purchase agreements. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the common stock owned by our initial shareholders, holders of our private placement warrants or holders of our working capital loans or their respective permitted transferees are registered for resale.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry, sector or location. However, we are not permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet identified any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any securityholders who choose to remain securityholders following our initial business combination could suffer a reduction in the value of their securities. Such securityholders are unlikely to have a remedy for such reduction in value of their securities.

Past performance by our management team may not be indicative of future performance of an investment in the Company.

Information regarding performance by, or businesses associated with our management team, Spectrum, Fortress and their respective affiliates is presented for informational purposes only. Past performance by our management team and Spectrum or Fortress is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of the performance of Spectrum or Fortress or our management team’s performance as indicative of our future performance or of an investment in the company or the returns the company will, or is likely to, generate going forward. Furthermore, an investment in us is not an investment in Spectrum or Fortress or any fund of Fortress.

We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this proxy statement/prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors related to such acquisition. Accordingly, any securityholders who choose to remain securityholders following our initial business combination could suffer a reduction in the value of their securities. Such securityholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional shares of Class A common stock or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the Class F common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our certificate of incorporation. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our certificate of incorporation authorizes the issuance of up to 200,000,000 Class A common stock, par value $0.0001 per share, 20,000,000 Class F common stock, par value $0.0001 per share, and 1,000,000 undesignated preferred shares, par value $0.0001 per share. As of September 30, 2018, there were 148,066,666 and 11,375,000 authorized but unissued Class A and Class F ordinary shares available, respectively, for issuance, which amount takes into account shares reserved for issuance upon exercise of outstanding warrants but not upon conversion of the Class F ordinary shares. Class F ordinary shares are automatically convertible into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, initially at a one-for-one ratio but subject to adjustment. As of September 30, 2018, there were no preferred shares issued and outstanding.

We may issue a substantial number of additional shares of Class A common stock, and may issue preferred shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock to redeem the warrants or upon conversion of the shares of Class F common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our certificate of incorporation. However, our certificate of incorporation provides, among other things, that prior to our initial business combination, we may not issue additional shares of common stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional shares of common stock or preferred shares:

•	may significantly dilute the equity interest of existing stockholders;

•	may subordinate the rights of holders of common stock if preferred shares are issued with rights senior to those afforded our ordinary shares;

•

could cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, ordinary shares and/or warrants.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on stockholders.

We may, in connection with our initial business combination and subject to requisite stockholder approval under the DGCL, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a stockholder to recognize taxable income in the jurisdiction in which the stockholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to stockholders to pay such taxes. Stockholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, Mr. Maura and our other officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our officers and directors have time and attention requirements for other employers, including Spectrum, Fortress, and other third parties with which they are affiliated, and, in the case of our officers and directors affiliated with Fortress, may have time and attention requirements for other blank check companies that Fortress may sponsor in the future. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under Delaware law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any securityholders who choose to remain securityholders following our initial business combination could suffer a reduction in the value of their securities. Such securityholders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidates’ key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. In particular, Mr. Maura is the Executive Chairman of Spectrum and certain of our other officers and directors are employed by Fortress, which may make investments in securities or other interests of or relating to companies in industries that we may make target for our initial business combination. Fortress and its affiliates will not have any duty to offer acquisition opportunities to us. Our officers and directors also serve or may in the future serve as officers and board members for other entities. In addition, our officers and directors affiliated with Fortress may have time and attention requirements for other blank check companies that Fortress may sponsor in the future. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management—Directors and Executive Officers.”

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsors and officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business, including another blank check company that may have acquisition objectives that are similar to ours or that is focused on a particular industry. Moreover, Fortress and its affiliates, including our officers and directors who are affiliated with Fortress, may sponsor or form other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to our officers’ and directors’ fiduciary duties under Delaware law.

Our officers, directors, securityholders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, securityholders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsors, directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us, including the formation of, or participation in, one or more other blank check companies. Accordingly, such persons or entities may have a conflict between their interests and ours.

In particular, Spectrum, Fortress and their respective affiliates have invested in diverse industries. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates. In addition, Fortress and its affiliates engage in the business of originating, underwriting, syndicating, acquiring and trading loans and debt securities of corporate and other borrowers, and may provide or participate in any debt financing arrangement in connection with any acquisition of any target business that we may make. If Fortress or any of its affiliates provides or participates in any such debt financing arrangement it may present a conflict of interest and will have to be approved under our related person transaction policy or by our independent directors.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsors, officers or directors which may raise potential conflicts of interest.

In light of the involvement of our sponsors, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsors, officers and directors, including Spectrum or Fortress. Our officers and directors also serve as officers and board members for other entities. In addition, our officers and directors who are affiliated with Fortress or its affiliates, may sponsor or form other blank check companies similar to ours during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. Our sponsors, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsors, officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our sponsors, officers and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Our initial shareholders own Class F ordinary shares, constituting approximately 20% of our issued and outstanding shares. The founder shares will be worthless if we do not complete an initial business combination. In addition, our initial shareholders own an aggregate of 5,933,334 private placement warrants, which will also be worthless if we do not complete an initial business combination.

The private placement warrants will also be worthless if we do not complete a business combination. Following the domestication, each private placement warrant may be exercised for one Class A common stock at a price of $11.50 per share, subject to adjustment.

The founder shares are identical to the shares of common stock owned by the public except that (i) holders of the founder shares have the right to vote on the election of directors prior to our initial business combination, (ii) the founder shares are subject to certain transfer restrictions, (iii) our sponsors, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame, (iv) the founder shares are entitled to registration rights and (v) following the domestication, the founder shares will be automatically convertible into shares of our Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein.

The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this proxy statement/prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our ordinary shares;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

In addition, Fortress and its affiliates engage in the business of originating, underwriting, syndicating, acquiring and trading loans and debt securities of corporate and other borrowers, and may provide or participate in any debt financing arrangement in connection with any acquisition of any target business that we may make. If Fortress or any of its affiliates provides or participates in any such debt financing arrangement it may present a conflict of interest and will have to be approved under our related person transaction policy or by our independent directors.

We may only be able to complete one business combination with the proceeds of the IPO, the sale of the private placement warrants and the sale of the forward purchase shares, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

Assuming no redemption of the public shares, we have approximately $482,925,000 that we may use to complete our initial business combination (after payment of up to $12,075,000 of deferred underwriting commissions being held in the trust account).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset; or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our stockholders do not agree.

Our certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules), and the agreement relating to our initial business combination may have additional net tangible asset or cash requirements. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsors, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the public warrants is higher than is typical with many similar blank check companies in the past. Historically, the exercise price of a warrant included in a unit offered by a blank check company was generally a fraction of the purchase price of the units in the IPO. The exercise price for our public warrants is $11.50 per share, subject to adjustment. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

Our certificate of incorporation requires the affirmative vote of a majority of our directors that includes at least one director representing each Sponsor to approve any board action, which may have the effect of delaying or preventing a business combination that our public stockholders would consider favorable.

In addition, unlike other blank check companies, we have two sponsors. Prior to a business combination, each of our directors will be elected by the holders of two-thirds of our shares of Class F common stock, meaning that both of our sponsors must approve of each director. Prior to a business combination, our certificate of incorporation requires the affirmative vote of a majority of our directors that includes at least one director representing each Sponsor to approve any board action. Accordingly, it is unlikely that we will be able to enter into an initial business combination unless both of our sponsors find the target and the business combination attractive. This may make it more difficult for us to approve and enter into an initial business combination than other blank check companies and could result in us not pursuing an acquisition target or other board or corporate action that only one of our sponsors finds, or our public stockholders would find, favorable.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our certificate of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination but that some of our stockholders may not support.

In order to effectuate a business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our certificate of incorporation or governing instruments in order to effectuate our initial business combination.

Certain provisions of our certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least two-thirds of our shares of common stock who attend and vote in a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our stockholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by holders of a certain percentage of the company’s shares. In those companies, amendment of these provisions typically requires approval by holders holding between 90% and 100% of the company’s public shares. Our certificate of incorporation provides that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of the IPO and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders, as described herein), but excluding the provisions of the articles relating to the election of directors and continuation of the Company in another jurisdiction, may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock. Our initial shareholders, who collectively beneficially own approximately 20% of our common stock, may participate in any vote to amend our certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our certificate of incorporation which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our certificate of incorporation.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of the IPO and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination we cannot yet ascertain the capital requirements for any particular transaction. If the net proceeds of the IPO and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

Our initial shareholders will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will elect all of our directors and may exert a substantial influence on actions requiring stockholder vote, potentially in a manner that you do not support.

Our initial shareholders own 20% of our issued and outstanding common stock. In addition, the founder shares, all of which are held by our initial shareholders, (i) entitle the holders to elect all of our directors prior to our initial business combination and (ii) in a vote to continue the Company in another jurisdiction (which requires the approval of at least two thirds of the votes of all ordinary shares represented in person or by proxy and validly voted thereon at the general meeting), entitle the holders to ten votes for every founder share. Holders of our public shares have no right to vote on the election of directors during such time. These provisions of our certificate of incorporation may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting. As a result, you will not have any influence over the election of directors or our continuation in a jurisdiction outside Delaware prior to our initial business combination.

Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this proxy statement/prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock. In addition, as a result of their substantial ownership in our company, our initial shareholders may exert a substantial influence on other actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our certificate of incorporation and approval of major corporate transactions. If our initial shareholders purchase any additional shares of common stock, this would increase their influence over these actions. Accordingly, our initial shareholders will exert significant influence over actions requiring a stockholder vote at least until the completion of our initial business combination.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants.

Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of ordinary shares purchasable upon exercise of a warrant.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of such redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

In addition, we may redeem your warrants after they become exercisable for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the shares of the Class common stock had your warrants remained outstanding. None of the private placement warrants will be redeemable by us so long as they are held by our sponsors or their permitted transferees.

Our warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our initial business combination.

We issued warrants to purchase 11,500,000 shares of our Class A ordinary shares, at a price of $11.50 per share, as part of the units sold in the IPO and, simultaneously with the closing of the IPO, we issued in a private placement an aggregate of 5,933,334 Class A ordinary shares at $11.50 per share. Prior to our IPO, our sponsors purchased an aggregate of 8,625,000 founder shares in a private placement, with each sponsor purchasing an equal number of founder shares. The founder shares are convertible into Class A common stock on a one-for-one basis, subject to adjustment as provided herein. In addition, if our sponsors make any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants. Our public warrants are also redeemable by us for shares of Class A common stock.

To the extent we issue shares of Class A common stock for any reason, including to effectuate a business combination, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance, will increase the number of issued and outstanding shares of Class A common stock and reduce the value of the shares of Class A common stock issued to complete the business combination. Therefore, our warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in the IPO except that, so long as they are held by our sponsors or their permitted transferees, (i) they will not be redeemable by us, (ii) they (including the shares of Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsors until 30 days after the completion of our initial business combination, (iii) they may be exercised by the holders on a cashless basis, and (iv) they are entitled to registration rights.

Because each unit contains one-third of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-third of one warrant. Because, pursuant to the warrant agreement, the warrants may only be exercised for a whole number of Class A common stock, only a whole warrant may be exercised at any given time. This is different from other offerings similar to ours whose units include one share of Class A common stock and one whole warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-third of the number of shares compared to units that each contain a whole warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include target historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2018. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Provisions in our certificate of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

We may pursue a business combination with a target business in any geographic location. If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	costs and difficulties inherent in managing cross-border business operations and complying with difficult commercial and legal requirements of the overseas market;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

•	deterioration of political relations with the United States; and

•	government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue will be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

EXTRAORDINARY GENERAL MEETING OF MOSAIC CAYMAN SHAREHOLDERS

This proxy statement/prospectus is being provided to Mosaic Cayman’s shareholders as part of a solicitation of proxies by the Mosaic Board for use at the general meeting of Mosaic Cayman’s shareholders to be held on December 21, 2018, and at any adjournment or postponement thereof. This proxy statement/prospectus contains important information regarding the general meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement/prospectus is being first mailed on or about December 3, 2018 to all shareholders of record of Mosaic Cayman as of November 26, 2018, the record date for the general meeting. Shareholders of record who owned Mosaic ordinary shares at the close of business on the record date are entitled to receive notice of, attend and vote at the general meeting. On the record date, there were 43,125,000 ordinary shares outstanding.

Date, Time and Place of general meeting

The general meeting will be held at 9:00 a.m. Eastern Time on December 21, 2018 at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

As a shareholder of Mosaic Cayman, you have a right to vote on the matters presented at the general meeting, which are set forth in this proxy statement/prospectus. You will be entitled to vote or direct votes to be cast at the general meeting if you owned Mosaic ordinary shares at the close of business on November 26, 2018, which is the record date for the general meeting. You are entitled to one vote for each Class A ordinary share that you owned as of the close of business on the record date. You are entitled to ten votes on Proposal No. 1, and one vote on each of Proposal No. 2 and Proposal No. 3, for each Class F ordinary share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 43,125,000 Mosaic ordinary shares outstanding, of which 34,500,000 are Class A ordinary shares and 8,625,000 are Class F ordinary shares held by the initial shareholders.

Proposals at the general meeting

At the general meeting, Mosaic Cayman’s shareholders will vote on the following proposals:

1.	Mosaic Cayman’s shareholders are being asked to approve the following proposals:

1.

Proposal No. 1—The Domestication Proposal—To consider and vote upon a proposal to approve by special resolution the change of Mosaic Cayman’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware.

2.

Proposal No. 2—The Charter Proposal—To consider and vote upon a proposal to approve by special resolution, assuming the Domestication Proposal is approved and adopted, the adoption of the proposed new certificate of incorporation and bylaws of Mosaic Delaware as part of the domestication. The Mosaic Board has approved the proposed certificate and the proposed bylaws to be adopted upon the domestication.

3.

Proposal No. 3—The Adjournment Proposal—To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the preceding proposals would not be duly approved and adopted by our shareholders.

Quorum and Required Vote for Proposals for the General Meeting

The approval of each of the Domestication Proposal and the Charter Proposal requires the affirmative vote of the holders of at least two-thirds of the voting power of the ordinary shares represented in person or by proxy and validly voted thereon at the general meeting. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon at the general meeting. Accordingly, if a Mosaic Cayman shareholder fails to vote by proxy or to vote in person at the general meeting, their shares will not be counted in connection with the determination of whether a valid quorum is established. However, if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the Domestication Proposal, the Charter Proposal and the Adjournment Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have no effect on the vote for the Domestication Proposal, the Charter Proposal and the Adjournment Proposal.

Recommendation to Mosaic Cayman’s Shareholders

The Mosaic Board believes that each of the Domestication Proposal, the Charter Proposal and the Adjournment Proposal to be presented at the general meeting is in the best interests of Mosaic Cayman and Mosaic’s shareholders and unanimously recommends that its shareholders vote “FOR” each of the proposals.

Broker Non-Votes

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the general meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the general meeting.

Voting Your Shares—Shareholders of Record

If you are a Mosaic Cayman shareholder of record, you may vote by mail or in person at the general meeting. Each Class A ordinary share that you own in your name entitles you to one vote on each of the proposals for the general meeting and each Class F ordinary share that you own entitles you to ten votes on Proposal No. 1 and one vote on each of Proposal No. 2 and Proposal No. 3. Your one or more proxy cards show the number of Mosaic ordinary shares that you own.

Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the general meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the general meeting so that your shares will be voted if you are unable to attend the general meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the general meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your ordinary shares will be voted as recommended by the Mosaic Board. The Mosaic Board recommends voting “FOR” the Domestication Proposal, “FOR” the Charter Proposal and, if presented at the general meeting, “FOR” the Adjournment Proposal. Votes received after a matter has been voted upon at the general meeting will not be counted.

Voting in Person at the Meeting. If you attend the general meeting and plan to vote in person, we will provide you with a ballot at the general meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the general meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the general meeting and vote in person, you will need to bring to the general meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. That is the only way we can be sure that the broker, bank or nominee has not already voted your ordinary shares.

Voting Your Shares—Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement/prospectus is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the shareholder of record for purposes of voting at the general meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement/prospectus. As a beneficial owner, if you wish to vote at the general meeting, you will need to bring to the general meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. Please see “Attending the general meeting” below for more details.

Attending the general meeting

Only Mosaic Cayman’s shareholders on the record date or their legal proxy holders may attend the general meeting. To be admitted to the general meeting, you will need a form of photo identification and valid proof of ownership of ordinary shares or a valid legal proxy. If you have a legal proxy from a shareholder of record, you must bring a form of photo identification and the legal proxy to the general meeting. If you have a legal proxy from a “street name” shareholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” shareholder that is assignable, and the legal proxy from the “street name” shareholder to you. Shareholders may appoint only one proxy holder to attend on their behalf.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the general meeting or at the general meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Mosaic Cayman’s Secretary in writing at whmitchell@mosaicac.com, before the general meeting that you have revoked your proxy; or

•	you may attend the general meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters

The general meeting has been called only to consider the approval of the Domestication Proposal, the Charter Proposal and the Adjournment Proposal. Other than procedural matters incident to the conduct of the general meeting, no other matters may be considered at the general meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the general meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your Mosaic ordinary shares, you may call Okapi Partners LLC, Mosaic Cayman’s proxy solicitor, at (855) 305-0855 (toll free), or (212) 297-0720 (main).

Proxy Solicitation Costs

Mosaic Cayman is soliciting proxies on behalf of the Mosaic Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. Mosaic Cayman has engaged Okapi Partners to assist in the solicitation of proxies for the general meeting. Mosaic Cayman and its directors, officers and employees may also solicit proxies in person. Mosaic Cayman will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

Mosaic Cayman will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Mosaic Cayman has agreed to pay Okapi Partners a fee of approximately $7,500. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to Mosaic Cayman’s shareholders. Directors, officers and employees of Mosaic Cayman who solicit proxies will not be paid any additional compensation for soliciting proxies.

MATERIAL TAX CONSIDERATIONS OF THE DOMESTICATION

The following discussion, to the extent it constitutes matters of law and legal conclusions, is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to Mosaic Cayman, regarding the material U.S. federal income tax considerations generally applicable to the domestication, and the ownership and disposition of our units, Class A common stock and warrants (which we refer to collectively as our securities) acquired pursuant to the domestication. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and warrant components of the unit, as the case may be. As a result, the discussion below with respect to actual holders of Class A ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that comprise the units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations (“Treasury Regulations”) as of the date hereof, changes to any of which after the date of this proxy statement/prospectus may affect the tax consequences described herein. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions we have reached and describe herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	persons who acquired the securities through the exercise or cancellation of employee stock options or otherwise as compensation for their services;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. expatriates;

•	partnerships or other pass-through entities for U.S. federal income tax purposes;

•	U.S. holders owning or considered as owning 10 percent or more of the ordinary shares;

•	persons that are subject to “applicable financial statement rules” under Section 451(b) of the Code; and

•	tax-exempt entities.

If you are a partnership or other pass-through entity (or other entity or arrangement treated as a partnership or pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners or other owners will generally depend on the status of the partners (or other owners) and your activities. If you are a partner (or other owner) of a partnership or other pass-through entity that acquires our securities, you are urged to consult your tax advisor regarding the tax consequences of owning and disposing of our securities.

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, Class A ordinary shares or warrants who or that is:

•	an individual citizen or resident of the United States as determined for U.S. federal income tax purposes;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Consequences of the Domestication—F Reorganization

Although no authority directly addressing the tax consequences of the domestication exists, the domestication should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code (an “F Reorganization”). Pursuant to the domestication, Mosaic Cayman will change its jurisdiction of incorporation from the Cayman Islands to Delaware. Because the domestication should qualify as an F Reorganization, U.S. holders generally should not recognize gain or loss on the domestication for U.S. federal income tax purposes, except as provided below under the caption headings “—Effects of Section 367” and “—Passive Foreign Investment Company Considerations,” and the domestication should be treated for U.S. federal income tax purposes as if Mosaic Cayman (i) transferred all of its assets and liabilities to Mosaic Delaware in exchange for all of the outstanding common stock and warrants of Mosaic Delaware; and (ii) then distributed the common stock and warrants of Mosaic Delaware to the shareholders and warrant holders of Mosaic Cayman in liquidation of Mosaic Cayman. The taxable year of Mosaic Cayman will be deemed to end on the date of the domestication. Assuming the domestication qualifies as an F Reorganization: (i) the tax basis of a share of Mosaic Delaware common stock or a Mosaic Delaware warrant received by a U.S. holder in the domestication will equal the U.S. holder’s adjusted tax basis in the Mosaic Cayman ordinary share or warrant, as the case may be, surrendered in exchange therefor, increased by any amount included in the income of such U.S. holder as a result of Section 367 of the Code (as discussed below), and (ii) the holding period for a share of Mosaic Delaware common stock or a Mosaic Delaware warrant received by a U.S. holder will include such U.S. holder’s holding period for the Mosaic Cayman ordinary share or warrant surrendered in exchange therefor.

If the domestication fails to qualify as an F Reorganization, a U.S. holder generally would recognize gain or loss with respect to its Mosaic Cayman securities in an amount equal to the difference between the fair market value of Mosaic Delaware securities received in the domestication and the U.S. holder’s adjusted tax basis in his Mosaic Cayman securities surrendered in the domestication. In such event, such U.S. holder’s basis in Mosaic Delaware securities would be equal to their fair market value on the date of the domestication, and such U.S. holder’s holding period for Mosaic Delaware securities would begin on the day following the date of the domestication.

Distributions

Following the domestication, a U.S. holder generally would be required to include in gross income the amount of any distribution of cash or other property paid on Mosaic Delaware’s Class A common stock. A distribution on such stock generally would be treated as U.S. source dividend income for U.S. federal income tax purposes to the extent the distribution is paid out of Mosaic Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such amount would be includible in gross income by a U.S. holder on the date that such U.S. holder actually or constructively receives the distribution in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Dividends paid by Mosaic Delaware to a corporate U.S. holder would be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations as long as such corporate U.S. holder satisfies the holding period requirement for the dividends received deduction, with such holding period beginning on the day after the domestication. With respect to non-corporate U.S. holders, such dividends generally would be taxed at the lower applicable long-term capital gains rate (see “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants).

Effects of Section 367

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including the domestication of a foreign corporation in an F Reorganization. When it applies, Section 367 imposes income tax on certain U.S. persons in connection with transactions that would otherwise generally be tax-free.

A U.S. holder who, on the day of domestication, beneficially owns (directly, indirectly or constructively, taking into account a U.S. holder’s ownership of our warrants) our Class A ordinary shares with a fair market value of $50,000 or more, but less than 10% of the total combined voting power of all classes of our ordinary shares entitled to vote and less than 10% of the total value of all classes of our ordinary shares, may elect to recognize gain with respect to the domestication or, in the alternative, recognize the net positive earnings and profits amount as described below. Complex attribution rules apply in determining whether a U.S. holder owns 10% or more of the total combined voting power of all classes of our ordinary shares entitled to vote or owns 10% or more of the total value of all classes of our ordinary shares. All U.S. holders are urged to consult their tax advisors with respect to those attribution rules.

Unless a U.S. holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to shares received in the domestication. Any such gain would be equal to the excess of the fair market value of the new shares and warrants received over the U.S. holder’s adjusted basis in the Class A ordinary shares and warrants surrendered in exchange therefor. Such gain would be capital gain, and would be long-term capital gain if the holder held our shares for longer than one year.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. holder may elect to include the “all earnings and profits” amount attributable to our Class A ordinary shares under Section 367(b). There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things: (i) a statement that the domestication is a Section 367(b) exchange; (ii) a complete description of the domestication, (iii) a description of any stock, securities or other consideration transferred or received in the domestication, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. holder is making the election that includes (A) a copy of the information that the U.S. holder received from us establishing and substantiating the U.S. holder’s all earnings and profits amount with respect to the U.S. holder’s shares and warrants, and (B) a representation that the U.S. holder has notified the Company that the U.S. holder is making the election, and (vi) certain other information required to be furnished with the U.S. holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder. In addition, the election must be attached by the U.S. holder to its timely filed U.S. federal income tax return for the year of the domestication, and the U.S. holder must send notice to the Company of the election no later than the date such tax return is filed. In connection with this election, we intend to provide each U.S. holder eligible to make such an election with information regarding our earnings and profits upon request. We do not expect to have a material amount of earnings and profits as of the date of domestication.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING WHETHER TO MAKE THIS ELECTION AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DOMESTICATION TO THEM.

Passive Foreign Investment Company Considerations

In addition to Section 367(b) of the Code, the domestication may be a taxable event to U.S. holders to the extent that Section 1291(f) of the Code applies, if Mosaic Cayman is or ever was a PFIC under Section 1297 of the Code.

In general, if you are a U.S. holder, we would be a PFIC with respect to you if for any taxable year in which you held our shares:

•	at least 75% of our gross income for the taxable year was passive income, or

•	at least 50% of the value, determined on the basis of a quarterly average, of our assets was attributable to assets that produced, or were held for the production of, passive income.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. If a foreign corporation is classified as a PFIC for any taxable year during which a U.S. holder owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that U.S. holder.

Pursuant to a start-up exception, however, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. Due to the fact that the net proceeds of the offering of our securities were held in a non-interest bearing trust account until January 2018 located in the United States with Continental Stock Transfer & Trust Company acting as trustee, we intend to take the position that, although subject to uncertainty, the start-up year under the start-up exception will be the 2018 taxable period of Mosaic Cayman ending on the date of the domestication, and, accordingly, we would not be treated as a PFIC for 2018 prior to the domestication assuming we qualify for the start-up exception. Accordingly, Mosaic Cayman believes that it is not and has never been a PFIC. As a result, the domestication should not be a taxable event for any U.S. holder based on an application of the PFIC rules.

Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC must recognize gain notwithstanding any other provision of the Code. No final Treasury regulations are currently in effect under Section 1291(f) of the Code. Proposed Treasury regulations under Section 1291(f), or the “Proposed Regulations,” were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their current form, those regulations may require taxable gain recognition by a U.S. holder subject to the PFIC rules with respect to its exchange of Mosaic Cayman securities for Mosaic Delaware securities in the domestication if Mosaic Cayman were classified as a PFIC at any time during such U.S. holder’s holding period in Mosaic securities. Any such gain would be treated as an “excess distribution” made in the year of the domestication and subject to special tax and interest charge rules. In addition, the regulations would provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the Proposed Regulations applied to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under

Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) over the gain realized under Section 1291 is taxable as provided under Section 367(b). See the discussion above under the section entitled “—Effect of Section 367.”

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted. The PFIC rules are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of our ordinary shares and warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

Upon a sale or other taxable disposition of Mosaic Delaware’s Class A common stock or warrants, including as a result of a dissolution and liquidation if Mosaic Delaware does not consummate an initial business combination within the required time period, and subject to the PFIC rules discussed above, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or warrants.

Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders are eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder would be an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock or warrants based upon the then fair market values of the Class A common stock and the warrants included in the units) and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock or warrants generally will equal the U.S. holder’s acquisition cost less, in the case of a Class A common stock, any prior distributions treated as a return of capital.

Redemption of Class A Common Stock of Mosaic Delaware

Subject to the PFIC rules discussed above, if a U.S. holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under “Description of Securities—Common Stock” or if Mosaic Delaware purchases a U.S. holder’s Class A common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of the Class A common stock, the U.S. holder would be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” above. If the redemption does not qualify as a sale of Class A common stock, the U.S. holder would be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders—Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of Mosaic Delaware stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of owning warrants) relative to all of Mosaic Delaware’s stock outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of the Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also Mosaic Delaware stock that is constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of Mosaic Delaware’s outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Class A common stock must, among other requirements, be less than 80% of the percentage of Mosaic Delaware’s outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of Mosaic Delaware’s stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of Mosaic Delaware’s stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of common stock owned by certain family members and the U.S. holder does not constructively own any other common stock. The redemption of the Class A common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in Mosaic Delaware. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in Mosaic Delaware will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder is urged to consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the distribution will be taxable under Section 301 of the Code as described under “U.S. Holders—Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in its redeemed Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining common stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other shares of common stock constructively owned by it.

U.S. holders that actually or constructively own five percent (or, if Mosaic Delaware’s Class A common stock are not then publicly traded, one percent) or more of Mosaic Delaware’s common stock (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A common stock, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed above and except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of a share of common stock on the exercise of a warrant for cash. A U.S. holder’s initial tax basis in a share of Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. The U.S. holder’s holding period for a share of Class A common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrants and will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Class A common stock received would equal the holder’s basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the Class A common stock would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrant. It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares of Class A common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock received represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In that case, a U.S. holder’s tax basis in the Class A common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants exercised. A U.S. holder’s holding period for the Class A common stock would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.

Possible Constructive Distributions

The terms of the warrants provide for an adjustment to the number of shares of common stock for which the warrants may be exercised or to the exercise price of the warrants in certain events, as discussed under “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from Mosaic Delaware if, for example, the adjustment increases the warrant holders’ proportionate interest in Mosaic Delaware’s assets or earnings and profits (e.g., through an increase in the number of shares of common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of Mosaic Delaware’s common stock which is taxable to the U.S. holders of such common stock in substantially the same manner as described under “U.S. Holders—Distributions” above. Despite not receiving an actual cash distribution, such constructive distribution would be subject to tax as described under that section in substantially the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Additional Tax on Net Investment Income

Certain U.S. holders that are individuals, estates and trusts are required to pay a 3.8 percent tax on “net investment income” (or in the case of an estate or trust, “undistributed net investment income”), which generally includes, among other things, interest on, and capital gains from the sale or other disposition of, the securities, subject to certain limitations and exceptions. You are urged to consult your own tax advisors regarding the applicability of this additional tax to your ownership and disposition of the securities.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our units, Class A ordinary shares and warrants who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of Mosaic Delaware’s securities.

Effects of the Domestication on Non-U.S. Holders of Mosaic Delaware’s Class A Common Stock or Warrants

We do not expect for the domestication to result in any U.S. tax consequences to Non-U.S. holders of our securities. The following describes U.S. federal income tax considerations relating to the ownership and disposition of Mosaic Delaware’s Class A common stock and warrants by a Non-U.S. holder after the domestication.

Distributions

In general, any distributions made to a Non-U.S. holder on Mosaic Delaware’s Class A common stock, to the extent paid out of Mosaic Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable).

Dividends paid by Mosaic Delaware to a Non-U.S. holder that are effectively connected with such Non-U.S. holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Mosaic Delaware’s Class A Common Stock and Warrants

A Non-U.S. holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Mosaic Delaware’s Class A common stock or warrants unless:

(i)

such Non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case any gain realized would generally be subject to a flat 30% U.S. federal income tax,

(ii)

the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if an applicable treaty so requires, is attributable to the conduct of trade or business through a permanent establishment or fixed base in the United States in which case the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to U.S. holders and, if the Non-U.S. holder is a corporation, an additional ‘‘branch profits tax’’ may also apply), or

(iii)

Mosaic Delaware is or has been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the Non-U.S. holder’s holding period, whichever period is shorter, and either (i) Mosaic Delaware’s Class A common stock has ceased to be regularly traded on an established securities market or (ii) the Non-U.S. holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the Non-U.S. holder’s holding period, whichever period is shorter, more than 5% of Mosaic Delaware’s Class A common stock.

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of Mosaic Delaware’s Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such stock or warrants from a Non-U.S. holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Mosaic Delaware would be classified as a U.S. real property holding corporation if the fair market value of its ‘‘United States real property interests’’ equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Mosaic Delaware does not expect to be classified as a U.S. real property holding corporation following the domestication. However, such determination is factual and in nature and subject to change and no assurance can be provided as to whether Mosaic Delaware is or will be a U.S. real property holding corporation with respect to a Non-U.S. holder following the domestication or at any future time.

ALL NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DOMESTICATION TO THEM.

Information Reporting and Backup Withholding

Dividend payments with respect to Mosaic Delaware’s Class A common stock and proceeds from the sale, exchange or redemption of Mosaic Delaware’s Class A common stock may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have included in this proxy statement/prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. See “Risk Factors” above for information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements.

INFORMATION ABOUT MOSAIC CAYMAN

Introduction

We are a blank check company that is currently incorporated as a Cayman Islands exempted company. If the Domestication Proposal is approved, Mosaic Acquisition Corp. will be continued as a Delaware corporation. Mosaic Cayman was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this proxy statement/prospectus as our initial business combination. We have not identified a business combination target and neither we nor anyone acting on our behalf have engaged in substantive discussions with a target business regarding a business combination transaction. We also have neither engaged in any operations nor generated any revenue to date. Based on our business activities, the Company is a “shell company” as defined under the Exchange Act of 1934 (the “Exchange Act”) because we have no operations and nominal assets consisting almost entirely of cash.

In August 2017, our sponsors purchased an aggregate of 8,625,000 of our Class F ordinary shares, par value $0.0001 per share, for an aggregate purchase price of $25,000, or approximately $0.003 per share, with each sponsor purchasing an equal number of founder shares. In October 2017, our sponsors transferred an aggregate of 30,000 founder shares to one of our independent directors for their original purchase price.

On October 23, 2017, we completed our initial public offering of 34,500,000 units at a price of $10.00 per unit (the “units”), generating gross proceeds of $345,000,000. Each unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share, and one-third of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments.

Concurrently with the completion of the IPO, our sponsors purchased an aggregate of 5,933,334 warrants at a price of $1.50 per warrant, or $8,900,001 in the aggregate, with each sponsor purchasing an equal number of warrants. The purchase price of the private placement warrants was added to the net proceeds of the IPO and placed in a trust account (the “trust account”) such that the trust account held $345,000,000 at the time of closing of the IPO. Each whole private placement warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments.

On December 5, 2017, we announced that, commencing December 8, 2017, holders of the 34,500,000 units sold in the IPO may elect to separately trade the Class A ordinary shares and the warrants included in the units. Those units not separated continued to trade on the NYSE under the symbol “MOSC.U” and the Class A ordinary shares and warrants that were separated trade under the symbols “MOSC” and “MOSC WS,” respectively.

Business Strategy

Our acquisition and value creation strategy is to identify, acquire and, after our initial business combination, to build a company in the public markets. We are seeking a company in an industry that complements the experience and expertise of our management team and is a business that we think our transformative operating skills can help improve. Our selection process will leverage our team’s network of industry, private equity sponsor, credit fund sponsor and lending community relationships as well as relationships with management teams of public and private companies, investment bankers, restructuring advisers, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We are deploying a pro-active, thematic sourcing strategy and to focus on companies where we believe the combination of our operating experience, relationships, capital and capital markets expertise can be catalysts to transform companies and can help accelerate the target business’ growth and performance.

In addition, we are utilizing the networks and industry experience of our management team and our board of directors in seeking an initial business combination. Over the course of their careers, the members of our management team and board of directors have developed a broad network of contacts and corporate relationships that we believe will serve as a useful source of acquisition opportunities. This group has experience in:

•	operating companies, setting and changing strategies, and identifying, mentoring and recruiting world-class talent;

•	developing and growing companies, both organically and through acquisitions and strategic transactions and expanding the product range and geographic footprint of a number of target businesses;

•	sourcing, structuring, acquiring, and selling businesses;

•	accessing the capital markets, including financing businesses and helping companies transition to public ownership;

•	fostering relationships with sellers, capital providers and target management teams; and

•	executing transactions in multiple geographies and under varying economic and financial market conditions.

We believe that the network of contacts and relationships of our management team is providing us with an important source of acquisition opportunities. In addition, given our profile and thematic approach, we anticipate that target business candidates may be brought to our attention from various unaffiliated sources, including investment market participants, private equity groups, investment banking firms, consultants, accounting firms and large business enterprises. Members of our management team communicate with their network of relationships to articulate our acquisition criteria, including the parameters of our search for a target business, and conduct the disciplined process of pursuing and reviewing promising leads.

In addition, we believe our ability to complete an initial business combination will be enhanced by our having entered into forward purchase agreements pursuant to which the anchor investors (including an affiliate of Fortress Mosaic Sponsor LLC) have agreed to purchase the forward purchase shares in a private placement to occur concurrently with the closing of our initial business combination. The proceeds from the sale of forward purchase shares may be used as part of the consideration to the sellers in the initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. These purchases will be required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination.

Acquisition Criteria

Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet these criteria and guidelines. We intend to seek to acquire one or more businesses that we believe:

•

are underperforming their potential in industries that are otherwise exhibiting stable or improving fundamentals. We intend to evaluate each industry and the target businesses within those industries based on several factors, including the potential for sustainable competitive advantage, growth in excess of gross domestic product, ability to generate attractive returns and the sustainability of profit margins. We plan to seek targets that will be compatible with our rigorous value creation process, whereby we identify several value enhancing initiatives prior to making the acquisition and install processes to implement and optimize those initiatives.

•

are at an inflection point, such as those requiring additional management expertise, are able to innovate by developing new products or services, or where we believe we can drive improved financial performance and where an acquisition may help facilitate growth. We believe that we are well-positioned to evaluate and improve a company’s growth prospects and help them realize the opportunities to create shareholder value following the consummation of a business combination.

•

are in the manufacturing, consumer products and business services sectors and can utilize the extensive networks and insights we have built in those sectors. In addition, we expect to evaluate targets in other industries that our management team understands well, including those where we believe we can drive meaningful operational improvements and efficiency gains, or enhance its strategic position by using technology solutions to differentiate its offering.

•

have significant embedded and/or underexploited expansion opportunities. This can be accomplished through a combination of accelerating organic growth and finding attractive add-on acquisition targets. Our management team has significant experience in identifying such targets and helping target management assess the strategic and financial fit. Similarly, our management has the expertise to assess the likely synergies and a process to help a target integrate acquisitions.

•

exhibit unrecognized value or other characteristics that we believe have been misevaluated by the marketplace based on our company specific analysis and due diligence review. For a potential target company, this process will include, among other things, a review and analysis of the company’s capital structure, quality of earnings, potential for operational improvements, corporate governance, customers, material contracts, and industry background and trends. We intend to leverage the operational experience and disciplined investment approach of our team to identify opportunities to unlock value that our experience in complex situations allows us to pursue.

•

will offer attractive risk-adjusted equity returns for our shareholders. We will seek to acquire a target on terms and in a manner that leverages our experience in transformational investing. Financial returns will be evaluated based on (i) the potential for organic growth in cash flows, (ii) the ability to achieve cost savings, (iii) the ability to accelerate growth, including through the opportunity for follow-on acquisitions and (iv) the prospects for creating value through other value creation initiatives. Potential upside from growth in the target business’ earnings and an improved capital structure will be weighed against any identified downside risks.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. We will also utilize our operational and capital planning experience.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsors, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsors, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that our initial business combination is fair to our company from a financial point of view.

Members of our management team may directly or indirectly own our ordinary shares and/or private placement warrants and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. We expect that if an opportunity is presented to one of our officers or directors in his or her capacity as an officer or director of one of those other entities, such opportunity would be presented to such other entity and not to us. For more information on the entities to which our officers and directors currently have fiduciary or contractual obligations, please refer to “Management—Conflicts of Interest.” We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Initial Business Combination

The NYSE rules require that our initial business combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of our signing a definitive agreement in connection with our initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, with respect to the satisfaction of such criteria. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons. However, we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Sourcing of Potential Business Combination Targets

We believe our management team’s significant operating and transaction experience and relationships with companies will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships around the world. This network has grown through the activities of our management team sourcing, acquiring, financing and selling businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions.

We believe that the network of contacts and relationships of our management team will provide us with important sources of acquisition opportunities. In addition, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds and large business enterprises seeking to divest non-core assets or divisions.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsors, officers or directors, or making the acquisition through a joint venture or other form of shared ownership with our sponsors, officers or directors. In the event we seek to complete an initial business combination with a target that is affiliated with our sponsors, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

At the time of the IPO we registered the Securities offered in the IPO under Section 12 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Financial Position

With funds available for a business combination initially in the amount of $482,925,000 assuming no redemptions and after payment of $12,075,000 of deferred underwriting fees, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations prior to completion of a business combination. We intend to effectuate our initial business combination using cash from the proceeds of the IPO and the private placement of the private placement warrants, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Other than the forward purchase agreements, we are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•

subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Redemption Rights for Public Shareholders upon Completion of our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsors, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our certificate of incorporation would require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirements or we choose to seek shareholder approval for business or other legal reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we and our sponsors will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares which are not purchased by our sponsors, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets, after payment of the deferred underwriting commissions, to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our NYSE listing or Exchange Act registration.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination. If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding Class A ordinary shares voted are voted in favor of the business combination (or, if the applicable rules of the NYSE then in effect require, a majority of the outstanding shares of common stock held by public stockholders are voted in favor of the business transaction). Unless restricted by NYSE rules, a quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding shares of the company representing a majority of the voting power of all outstanding shares of the company entitled to vote at such a meeting. Unless restricted by NYSE rules, our initial shareholders will count toward this quorum. Pursuant to the terms of a letter agreement entered into with us, our initial shareholders, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares held by them and any public shares purchased during or after the IPO in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their permitted transferees will own at least 20% of our outstanding ordinary shares entitled to vote thereon. These quorum and voting thresholds and the letter agreement may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares without voting, and if it does vote, irrespective of whether it votes for or against the proposed transaction. In addition, our sponsors, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of a business combination.

Our certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners; (ii) cash to be transferred to the target for working capital or other general corporate purposes; or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Shareholder Approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our certificate of incorporation will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsors or their affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in the IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsors or their affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in the IPO, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our initial shareholders, officers and directors have, pursuant to a letter agreement entered into with us, waived their right to have any founder shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in the IPO or thereafter through open market purchases, it would be a public shareholder and restricted from seeking redemption rights with respect to any Excess Shares.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 24 months from the closing of the IPO (or 27 months from the closing of the IPO if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO but have not completed the initial business combination within such 24-month period).

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our sponsors, officers and directors have agreed that we will have only 24 months from the closing of the IPO (or 27 months, as applicable) to complete our initial business combination. If we are unable to complete our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 24-month (or 27-month, as applicable) time period.

Our sponsors, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 24 months from the closing of the IPO (or 27 months from the closing of the IPO if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO but have not completed the initial business combination within such 24-month period). However, if our initial shareholders acquire public shares after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month (or 27-month, as applicable) time period.

Our sponsors, officers and directors have agreed, pursuant to a written letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable), unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of the IPO and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all third parties, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Our sponsors have agreed that they will be liable to us, jointly and severally, if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsors will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsors have sufficient funds to satisfy their indemnity obligations and believe that our sponsors’ only assets are securities of our company and, therefore, our sponsors may not be able to satisfy those obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the interest which may be withdrawn to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, and our sponsors assert that they are unable to satisfy their indemnification obligations or that they have no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsors to enforce their indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsors to enforce their indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price will not be substantially less than $10.00 per share.

We will seek to reduce the possibility that our sponsors will have to indemnify the trust account due to claims of creditors by endeavoring to have all third parties, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsors will also not be liable as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. We will have access to up to $928,388 from the proceeds of the IPO and the sale of the private placement warrants, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $900,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $900,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within 24 months (or 27 months, as applicable) from the closing of the IPO may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our business combination within 24 months (or 27 months, as applicable) from the closing of the IPO, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our business combination within 24 months (or 27 months, as applicable) from the closing of the IPO, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the 24th month (or 27th month, as applicable) from the closing of the IPO and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time, that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all third parties, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes and will not be liable as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable) or if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

Amended and Restated Memorandum and Articles of Association and Certificate of Incorporation

Our amended and restated memorandum and articles of association contains (and following the domestication our certificate of incorporation will contain) certain requirements and restrictions relating to the IPO that apply to us until the consummation of our initial business combination. Our amended and restated

memorandum and articles of association contains a provision which provides that, if our shareholders amend any provisions of our amended and restated memorandum and articles of association that would affect our shareholders’ rights or pre-business combination activity, we will provide public shareholders with the opportunity to redeem their public shares in connection with any such amendment. Our initial shareholders, officers and directors have agreed to waive any redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

•

prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, or (2) provide our public shareholders with the opportunity to tender their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, in each case subject to the limitations described herein;

•

we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination;

•

if our initial business combination is not consummated within 24 months from the closing of the IPO (or 27 months from the closing of the IPO if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO but have not completed the initial business combination within such 24-month period), then our existence will terminate and we will distribute all amounts in the trust account; and

•

prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination.

These provisions cannot be amended without the approval of holders of at least two-thirds of the voting power of the ordinary shares represented in person or by proxy and validly voted thereon at a general meeting. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated memorandum and articles of association provides that we may consummate our initial business combination only if approved by a majority of the ordinary shares voted by our shareholders at a duly held shareholder meeting.

Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if we Fail to Complete our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 24 months from the closing of the IPO (or 27 months from the closing of the IPO if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO but have not completed the initial business combination within such 24-month period).

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per public share), including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination, our sponsors, directors, officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such purchases will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.	If we are unable to complete our initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable), we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.00 per public share), including interest (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Impact to remaining shareholders	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).	If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Conflicts of Interest

Mr. Maura is the Executive Chairman of Spectrum, with responsibilities that include directing its strategic growth and business development. Mr. Maura has fiduciary and contractual duties to Spectrum and certain of our directors have fiduciary and contractual duties to Fortress and its affiliates. As a result, Mr. Maura will have a duty to offer acquisition opportunities that are presented to him in his capacity as an officer and director of Spectrum and opportunities that are related to or compete with, Spectrum’s business to Spectrum. In addition, certain of our officers and directors will have a duty to offer acquisition opportunities to certain Fortress funds or other entities and will have no duty to offer such opportunities to the Company unless presented to them in their capacity as a director of the Company. As a result, Spectrum, Fortress or any of their respective affiliates may compete with us for acquisition opportunities in the same industries and sectors as we may target for our initial business combination. If any of them decide to pursue any such opportunity, we may be precluded from procuring such opportunities. In addition, investment ideas generated within Spectrum or Fortress or any of its affiliates, including by Mr. Maura, Mr. McKnight and other persons who may make decisions for the company, may be suitable for both us and for Spectrum or Fortress or any of its affiliates or clients, and will be directed initially to Spectrum or such persons rather than to us. None of Mr. Maura, Mr. McKnight, Fortress or any of its affiliates or members of our management team who are also employed by Spectrum or Fortress or any of its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware unless it is offered to them solely in their capacity as a director or officer of the Company and after they have satisfied their contractual and fiduciary obligations to other parties. Fortress generally intends to offer investment opportunities that fit within the investment program of a Fortress fund to such fund before offering it to us, and may choose to allocate all or part of any such opportunity to any Fortress affiliate or client or any business in which a Fortress affiliate has invested instead of offering such opportunity to us.

The potential conflicts described above may limit our ability to enter into a business combination or other transactions. Fortress and its affiliates engage, and in the future will engage, in a broad spectrum of activities, including direct investment activities and investment advisory activities, and have extensive investment activities (including principal investments by Fortress affiliates for their own account), on behalf of both persons or entities to which they provide investment advice and on a principal basis, that are independent from, and may from time to time conflict or compete with, our activities. Spectrum is a diversified global branded consumer products company engaged in multiple lines of business that are independent from, and may also from time to time conflict or compete with, our activities. These circumstances could give rise to numerous situations where interests may conflict. There can be no assurance that these or other conflicts of interest with the potential for adverse effects on the Company and investors will not arise.

In addition, Fortress and its affiliates, including our officers and directors who are affiliated with Fortress, may sponsor or form other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. We expect that if an opportunity is presented to one of our officers or directors in his or her capacity as an officer or director of one of those other entities, such opportunity would be presented to such other entity and not to us. For more information on the entities to which our officers and directors currently have fiduciary or contractual obligations, please refer to “Management—Conflicts of Interest.” We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Indemnity

Our sponsors have agreed that they will be liable to us, jointly and severally, if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the

Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsors will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsors have sufficient funds to satisfy their indemnity obligations and believe that our sponsors’ only assets are securities of our company and, therefore, our sponsors may not be able to satisfy those obligations. We have not asked our sponsors to reserve for such eventuality. We believe the likelihood of our sponsors having to indemnify the trust account is limited because we will endeavor to have all third parties and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Facilities

We currently maintain our executive offices at 375 Park Avenue, New York, New York 10152. We consider our current office space adequate for our current operations. We do not currently own any property.

Employees

We currently have three officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that members of our management will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

Our units, Class A ordinary shares and warrants are registered under the Exchange Act and we have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public accounting firm. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2018 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our officers and directors are as follows:

Name	Age	Title
David M. Maura	45	Chairman, President and Chief Executive Officer, Director
William H. Mitchell	61	Chief Financial Officer
R. Edward Albert III	46	Chief Operating Officer
Eugene I. Davis	63	Director
Tyler S. Kolarik	37	Director
Andrew A. McKnight	41	Director
Joshua A. Pack	44	Director

David M. Maura, CFA serves as Chief Executive Officer, President and Chairman of our board of directors. Mr. Maura has served as the Executive Chairman of Spectrum since January 20, 2016. Prior to such appointment, Mr. Maura served as Chairman of the board of directors since July 2011 and served as interim Chairman of the Board and as one of Spectrum’s directors since June 2010. Mr. Maura was a Managing Director and the Executive Vice President of Investments at HRG from October 2011 until November 2016, and has been a member of HRG’s board of directors since May 2011. Mr. Maura previously served as a Vice President and Director of Investments of Harbinger from 2006 until 2012, where he was responsible for investments in consumer products, agriculture and retail sectors. Prior to joining Harbinger in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service, and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst. During the past five years, Mr. Maura has served on the board of directors of Ferrous Resources, Ltd., Russell Hobbs (formerly Salton, Inc.), Applica, Inc., and HRG. Mr. Maura received a B.S. in Business Administration from Stetson University and is a CFA charterholder. Mr. Maura is well-qualified to serve as a director, in addition to his roles as President and Chief Executive, given his broad experience in M&A, finance and investments, and his significant directorship experience.

William H. Mitchell is our Chief Financial Officer. He previously served as the Chief Financial Officer of companies including Backcountry.com, LLC from 2014 to 2016, Audible, Inc. from 2006 to 2013, Viewpoint Corporation from 2003 to 2006 and Maxworldwide, Inc. from 2002 to 2003. Mr. Mitchell was a member of the Interactive Advertising Bureau CFO Council and was a director of the Broadcast Financial Management Association. He is a past Chairman of the National Telecommunications Cooperative Association Accounting Committee. Mr. Mitchell graduated with an A.B. from Dartmouth College and an MS/M.B.A. degree from Northeastern University and became a Certified Public Accountant in 1982. Mr. Mitchell’s extensive experience as an officer of many different companies, particularly as a Chief Financial Officer, qualifies him to serve as our Chief Financial Officer.

R. Edward Albert III is our Chief Operating Officer. He is a Managing Director of the Credit Funds Business at Fortress focused on structured equity and lending. Mr. Albert left Fortress in 2009 to successfully head the NY special situations business at Macquarie Bank USA and returned to Fortress in 2011. Prior to joining Fortress in 2007, Mr. Albert was a Managing Director at Milestone Capital and a Director with Giuliani Capital Advisors (formerly Ernst & Young Corporate Finance) acting as an advisor to companies, bondholders, lenders and creditors. Mr. Albert began his career working for the CFO of Marriott International in the Company’s Financial Planning and Analysis Group. Mr. Albert received an MBA in finance from the University of Maryland at College Park in 1997, and is a Chartered Financial Analyst.

Eugene I. Davis serves as a member of our board of directors. Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, or PIRINATE, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting, and hostile and friendly takeovers, proxy contests, and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a chief executive officer, chief restructuring officer, director, committee chairman or chairman of a number of businesses operating in diverse sectors. From 1990 to 1997, Mr. Davis served as President, Vice Chairman, and Director of Emerson Radio Corporation and from 1996 to 1997 he served as Chief Executive Officer and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and was in private practice from 1984 to 1998. Mr. Davis serves as a director and chairman of the board for U.S. Concrete, Inc. and Atlas Iron Limited. In addition, Mr. Davis serves as a director of Verso Corporation, Titan Energy, LLC, as well as certain non-SEC reporting companies. Mr. Davis was previously a director of the following public companies: Atlas Air Worldwide Holdings, Inc., The Cash Store Financial Services, Inc., Dex One Corp., Global Power Equipment Group, Inc., Goodrich Petroleum Corp., Great Elm Capital Corporation, GSI Group, Inc., Hercules Offshore, Inc., HRG, Knology, Inc., SeraCare Life Sciences, Inc., Spansion, Inc. and Spectrum. Mr. Davis’ prior experience also includes having served on the board of directors of each of ALST Casino Holdco, LLC and Trump Entertainment Resorts, Inc. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. As a result of these and other professional experiences, coupled with his strong leadership qualities, Mr. Davis possesses particular knowledge and experience in the areas of strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices of other corporations that benefits our Company and its board of directors.

Tyler S. Kolarik serves as a member of our board of directors. Mr. Kolarik served as Vice President, Investments at HRG from October 2011 until December 2016. Mr. Kolarik previously served as an Associate and Director of Investments of Harbinger from 2007 until 2011, where he was responsible for investments in the consumer products, agriculture and retail sectors. Prior to joining Harbinger in 2007, Mr. Kolarik was a Summer Analyst at Goldman Sachs, where he interned with the Financial Sponsors Group. Mr. Kolarik received a B.A. in Psychology, cum laude, from Harvard University. We believe that Mr. Kolarik’s substantial business and investments experience brings important and valuable skills to our board of directors.

Andrew A. McKnight serves as a member of our board of directors. Mr. McKnight is a managing director, serving on the investment committee for the Credit Funds and co-heads the Corporate Debt and Securities Group at Fortress. Mr. McKnight is also a member of the Management Committee of Fortress. Prior to joining Fortress in February 2005, Mr. McKnight was the trader for Fir Tree Partners where he was responsible for analyzing and trading high yield and convertible bonds, bank debt, derivatives and equities for the $2.3 billion value-based hedge fund. Prior to Fir Tree, Mr. McKnight worked on Goldman, Sachs & Co.’s distressed bank debt trading desk. Mr. McKnight received a B.A. in Economics from the University of Virginia. We believe Mr. McKnight’s considerable financial and banking experience brings important and valuable skills to our board of directors.

Joshua A. Pack serves as a member of our board of directors. Mr. Pack is a Managing Director, serving on the investment committee for the Credit Funds and co-heads the Direct Lending, Structured Equity and Net Lease Groups at Fortress. Mr. Pack is also a member of the Management Committee of Fortress. Since joining Fortress in 2002, Mr. Pack has invested in more than $10 billion in corporate middle market debt and structured credit transactions with an emphasis towards media and entertainment, restaurants and retail and broadcasting and wireless spectrum. He has invested in a number of distressed situations in real estate and corporate debt as well as net lease real estate assets consisting of more than 2,000 individual properties. Prior to joining Fortress, Mr. Pack was a Vice President with Wells Fargo & Co. in the capital markets group where he managed a team of investment professionals originating and underwriting senior loan transactions. Before that, Mr. Pack was a Vice President with American Commercial Capital, an independent specialty finance company focused on corporate and real estate lending to middle market businesses. Mr. Pack attended the United States Air Force Academy and received a B.A. in Economics from California State University, San Marcos. We believe Mr. Pack’s considerable financial and banking experience brings important and valuable skills to our board of directors.

Number, Terms of Office, Actions and Election of Officers and Directors

Our board of directors consists of five members. Holders of our founder shares have the right to elect all of our directors prior to consummation of our initial business combination, with each director needing to receive the vote of two-thirds of the outstanding founder shares in order to be elected, and holders of our public shares do not have the right to vote on the election of directors during such time. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by a majority of at least 90% of our ordinary shares voting in a general meeting. Actions of our board of directors require the affirmative vote of a majority of our directors that includes at least one director representing each Sponsor. Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the remaining directors of our board that includes at least one director representing each Sponsor or by two-thirds of the holders of our founder shares.

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provides that our officers may consist of a Chairman, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

The NYSE listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). We have “independent directors” as defined in the NYSE listing standards and applicable SEC rules. Our board of directors has determined that each of Eugene I. Davis, Andrew A. McKnight and Joshua A. Pack is independent under applicable SEC and NYSE rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

The Company currently has three officers, David M. Maura (Chairman, President and CEO), R. Edward Albert III (COO) and William H. Mitchell (CFO). The Company has no other officers or employees.

We entered into an agreement with an affiliate of Mosaic Sponsor, LLC, pursuant to which we pay such affiliate a total of $16,875 per month for office space and related support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

The Company entered into a services agreement (the “Services Agreement”) with CFO Bullpen LLC, a New Hampshire limited liability company wholly owned by Mr. Mitchell. Under the Services Agreement, Mr. Mitchell provides services to us as our Chief Financial Officer. Per the Services Agreement, we pay a monthly retainer of $5,000 which commenced on the closing of our initial public offering. The Services Agreement also provides that we will also make a deferred cash payment to him upon completion of our initial business combination, liquidation or Mr. Mitchell’s termination of engagement, whichever occurs first, equal to $330.00 multiplied by the number of hours Mr. Mitchell has worked to such date, less the total amount of the $5,000 monthly retainer already paid to CFO Bullpen LLC. Additionally, we will issue Class A ordinary shares to CFO Bullpen LLC upon completion of our initial business combination equal to 17.895 shares per hour Mr. Mitchell worked for us up to the date of such combination with such shares delivered on the six-month anniversary of such date. CFO Bullpen LLC must be engaged by the Company on the date of our initial business combination or liquidation (as applicable) to receive the foregoing equity awards; however, CFO Bullpen LLC will remain eligible to receive such awards if the consulting relationship is terminated by the Company without Cause or by CFO Bullpen LLC for Good Reason (as such terms are defined in the Services Agreement and described below).

Per the Services Agreement, “Cause” is generally defined as (i) the willful and continuing refusal of Mr. Mitchell to follow the lawful directives of the Company’s CEO or board of directors, provided such directives are consistent with Mr. Mitchell’s title and position; (ii) conduct that is intentional and known by Mr. Mitchell to be materially harmful or potentially materially harmful to the Company’s best interest; (iii) gross negligence in the performance of, or willful disregard of, Mr. Mitchell’s obligations under the agreement; (iv) Mr. Mitchell’s conviction of any felony; (v) Mr. Mitchell’s commission of any act of dishonesty or moral turpitude which, in the good-faith opinion of our board of directors, is materially detrimental to the Company; or (vi) any material breach by CFO Bullpen LLC or Mr. Mitchell of the agreement. Per the Services Agreement, “Good Reason” is generally defined as (i) any material breach by the Company of its obligations under the agreement; (ii) a significant diminution of Mitchell’s position as the Chief Financial Officer of the Company without CFO Bullpen LLC’s consent; or (iii) a failure by the company to obtain a written agreement from any successor or assign of Mosaic Cayman to assume the material obligations under the agreement upon the consummation of a business combination.

Summary Compensation Table

The following table sets forth compensation that the Company’s employees earned during the Fiscal Year ended December 31, 2017.

Name and Principal Position	Year	Salary ($)(1)	All Other Compensation ($)		Total ($)
David M. Maura	2017	—	—		$0
Chairman, President & Chief Executive Officer
William H. Mitchell	2017	$15,000	$42,915	(2)	$57,915
Chief Financial Officer

(1)	For Mr. Mitchell, this amount represents the $5,000 monthly retainer fee paid to CFO Bullpen LLC for Mr. Mitchell’s services, commencing on our public offering.
(2)

This amount represents Mr. Mitchell’s deferred cash award for 2017 less total retainer fees paid, payable on the first to occur of an initial business combination or liquidation of the Company and Mr. Mitchell’s termination of engagement.

We did not make any equity awards to any of our executives or officers during the fiscal year ending December 31, 2017, and none of our executives or officers holds any outstanding equity as of December 31, 2017.

Our sponsors, officers and directors, or any of their respective affiliates, are reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to our sponsors, officers, directors or our or any of their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined by a compensation committee constituted solely by independent directors.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our board and has the composition and responsibilities described below. The charter of each committee is available on our website, www.mosaicac.com.

Audit Committee

Our board has established an audit committee of the board of directors. The members of our audit committee are Eugene I. Davis, Joshua A. Pack and Andrew A. McKnight. Eugene I. Davis serves as the chair of the audit committee.

Each member of the audit committee meets the financial literacy requirements of the NYSE and our board of directors has determined that Eugene I. Davis qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

The primary purposes of our audit committee are to assist the board’s oversight of:

•	audits of our financial statements;

•	the integrity of our financial statements;

•	our process relating to risk management and the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•	the qualifications, engagement, compensation, independence and performance of our independent registered public accounting firm; and

•	the performance of our internal audit function.

The audit committee is governed by a charter that complies with the rules of the NYSE.

Compensation Committee

Our board has established a compensation committee of the board of directors. The members of our compensation committee are Eugene I. Davis, Joshua A. Pack and Andrew A. McKnight. Eugene I. Davis serves as the chair of the compensation committee.

The primary purposes of our compensation committee are to assist the board in overseeing our management compensation policies and practices, including:

•	determining and approving the compensation of our executive officers; and

•	reviewing and approving incentive compensation and equity compensation policies and programs.

The compensation committee is governed by a charter that complies with the rules of the NYSE.

Nominating and Corporate Governance Committee

Our board has established a nominating and corporate governance committee. The members of our nominating and corporate governance will be Eugene I. Davis, Joshua A. Pack and Andrew A. McKnight. Eugene I. Davis serves as chair of the nominating and corporate governance committee.

The primary purposes of our nominating and corporate governance committee will be to assist the board in:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the board of directors candidates for nomination for election at the annual meeting of shareholders or to fill vacancies on the board of directors;

•	developing, recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The nominating and corporate governance committee is governed by a charter that complies with the rules of the NYSE.

Director Nominations

Our nominating and corporate governance committee will recommend to the board of directors candidates for nomination for election at the annual meeting of the shareholders. Prior to our initial business combination, the board of directors will also consider director candidates recommended for nomination by holders of our founder shares during such times as they are seeking proposed nominees to stand for election at an annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

The forward purchase agreements provide that prior to our initial business combination each anchor investor has the right to designate one individual to be, at its election, either elected as a member of our board of directors or a nonvoting observer of our board of directors.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board of directors.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. A copy of the Code of Business Conduct and Ethics is available on our website, www.mosaicac.com. Any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics will be disclosed on such website promptly following the date of such amendment or waiver.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is posted on our website, www.mosaicac.com.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•	directors should not improperly fetter the exercise of future discretion;

•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors and officers have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings. Our amended and restated memorandum and articles of association will provide that, to the fullest extent permitted by applicable law, Fortress and its affiliates will not have a duty to communicate or offer any business opportunity to us, except to the extent that a business opportunity is presented to an individual who is an affiliate of Fortress, solely in his capacity as an officer or director of the company.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. In particular, Mr. Maura is the Executive Chairman of Spectrum Brands and Mr. McKnight is a Partner and Managing Director at Fortress. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers and directors will materially affect our ability to complete our initial business combination.

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “—Directors and Executive Officers.”

•

Our initial shareholders, officers and directors have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial shareholders, officers and directors have agreed to waive their redemption rights with respect to any founder shares held by them if we fail to consummate our initial business combination within 24 months (or 27 months, as applicable) after the closing of the IPO. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial shareholders until the earlier of (1) one year after the completion of our initial business combination, (2) subsequent to our initial business combination, if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (3) following the completion of our initial business combination, such future date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, the private placement warrants and the ordinary shares underlying such warrants, will not be transferable, assignable or salable by our sponsors or their permitted transferees until 30 days after the completion of our initial business combination. Since our sponsors and officers and directors may directly or indirectly own ordinary shares and warrants, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•

Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsors, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In addition, our sponsors or any of their affiliates may make additional investments in the company in connection with the initial business combination, although our sponsors and their affiliates have no obligation or current intention to do so. If our sponsors or any of their affiliates elect to make additional investments, such proposed investments could influence our sponsors’ motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders, officers and directors have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them (and their permitted transferees will agree) and any public shares in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SELECTED HISTORICAL FINANCIAL INFORMATION OF MOSAIC CAYMAN

Mosaic Cayman’s balance sheet data as of September 30, 2018 and statement of operations data for the nine months ended September 30, 2018 are derived from Mosaic Cayman’s unaudited financial statements, which are included in the Index to Financial Statements section of this proxy statement/prospectus. Mosaic Cayman’s balance sheet data as of December 31, 2017 and statement of operations data for the period from July 26, 2017 (inception) to December 31, 2017 are derived from Mosaic Cayman’s audited financial statements, audited by WithumSmith + Brown, PC, independent registered public accountants, included in the Index to Financial Statements section of this proxy statement/prospectus.

Selected Historical Financial Information—Mosaic Acquisition Corp.

Income Statement Data:	For the nine months ended September 30, 2018	Period from July 26, 2017 (inception) to December 31, 2017
Revenue	$—	$—
Loss from operations	(519,445)	(216,687)
Interest/dividend income	4,235,536	—
Net income/loss	3,716,091	(216,687)
Weighted average shares of Class A ordinary shares outstanding,	34,500,000	34,500,000
Basic and diluted net income per Class A ordinary share	0.11	—
Weighted average shares of Class F ordinary shares outstanding	8,625,000	8,625,000
Basic and diluted net income per Class F ordinary share	—	(0.003)

Balance Sheet Data:	As of September 30, 2018	As of December 31, 2017
Trust account, restricted	348,672,786	345,000,000
Total assets	349,833,111	346,221,811
Total liabilities	12,112,000	12,216,791
Value of common stock which may be redeemed for cash	332,721,110	329,005,010
Stockholders’ equity	5,000,001	5,000,010

MOSAIC CAYMAN’S MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to the “Company,” “our,” “us” or “we” refer to Mosaic Cayman. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the unaudited condensed financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Cautionary Note Regarding Forward-Looking Statements

This proxy statement/prospectus includes, and oral statements made from time to time by representatives of the Company may include, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this proxy statement/prospectus. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other Securities and Exchange Commission (“SEC”) filings.

Overview

We are a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“business combination”). Although we may pursue an acquisition in any industry or geography, we are capitalizing on the ability of our management team and the broader Fortress platform to identify, acquire and operate a business that may provide opportunities for attractive risk-adjusted returns.

Our sponsors are Mosaic Sponsor, LLC and Fortress Mosaic Sponsor LLC.

Our registration statement for the initial public offering was declared effective on October 18, 2017. On October 23, 2017, we consummated the IPO of 34,500,000 units (“units”), including the issuance of 4,500,000 units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per unit, generating gross proceeds of $345 million and incurring offering costs of approximately $19.7 million, inclusive of $12.075 million in deferred underwriting commissions.

Simultaneously with the closing of the IPO, we consummated the private placement (“private placement”) of 5,933,334 warrants, at a price of $1.50 per private placement warrant, with our sponsors, generating gross proceeds of $8.9 million.

Upon the closing of the IPO and private placement, $345 million ($10.00 per Unit) of the aggregate net proceeds of the sale of the units in the IPO and the private placement was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Beginning in January 2018, the proceeds held in the trust account have been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by us meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by us, until the earlier of: (i) the completion of a business combination and (ii) our failure to consummate a business combination within 24 months from the closing of the IPO, or 27 months from the closing of the IPO if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO (the “combination period”).

In order to protect the amounts held in the trust account, the sponsors had agreed to indemnify the trust account if and to the extent any claims by third parties, such as a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into an acquisition agreement, reduce the amount of funds in the trust account below $10.00 per share. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account or to any claims under our indemnity of the underwriter of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the sponsors will not be responsible to the extent of any liability for such third-party claims.

Our management has broad discretion with respect to the specific application of the net proceeds of the IPO, the over-allotment, and the private placement, although substantially all of the net proceeds are intended to be applied toward consummating a business combination.

On December 5, 2017, we announced that the holders of our units may elect to separately trade the Class A ordinary shares and warrants comprising the units commencing on December 8, 2017. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “MOSC.U” and each of the Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange under the symbols “MOSC” and “MOSC.WS,” respectively.

Recent Developments

New York Stock Exchange Notice

On October 3, 2018, the Company was notified by the NYSE that it was not in compliance with the continued listing standards set forth in Section 802.01B of the NYSE Listed Company Manual because the company has fewer than 300 public stockholders.

The Company intends to deliver a business plan to the NYSE within 45 days of receipt of the notification outlining how it intends to cure the deficiency and comply with the NYSE continued listing requirement. The Company can avoid delisting if, within 18 months following receipt of the NYSE notice, the Company’s securities are owned by at least 300 public stockholders. The Company expects that upon completion of its initial business combination it will have at least 400 public stockholders.

If the Company’s common stock ultimately were to be delisted for any reason, including failure to comply with Section 802.01B of the NYSE Listed Company Manual, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s common stock; (ii) reducing the number of investors willing to hold or acquire the Company’s common stock, which could further harm the performance of the Company’s common stock and negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

Under the NYSE rules, the Company’s common stock will continue to be traded on the NYSE during this period, subject to the Company’s compliance with other continued listing requirements.

Results of Operations

Our entire activity since inception up to September 30, 2018 related to our formation, commencement of the IPO, forward purchase agreement, and, since the IPO, our activity has been limited to the search for a prospective initial business combination, and we will not be generating any operating revenues until the closing and completion of our initial business combination. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the period from July 26, 2017 (inception) through December 31, 2017, we had a net loss of approximately $217,000, which consist solely of general and administrative costs.

For the nine months ended September 30, 2018, we had a net income of approximately $3.7 million, which consisted of approximately $519,000 in general and administrative expenses offset by approximately $4.2 million in interest income.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at September 30, 2018, we had approximately $986,000 in our operating bank account and working capital of approximately $1.1 million.

Through September 30, 2018, our liquidity needs have been satisfied through receipt of a $25,000 capital contribution from our sponsors in exchange for the issuance of the founder shares to our sponsors the proceeds not held in the trust account which resulted from the consummation of the IPO and the sale of private placement warrants to the Sponsors, and the interest released to us from the Trust Account of $563,000.

In addition, in order to finance transaction costs in connection with a business combination, the sponsors or an affiliate of the sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”).

In connection with the our assessment of going concern considerations in accordance with the Financial Accounting Standard Board’s Accounting Standards Update 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the our ability to continue as a going concern. Management has not recorded any adjustments to the carrying amounts of assets or liabilities after considering the requirement to liquidate after October 23, 2019 if we are unable to complete a business combination.

Related Party Transactions

Founder Shares

On August 15, 2017, we issued an aggregate of 8,625,000 shares of founder shares to our sponsors in exchange for an aggregate capital contribution of $25,000, with each sponsor purchasing an equal number of founder shares. The sponsors agreed to forfeit an aggregate of up to 1,125,000 founder shares to the extent that the over-allotment option is not exercised in full by the underwriters. On October 23, 2017, the underwriters exercised their over-allotment option. As a result, the 1,125,000 founder shares were no longer subject to forfeiture. The founder shares will automatically convert into Class A ordinary shares upon the consummation of a business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment.

Our sponsors, officers and directors (the “Initial Shareholders”) have agreed not to transfer, assign or sell any of their founder shares until the earliest of (a) one year after the completion of the initial business combination, (b) subsequent to the initial business combination, if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (c) following the completion of the initial business combination, such future date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Forward Purchase Agreements

We entered into forward purchase agreements with anchor investors (including an affiliate of Fortress Mosaic Sponsor LLC), pursuant to which the anchor investors agreed to purchase an aggregate of 15,789,474 Class A ordinary shares at a purchase price of $9.50 multiplied by the number of forward purchase shares, or approximately $150,000,000 in the aggregate, in a private placement to occur concurrently with the closing of the initial business combination.

In connection with the forward purchase shares sold to the anchor investors, the sponsors will receive (by way of an adjustment to their existing founder shares) an aggregate number of additional founder shares equal to one ninth of the aggregate number of forward purchase shares sold to the anchor investors.

If the last reported sale price of the Class A ordinary shares is less than $11.00 (as adjusted for share splits, share combinations and the like) for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the first anniversary of our initial business combination, each anchor investor may purchase from the sponsors, at a price per Class A ordinary share of $0.01, a number of Class A ordinary shares no greater than (a) the number of forward purchase shares issued and sold to such anchor investor less any forward purchase shares sold by such anchor investor prior to its exercise of the right to purchase such contingent call shares divided by (b) 18 (as adjusted for share splits, share combinations and the like).

The forward purchase agreements also provided that the anchor investors are entitled to a right of first offer with respect to any proposed sale of additional equity or equity-linked securities by us for capital raising purposes in connection with the closing of the initial business combination (other than forward purchase shares) and registration rights with respect to their forward purchase securities.

The forward purchase agreements provided that prior to our initial business combination each anchor investor has the right to designate one individual to be, at its election, either elected as a member of our board of directors or a non-voting observer of our board of directors.

The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in the initial business combination, expenses in connection with the initial business combination or for working capital in the post-transaction company. These purchases will be required to be made regardless of whether any Class A ordinary shares are redeemed by the public shareholders and are intended to provide us with a minimum funding level for the initial business combination.

The anchor investors will have no right to the funds held in the trust account except with respect to any public shares owned by them.

Promissory Note—Related Party

The sponsors had loaned us an aggregate of $100,000 to cover expenses related to the IPO pursuant to a promissory note. The loan was non-interest bearing, unsecured and due on the earlier of March 31, 2018 or the closing of the IPO. We repaid the promissory note on October 23, 2017.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the sponsors or an affiliate of either sponsor, or certain of our officers and directors may, but are not obligated to, provide Working Capital

Loans to us as may be required. If we complete a business combination, we would repay the Working Capital Loans out of the proceeds of the trust account released to us. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the trust account. In the event that a business combination does not close, we may use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans, other than the interest on such proceeds that may be released for working capital purposes. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant. The warrants would be identical to the private placement warrants. There were no Working Capital Loans outstanding as of September 30, 2018 and December 31, 2017.

Office Space and Related Support Services

Effective October 18, 2017, we entered into an agreement with an affiliate of one of our sponsors to pay a monthly fee of $16,875 for office space and related support services.

On October 18, 2017, we agreed to pay a monthly fee of $5,000 for our Chief Financial Officer (“CFO”) commencing on the closing of the IPO, plus a deferred cash payment of $330 per hour, less cumulative monthly fees paid, payable upon completion of our initial business combination or liquidation, whichever occurs first. We had also agreed to pay our CFO according to the agreement for services performed prior to the closing of the IPO. Any deferred cash payment will not be claimed against the trust account. Additionally, we will issue Class A ordinary shares to him upon completion of our initial business combination (“Equity Compensation”). The number of Class A ordinary shares to be issued is determined in accordance with an agreed formula, which is estimated to be 5,200 shares as of September 30, 2018. We are not obligated to issue the Equity Compensation if no business combination is consummated.

We had incurred approximately $60,000 and $190,000 in expenses during the three and nine months ended September 30, 2018 as reflected in the accompanying Statements of Operations for services provided by related parties in connection with these aforementioned agreements with related parties. An aggregate of $36,000 in fees for these services was accrued as of September 30, 2018 as reflected in the accompanying Balance Sheet.

Critical Accounting Policies and Estimates

Class A ordinary shares subject to possible redemption

We account for our Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. Our Class A ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2018 and December 31, 2017, 33,272,111 and 32,900,501 Class A ordinary shares subject to possible redemption at the redemption amount are presented as temporary equity, outside of the shareholders’ equity section of our balance sheet.

Recent Accounting Pronouncements

Our management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our balance sheet.

Off-Balance Sheet Arrangements

As of September 30, 2018 and December 31, 2017, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Quantitative and Qualitative Disclosures About Market Risk

All activity through December 31, 2017 related to our formation and the preparation for the IPO and identifying and evaluating prospective acquisition targets for an initial business combination. On January 2, 2018, the net proceeds of the IPO and the sale of the private placement warrants held in the trust account were invested in U.S. government treasury bills with a maturity of 180 days or less. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk. Prior to 2018, such proceeds were not invested and were held in a non-interest bearing trust account.

We have not engaged in any hedging activities since our inception. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.

DESCRIPTION OF SECURITIES

We are proposing to become a Delaware corporation and our affairs would be governed by our proposed certificate, the DGCL and the laws of the State of Delaware. Pursuant to our proposed certificate, we will be authorized to issue 200,000,000 shares of Class A common stock, $0.0001 par value each, 20,000,000 shares of Class F common stock, $0.0001 par value and 1,000,000 undesignated preferred shares, $0.0001 par value each. Upon completion of the domestication, assuming no further separation of Mosaic Cayman’s units following the record date for the general meeting, our issued and outstanding capitalization will consist of: (a) 14,975,966 units containing one share of Class A common stock, par value $0.0001 per share, and one-third of one warrant, each whole warrant of which entitles the holder thereof to purchase one share of Class A Common Stock, (b) 8,625,000 shares of Class F common stock, par value $0.0001 per share, (c) 19,524,034 shares of Class A common stock, par value $0.0001 per share, (d) 6,508,007 warrants, each of which entitles the holder thereof to purchase one share of Class A common stock, and (e) 5,933,334 private placement warrants, each of which entitles the holder thereof to purchase one share of Class A common stock.

As of the record date, there were (i) 14,975,966 units containing one Class A ordinary share, par value $0.0001 per share, and one-third of one warrant, each whole warrant of which entitles the holder thereof to purchase one Class A ordinary share, (ii) 19,524,034 Class A ordinary shares outstanding, held of record by approximately one holder, (iii) 8,625,000 Class F ordinary shares outstanding, held of record by approximately two holders, (iv) 6,508,007 public warrants outstanding, held of record by approximately one holder, (v) 5,933,334 private placement warrants outstanding, held of record by approximately two holders and (vi) no preferred shares outstanding. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

The following description summarizes the material terms of our securities following the domestication (assuming its completion), as set out more particularly in our proposed certificate. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit was offered in the IPO at a price of $10.00 and consists of one share of Class A common stock and one-third of one warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as described in this proxy statement/prospectus. Warrants must be exercised for one whole share of Class A common stock. The holders of our units have the option to continue to hold units or separate their units into the component securities. Holders need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. No fractional warrants were issued upon separation of the units and only whole warrants trade. Accordingly, unless you purchase at least three units, you are not able to receive or trade a whole warrant.

Common Stock

Upon the closing of the IPO, 43,125,000 ordinary shares were outstanding, including:

•	34,500,000 Class A ordinary shares underlying the units; and

•	8,625,000 Class F ordinary shares held by our initial shareholders.

On the effective date of the domestication, each currently issued and outstanding Class A ordinary shares will become, by operation of law, one share of Class A common stock. Similarly, each currently issued and outstanding Class F ordinary share will become, by operation of law, one share of Class F common stock.

Class A common stockholders and Class F common stockholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law or the applicable rules of the NYSE then in effect; provided, that holders of our Class F common stock have the right to elect all of our directors prior to our initial business combination, and each director will need to receive the vote of two-thirds of the outstanding shares of Class F common stock in order to be elected, and holders of our Class A common stock will not be entitled to vote on the election of directors during such time. These provisions of our proposed certificate may only be amended by a special resolution passed by a majority of at least 90% of our common shares voting in a general meeting. Unless specified in the DGCL, our proposed certificate or applicable stock exchange rules, the affirmative vote of a majority of the shares of our common stock that are voted is required to approve any matter voted on by our stockholders (other than the election of directors), and the affirmative vote of a majority of our founder shares is required to approve the election of directors. Approval of certain actions requires a special resolution under Delaware law and pursuant to our proposed certificate; such actions include amending our proposed certificate and approving a statutory merger or consolidation with another company. Directors are elected for a term of two years. There is no cumulative voting with respect to the election of directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our proposed certificate authorizes the issuance of up to 200,000,000 shares of Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our initial business combination.

In accordance with the NYSE corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on the NYSE. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, divided by the number of then outstanding shares of common stock, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per share of common stock. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsors, officers and directors entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination.

Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our proposed certificate, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our proposed certificate will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination (or, if the applicable rules of the NYSE then in effect require, a majority of the outstanding shares of common stock held by public stockholders are voted in favor of the business transaction). Unless restricted by NYSE rules, a quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding shares of the company representing a majority of the voting power of all outstanding shares of the company entitled to vote at such meeting. Unless restricted by NYSE rules, our initial shareholders will count towards such quorum. However, the participation of our sponsors, officers, directors, advisors or any of their affiliates in privately-negotiated transactions (as described in this proxy statement/prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination unless restricted by applicable NYSE rules. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination.

If we seek stockholder approval in connection with our initial business combination, our initial shareholders, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them and any public shares purchased during or after the IPO in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares, we would need 12,937,500, or approximately 37.5%, of 34,500,000 public shares sold in the IPO to be voted in favor of a transaction in order to have such initial business combination approved (or, if the applicable rules of the NYSE then in effect require approval by a majority of the votes cast by public stockholders, we would need 17,250,001 of public shares sold in the IPO to be voted in favor of a transaction in order to have such initial business combination approved). Additionally, each public stockholder may elect to redeem its public shares without voting, and if it does vote, irrespective of whether it votes for or against the proposed transaction. These quorum and voting thresholds and the letter agreement may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our proposed certificate will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in the IPO, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

Pursuant to our proposed certificate, if we are unable to complete our initial business combination within 24 months from the closing of the IPO (or 27 months from the closing of the IPO if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO but have not completed the initial business combination within such 24-month period), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsors, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable). However, to the extent our initial shareholders acquire public shares, they are entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the shares of common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The founder shares are identical to the public shares of Class A common stock, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) holders of the founder shares have the right to vote on the election of directors prior to our initial business combination, (ii) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (iii) our sponsors, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable), although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, (iv) the founder shares are shares of Class F common stock that are automatically convertible into shares of Class A common stock at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and (v) are entitled to registration rights. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them and any public shares purchased during or after the IPO in favor of our initial business combination.

The shares of Class F common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment for share splits, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the IPO and related to the closing of our initial business combination, the ratio at which shares of Class F common stock shall convert into shares of Class A common stock will be adjusted

(unless the holders of two-thirds of the outstanding shares of Class F common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class F common stock will equal, in the aggregate, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination and excluding forward purchase shares sold to the anchor investors. The conversion ratio of the shares of Class F common stock into shares of Class A common stock will be further adjusted in connection with the forward purchase shares sold to the anchor investors such that the sponsors will receive upon the closing of our initial business combination an aggregate number of additional shares of Class A common stock equal to one ninth of the aggregate number of forward purchase shares sold to the anchor investors. Holders of founder shares may also elect to convert their shares of Class F common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.

With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsors, each of whom will be subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last reported sale price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (C) following the completion of our initial business combination, such future date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their common stock for cash, securities or other property.

Prior to the IPO, we entered into forward purchase agreements pursuant to which the anchor investors (including an affiliate of Fortress Mosaic Sponsor LLC) have agreed to purchase the forward purchase shares in a private placement to occur concurrently with the closing of our initial business combination. The obligations under the forward purchase agreements do not depend on whether any shares of Class A common stock are redeemed by our public shareholders. In connection with these agreements, if the last reported sale price of the shares of Class A common stock is less than $11.00 (as adjusted for share splits, share combinations and the like) for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the first anniversary of our initial business combination, each anchor investor may purchase from the sponsors, at a price per share of Class A common stock of $0.01, a number of contingent call shares no greater than (a) the number of forward purchase shares issued and sold to such anchor investor less any forward purchase shares sold by such anchor investor prior to its exercise of the right to purchase such contingent call shares divided by (b) 18 (as adjusted for share splits, share combinations and the like). See “—Forward Purchase Agreements.”

Preferred Shares

Our proposed certificate will provide that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the shares of common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Warrants

Public Shareholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of our initial business combination. A warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock underlying the warrants is then effective and a current prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of warrants for cash. Once the warrants become exercisable, we may redeem the warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last reported sale price of the shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of warrants for shares of Class A common stock. Commencing ninety days after the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•

at a price equal to a number of shares of Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our shares of Class A common stock (as defined below) except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of our shares of Class A common stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of shares of Class A common stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of Class A common stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “—Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of our shares of Class A common stock shall mean the average last reported sale price of our shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year applicable. For example, if the average last reported sale price of our shares of Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our shares of Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.298 shares of Class A common stock for each whole warrant. Finally, as reflected in the table above, we can redeem the warrants for no consideration in the event that the warrants are “out of the money” (i.e. the trading price of our Class A common stock is below the exercise price of the warrants) and about to expire.

Any public warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such public warrants so redeemed (“fair market value” for such public warrants held by our officers or directors being defined as the last sale price of the public warrants on such redemption date).

This redemption feature differs from the typical warrant redemption features used in other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants (other than the private placement warrants) be redeemed when the shares of Class A common stock are trading at or above $10.00 per share, which may be at a time when the trading price of our shares of Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide the warrants with an additional liquidity feature, which provides us with the flexibility to redeem the warrants for shares of Class A common stock, instead of cash, for “fair value” without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Warrants for Cash.” Holders of the warrants will, in effect, receive a number of shares having a value reflecting a premium for their warrants, based on the “redemption price” as determined pursuant to the above table. We have calculated the “redemption prices” as set forth in the table above to reflect a premium in value as compared to the expected trading price that the warrants would be expected to trade. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding warrants, in this case, for shares of Class A common stock, and therefore have certainty as to (i) our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and (ii) to the amount of cash provided by the exercise of the warrants and available to us, and also provides a ceiling to the theoretical value of the warrants as it locks in the “redemption prices” we would pay to warrant holders if we chose to redeem warrants in this manner. While we will effectively be required to pay a “premium” to warrant holders if we choose to exercise this redemption right, it will allow us to quickly proceed with a redemption of the warrants for shares of Class A common stock if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the premium to the warrant holders. In particular, it would allow us to quickly redeem the warrants for shares of Class A common stock, without having to negotiate a redemption price with the warrant holders, which in some situations, may allow us to more quickly and easily close a business combination. And for this right, we are effectively agreeing to pay a premium to the warrant holders. In addition, the warrant holders will have the ability to exercise the warrants prior to redemption if they should choose to do so.

As stated above, we can redeem the warrants when the shares of Class A common stock are trading at a price starting at $10, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with a premium (in the form of Class A common stock). If we choose to redeem the warrants when the shares of Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when such shares of Class A common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder.

Redemption procedures and cashless exercise. If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our sponsors and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of Class A common stock is increased by a capitalization (or share dividend) payable in shares of Class A common stock to all or substantially all holders of shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such capitalization (or share dividend), split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of shares of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a share dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for shares of Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all holders of shares of Class A common stock on account of such shares of Class A common stock (or other common stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Shares of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of shares of Class A common stock in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our shares of Class A common stock if we do not complete our initial business combination within 24 months from the closing of the IPO (or 27 months, as applicable), or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of our shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s proposed certificate or as a result of the redemption of shares of Class A common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional warrants are issued upon separation of the units and only whole warrants trade.

Private Placement Warrants

The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsors) and they will not be redeemable by us so long as they are held by our sponsors or their permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO. If the private placement warrants are held by holders other than our sponsors or their permitted transferees, the private placement warrants are redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in the IPO.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsors and their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our shares of Class A ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Forward Purchase Agreements

Certain anchor investors (including an affiliate of Fortress Mosaic Sponsor LLC) have entered into forward purchase agreements pursuant to which they have agreed to purchase an aggregate of 15,789,474 shares of Class A common stock at a purchase price of $9.50 multiplied by the number of shares of Class A common stock purchased, or approximately $150,000,000 in the aggregate, in a private placement to occur concurrently with the closing of our initial business combination. The shares of Class A common stock to be purchased by the anchor investors are referred to herein as the forward purchase shares. In connection with the forward purchase shares sold to the anchor investors, the sponsors will receive (by way of an adjustment to their existing shares of Class F common stock) an aggregate number of additional shares of Class F common stock equal to one ninth of the aggregate number of forward purchase shares sold to the anchor investors.

If the last reported sale price of the shares of Class A common stock is less than $11.00 (as adjusted as described in the following paragraph, the “Call Trigger Price”) for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the first anniversary of our initial business combination, each anchor investor may purchase from the sponsors, at a price per share of Class A common stock of $0.01, a number of contingent call shares no greater than (a) the number of forward purchase shares issued and sold to such anchor investor less any forward purchase shares sold by such anchor investor prior to its exercise of the right to purchase such contingent call shares divided by (b) 18 (as described in the following paragraph, the “Call Cap”).

If after our initial business combination and prior to any purchase by an anchor investor of shares of Class A common stock pursuant to the immediately preceding paragraph (x) the number of issued and outstanding shares of Class A common stock is increased by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such split-up or other similar event, the Call Cap shall be increased in proportion, and the Call Trigger Price shall be decreased in inverse proportion, to such change in the number of issued and outstanding shares of Class A common stock and (y) the number of issued and outstanding shares of Class A common stock is decreased by a combination of shares of Class A common stock or other similar event, then, on the effective date of such combination or other similar event, the Call Cap shall be decreased in proportion, and the Call Trigger Price shall be increased in inverse proportion, to such change in the number of issued and outstanding shares of Class A common stock.

The forward purchase agreements also provide that the anchor investors are entitled to a right of first offer with respect to any proposed sale of additional equity or equity-linked securities by us for capital raising purposes in connection with the closing of our initial business combination (other than forward purchase shares) and registration rights with respect to their forward purchase securities.

The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in the initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. These purchases will be required to be made regardless of whether any shares of Class A common stock are redeemed by our public stockholders and are intended to provide us with a minimum funding level for our initial business combination.

The forward purchase agreements provide that prior to our initial business combination each anchor investor has the right to designate one individual to be, at its election, either elected as a member of our board of directors or a non-voting observer of our board of directors.

The anchor investors will have no right to the funds held in the trust account except with respect to any public shares owned by them.

Our Proposed Certificate

Our proposed certificate contains certain requirements and restrictions that will apply to us until the completion of our initial business combination. These provisions (other than amendments relating to the election of directors, which require the approval of a majority of at least 90% of our shares of common stock voting in a general meeting) cannot be amended without a special resolution. Other than as described above, our proposed certificate will provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a shareholder meeting, or by a unanimous written resolution of all of our shareholders. Our initial shareholders, who collectively beneficially own 20% of our shares of common stock, may participate in any vote to amend our proposed certificate and will have the discretion to vote in any manner they choose.

Specifically, our proposed certificate will provide, among other things, that:

•

if we are unable to complete our initial business combination within 24 months from the closing of the IPO (or 27 months from the closing of the IPO if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO but have not completed the initial business combination within such 24-month period), we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate;

•

prior to our initial business combination, we may not issue additional shares of common stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•

although we do not intend to enter into a business combination with a target business that is affiliated with our sponsors, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, that such a business combination is fair to our company from a financial point of view;

•

if a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•

our initial business combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of our signing a definitive agreement in connection with our initial business combination;

•

if our shareholders approve an amendment to our proposed certificate that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of the IPO (or 27 months from the closing of the IPO if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO but have not completed the initial business combination within such 24-month period), we will provide our public shareholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to fund our working capital requirements, subject to an annual limit of $750,000, and/or to pay our taxes, divided by the number of then outstanding public shares;

•	we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations; and

•

Fortress and its affiliates will not have a duty to communicate or offer any business opportunity to us, except to the extent that a business opportunity is presented to an individual who is an affiliate of Fortress, solely in his capacity as an officer or director of the company.

In addition, our proposed certificate will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

Certain Anti-Takeover Provisions of our Proposed Certificate

Our authorized but unissued shares of common stock and preferred shares are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

We have 43,125,000 shares of common stock outstanding. Of these shares, the 34,500,000 shares of Class A common stock are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 8,625,000 shares of Class F common stock and all 5,933,334 private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the shares of Class F common stock and private placement warrants are subject to transfer restrictions as set forth elsewhere in this proxy statement/prospectus. These restricted securities will be entitled to registration rights as more fully described below under “—Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Class A common stock then outstanding, which equals 431,250, on an as converted basis; or

•	the average weekly reported trading volume of the shares of Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and our sponsors will be able to sell their private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans, if any, will have registration rights to require us to register a sale of any of our securities held by them (in the case of the founder shares, only after conversion to our shares of Class A common stock) pursuant to a registration rights agreement. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have certain “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, on the earlier of (A) one year after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last reported sale price of the shares of Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (C) following the completion of our initial business combination, such future date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and the respective shares of Class A common stock underlying such warrants, 30 days after the completion of our initial business combination. We will bear the costs and expenses incurred in connection with filing any such registration statements.

Pursuant to the forward purchase agreements, we have agreed that we will use our commercially reasonable efforts (i) to file within 30 days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares purchased in connection with our initial business combination, (ii) to cause such registration statement to be declared effective promptly thereafter and (iii) to maintain the effectiveness of such registration statement until the earlier of (A) the date on which the anchor investor ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, in each case subject to certain conditions and limitations set forth in the forward purchase agreements. In addition, we have agreed that we will use our commercially reasonable efforts (i) within 30 days after the purchase of any contingent call shares by an anchor investor, to include such contingent call shares in a registration statement with the SEC for a secondary offering of such contingent call shares, (ii) to cause such registration statement, if not already effective, to be declared effective promptly thereafter and (iii) to maintain the effectiveness of such registration statement until the earlier of (A) the date on which the anchor investor ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, in each case subject to certain conditions and limitations set forth in the forward purchase agreements.

NYSE Listing

Our units, Class A ordinary shares and warrants are listed on the NYSE under the symbols “MOSC.U,” “MOSC” and “MOSC WS,” respectively. Following the domestication, we expect that our units, Class A common stock and warrants will continue to be listed on the NYSE under the same ticker symbols.

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

We are currently an exempted company incorporated under the Companies Law. The Companies Law and our current memorandum and articles of association govern the rights of Mosaic Cayman’s shareholders. The Companies Law differs in some material respects from the Delaware General Corporation Law. In addition, there are differences between our current memorandum and articles of association and our proposed organizational documents arising from, among other things, the difference between the Companies Law and the DGCL and the typical form of organizational documents under each such body of law. Some of the provisions of our certificate of incorporation and bylaws are not necessarily the same as a typical Delaware corporation because we have utilized certain elective provisions of the DGCL to conform our corporate governance following our domestication to the substantive rights afforded to our shareholders under the Companies Law and our memorandum and articles of association prior to the domestication.

Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder/shareholder rights associated with each of Mosaic Cayman and Mosaic Delaware according to applicable law and/or the organizational documents of Mosaic Cayman and Mosaic Delaware. You also should review the proposed certificate and proposed bylaws of Mosaic attached hereto as Annexes A and B to this proxy statement/prospectus, as well as the Delaware corporate law and corporate laws of the Cayman Islands, including the Companies Law, to understand how these laws apply to Mosaic Cayman and Mosaic Delaware.

	Delaware	Cayman Islands
Stockholder/Shareholder Approval of Business Combinations; Approval of Statutory Mergers	In addition to the approval and redemption requirements in connection with an initial business combination, as described under “Description of Securities”, mergers generally require approval of a majority of all outstanding shares. Our certificate of incorporation provides that in addition to any lesser or greater vote required by applicable law, the affirmative vote of the holders of two-thirds of the voting power of the outstanding shares entitled to vote thereon shall be necessary to approve any merger or consolidation of the corporation that the DGCL requires the stockholders of the corporation to approve.

In addition to the approval and redemption requirements in connection with an initial business combination, as described under “Description of Securities”, mergers require approval of two-thirds of the shares present and voting at a shareholder meeting, and any other authorization as may be specified in the relevant articles of association.

Parties holding certain security interests in the constituent companies must also consent.

	Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.	All mergers (other than parent/subsidiary mergers) require shareholder approval—there is no exception for smaller mergers.

	Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.	If holders of not less than 90% of each class or series (generally excluding shares already owned by the acquiror) approve of a tender offer, then the remaining shareholders are generally compelled, subject to court

	Delaware	Cayman Islands
approval, to transfer their shares on the same terms as the accepting shareholders.

A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 50%+1 in number and 75% in value of shareholders in attendance and voting at a shareholders’ meeting.

Special Vote Required for Combinations with Interested Stockholders/Shareholders	We have opted out of Section 203 of the DGCL, which requires that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.	No similar provision to Section 203 of the DGCL.

Stockholder/Shareholder Votes for Routine Matters	Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present and entitled to vote on the subject matter.	Subject to the articles of association, matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined (subject to quorum requirements) by simple majority of the shares present and voting at a meeting of shareholders. Where the proposed action requires approval by “Special Resolution” the approval of not less than two-thirds of the shares present and voting at a meeting of shareholders is required.

Appraisal Rights	Generally a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.	Minority shareholders that dissent to a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.

Stockholder/Shareholder Meetings; Quorum	Stockholder approval of amendments of charter documents require a majority of outstanding shares; most other stockholder approvals require a majority of those present and voting, provided a quorum is present.	Subject to the articles of association, matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined by simple majority of the shares

	Delaware	Cayman Islands
present and voting at a meeting of shareholders. Where the proposed action requires approval by “Special Resolution” (such as the amendment of the company’s constitutional documents) the approval of not less than two-thirds of the shares present and voting at a meeting of shareholders is required.

	Quorum is set in the charter documents, but cannot be less than one-third of outstanding shares. Our certificate of incorporation provides that the presence, in person or by proxy, of a majority of our outstanding shares shall constitute a quorum.	Quorum is set in the company’s articles of association. Our amended and restated memorandum and articles of association provide that the presence, in person or by proxy, of a majority of our outstanding shares shall constitute a quorum.

Stockholder/Shareholder Consent to Action Without Meeting	The certificate of incorporation may provide that its stockholders may not act by written consent. Our certificate of incorporation provides that except for certain actions by our Class F stockholders prior to a business combination, shareholder consents must be unanimous.	The articles of association may provide that shareholders may not act by written resolution. Our amended and restated memorandum and articles of association provide that except for certain actions by our Class F shareholders prior to a business combination, shareholders written consents must be unanimous.

Stockholder/Shareholder Ability to Call a Special Meeting	Stockholder may call a special meeting.	Shareholder may call a special meeting.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements.	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company in certain circumstances.

Election and Removal of Directors	Prior to our initial business combination all of our directors may be elected or removed by a two-thirds vote of our Class F stockholders. After our initial	Prior to our initial business combination all of our directors may be elected or removed by a two-thirds vote of our Class F shareholders. After our initial

	Delaware	Cayman Islands
	business combination (in connection with which our Class F shares will be converted to Class A shares) directors may be elected and removed by a majority vote off our stockholders.	business combination (in connection with which our Class F shares will be converted to Class A shares) directors may be elected and removed by a majority vote off our shareholders.

Classified or Staggered Boards	Classified boards are permitted. Our board is not classified.	Classified boards are permitted. Our board is not classified.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.	A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	A Delaware corporation is generally permitted to indemnify its directors and officers acting in good faith. Our organizational documents and written agreements with our officers and directors provide that we will indemnify our officers and directors to the fullest extent permitted by law.	A Cayman Islands company is generally permitted to indemnify its directors or officers except with regard to fraud or willful default. Our organizational documents and written agreements with our officers and directors provide that we will indemnify our officers and directors to the fullest extent permitted by law.

Limited Liability of Directors	Liability of directors may be limited, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit. Our organizational documents limit the liability of our directors to the fullest extent permitted by law.	Liability of directors may be limited, except, with regard to their own fraud or willful default. Our organizational documents limit the liability of our directors to the fullest extent permitted by law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2017, our sponsors purchased an aggregate of 8,625,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.003 per share. In October 2017, our sponsors transferred an aggregate of 30,000 founder shares to one of our independent director nominees at their original per share purchase price. As such, our initial shareholders will collectively own 20% of our issued and outstanding shares and have the right to elect all of our directors prior to our initial business combination and each director will need to receive the vote of two-thirds of the outstanding Class F shares in order to be elected.

Our sponsors have committed, pursuant to a written agreement, to purchase an aggregate of 5,933,334 private placement warrants for a purchase price of $1.50 per warrant in a private placement. As such, our sponsors’ interest in this transaction is valued at between approximately $8,000,000 and approximately $8,900,000, depending on the number of private placement warrants purchased. Each private placement warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

As more fully discussed in “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We entered into an Agreement with an affiliate of Mosaic Sponsor, LLC, pursuant to which we pay a total of $16,875 per month for office space and related support services to such affiliate. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 27 months, an affiliate of Mosaic Sponsor, LLC will be paid a total of $455,625 ($16,875 per month) for office space and related support services and will be entitled to be reimbursed for any out-of-pocket expenses.

We pay a monthly retainer of $5,000 for our Chief Financial Officer. We will also make a deferred cash payment to him upon completion of our initial business combination or liquidation, whichever occurs first. Additionally, we will issue Class A ordinary shares to him upon completion of our initial business combination. This deferred cash payment and the number of Class A ordinary shares to be issued will be based on an hourly rate for his services and the actual hours of service performed. Any deferred cash payment will not be claimed against the trust account.

Our sponsors, officers and directors, or any of their respective affiliates, will be reimbursed for any reasonable out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsors, officers, directors or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of reasonable out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsors agreed to loan us an aggregate of up to $300,000 to be used for a portion of the expenses related to the organization of our company and the IPO. These loans were non-interest bearing, unsecured and were due at the earlier of March 31, 2018 or the closing of the IPO. The loans were repaid upon the closing of the IPO out of the estimated $2,000,000 of offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsors or affiliates of our sponsors or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be converted into warrants of the post business combination entity at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to our sponsors. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsors or affiliates of our sponsors as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We have entered into a registration rights agreement with respect to the founder shares, private placement warrants and warrants issued upon conversion of working capital loans (if any), which is described under the heading “Principal Stockholders—Registration Rights.”

Prior to the IPO, we entered into forward purchase agreements pursuant to which the anchor investors (including an affiliate of Fortress Mosaic Sponsor LLC) have agreed to purchase the forward purchase shares in a private placement to occur concurrently with the closing of our initial business combination. See “Description of Securities—Forward Purchase Agreements.”

In connection with the forward purchase shares sold to the anchor investors, the sponsors will receive (by way of an adjustment to their existing Class F Shares) an aggregate number of additional Class F Shares equal to one ninth of the aggregate number of forward purchase shares sold to the anchor investors.

If the last reported sale price of the Class A ordinary shares is less than $11.00 (as adjusted for share splits, share combinations and the like) for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the first anniversary of our initial business combination, each anchor investor may purchase from the sponsors, at a price per Class A ordinary share of $0.01, a number of contingent call shares no greater than (a) the number of forward purchase shares issued and sold to such anchor investor less any forward purchase shares sold by such anchor investor prior to its exercise of the right to purchase such contingent call shares divided by (b) 18 (as adjusted for share splits, share combinations and the like).

The forward purchase agreements also provide that the anchor investors are entitled to a right of first offer with respect to any proposed sale of additional equity or equity-linked securities by us for capital raising purposes in connection with the closing of our initial business combination (other than forward purchase shares) and registration rights with respect to their forward purchase securities.

The forward purchase agreements provide that prior to our initial business combination each anchor investor has the right to designate one individual to be, at its election, either elected as a member of our board of directors or a non-voting observer of our board of directors.

Related Person Transaction Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

We adopted a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has a direct or indirect material interest in such transaction. Our audit committee will review and approve or ratify all relationships and related person transactions between us and (i) our directors, director nominees or executive officers, (ii) any 5% record or beneficial owner of our ordinary shares or (iii) any immediate family member of any person specified in (i) and (ii) above. The audit committee will review all related person transactions and, where the audit committee determines that such transactions are in our best interests, approve such transactions in advance of such transaction being given effect.

As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the audit committee will, in its judgment, consider in light of the relevant facts and circumstances whether the transaction is, or is not inconsistent with, our best interests, including consideration of various factors enumerated in the policy.

Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. Our policy also includes certain exceptions for transactions that need not be reported and provides the audit committee with the discretion to pre-approve certain transactions.

PRINCIPAL STOCKHOLDERS

We have no compensation plans under which equity securities are authorized for issuance.

The following table sets forth information known to Mosaic Cayman regarding (i) the actual beneficial ownership of ordinary shares as of the record date and (ii) the expected beneficial ownership of common stock of Mosaic Delaware post domestication, by:

•	Each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	Each of our executive officers and directors that beneficially own ordinary shares; and

•	All of our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as they are not exercisable within 60 days of the record date.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Ordinary Shares
Mosaic Sponsor, LLC(3)	4,297,500	10.0%
Fortress Mosaic Sponsor LLC(4)	4,297,500	10.0%
David M. Maura(3)	4,322,500	10.0%
1992 MSF International Ltd.(5)	2,850,000	8.2%
Davidson Kempner Capital Management LP(6)	2,000,000	5.8%
Arrowgrass Capital Services (US) Inc.(7)	2,000,000	5.8%
Manulife Financial Corporation(9)	1,820,822	5.2%
Fir Tree Capital Management LP(10)	1,800,000	5.2%
Eugene I. Davis	30,000	*
Tyler Kolarik	5,000	*
All officers and directors as a group (7 individuals)	8,655,000	20.0%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Mosaic Acquisition Corp., 375 Park Avenue, New York, NY 10152.
(2)

Some of the interests shown consist of founder shares, classified as Class F ordinary shares. The founder shares will convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. Excludes Class A ordinary shares issuable pursuant to the forward purchase agreements, as such shares will only be issued concurrently with the closing of our initial business combination.

(3)	The shares beneficially owned by Mosaic Sponsor, LLC may also be deemed to be beneficially owned by Mr. Maura.
(4)

Represents the interest directly held by Fortress Mosaic Sponsor LLC. The managing member of Fortress Mosaic Sponsor LLC is Principal Holdings I LP, a Delaware limited partnership, whose general partner is FIG Asset Co. LLC, a Delaware limited liability company, whose sole member is Fortress Investment Group LLC, a Delaware limited liability company. The address of Fortress Mosaic Sponsor LLC and each of the entities listed above is 1345 Avenue of the Americas, New York, NY 10105.

(5)

According to Schedule 13G, filed on October 25, 2017 by 1992 MSF International Ltd and Highbridge Capital Management, LLC, the business address of such parties is 40 West 57th Street, 32nd Floor, New York, NY 10019. According to Schedule 13G, Highbridge Capital Management, LLC is the trading manager of 1992 MSF International Ltd.

(6)

According to Schedule 13G, filed on October 19, 2017 by Davidson Kempner Partners, Davidson Kempner Institutional Partners, L.P., Davidson Kempner International, Ltd., Davidson Kempner Capital Management LP, Thomas L. Kempner, Jr. and Robert J. Brivio, Jr., the business address of such parties is c/o Davidson Kempner Capital Management LP, 520 Madison Avenue, 30th Floor, New York, NY 10022. According to such Schedule 13G, Davidson Kempner Capital Management LP, a Delaware limited partnership and a registered investment adviser with the SEC (“DKCM”), acts as investment manager to each of Davidson Kempner Partners (“DKP”), Davidson Kempner Institutional Partners, L.P. (“DKIP”), and Davidson Kempner International, Ltd. (“DKIL”). DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. Messrs. Thomas L. Kempner, Jr. and Robert J. Brivio, Jr., who are managing members of DKCM, are responsible for the voting and investment decisions relating to the securities held by DKP, DKIP and DKIL.

(7)

According to Schedule 13G, filed on February 14, 2013 by Arrowgrass Capital Partners (US) LP and Arrowgrass Capital Services (US) Inc., the business address of such parties is 1330 Avenue of the Americas, 32nd Floor, New York, NY 10019. According to such Schedule 13G, Arrowgrass Capital Partners, a Delaware limited partnership, serves as the investment manager to certain funds and/or accounts with respect to the shares of Class A ordinary shares directly held by such funds and/or accounts. Arrowgrass Capital Services (US) Inc. serves as the general partner of Arrowgrass Capital Partners with respect to the Class A ordinary shares held by such funds and/or accounts.

(8)

According to Schedule 13G, filed on February 13, 2018 by Manulife Financial Corporation and Manulife Asset Management Limited, the business address of such parties is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5. According to such Schedule 13G, Manulife Asset Management Limited is the indirect, wholly-owned subsidiary of Manulife Financial Corporation.

(9)	According to Schedule 13G, filed on February 14, 2018 by Fir Tree Capital Management LP, the business address of such party is 55 West 46th Street, 29th Floor, New York, NY 10036.

Our initial shareholders beneficially own, on an as-converted basis, 20% of our issued and outstanding ordinary shares and have the right to elect all of our directors prior to our business combination as a result of holding all of the founder shares. Holders of our public shares will not have the right to elect any directors to our board of directors prior to our business combination. In addition, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions.

On August 15, 2017, we issued an aggregate of 8,625,000 shares of Class F ordinary shares to our sponsors in exchange for an aggregate capital contribution of $25,000. In October 2017, our sponsors transferred an aggregate of 30,000 founder shares to one of our independent directors for their original purchase price.

Our sponsors, together with one of our independent directors, currently own 8,625,000 Class F ordinary shares.

In connection with the consummation of our IPO, our sponsors purchased an aggregate of 5,933,333 private placement warrants at a price of $1.50 per private placement warrant (or $8,900,001 in the aggregate) in a private placement. Each private placement warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share.

Our sponsors and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Transactions” above for additional information regarding our relationships with our promoters.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us entered into by our sponsors, officers and directors. Those lock-up provisions provide that such securities are not transferable, assignable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (C) following the completion of our initial business combination, such future date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the private placement warrants and the respective Class A ordinary shares underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsors, or any affiliates of our sponsors, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of the Cayman Islands or our sponsors’ limited liability company agreement upon dissolution of our sponsors; or (h) in the event of our liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans, if any, have registration rights to require us to register a sale of any of our securities held by them (in the case of the founder shares, only after conversion to our Class A ordinary shares) pursuant to a registration rights agreement. These holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have certain “piggy-back” registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, on the earlier of (A) one year after the completion of our initial business combination, (B) subsequent to our initial business combination, if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (C) following the completion of our initial business combination, such future date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the private placement warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. We will bear the costs and expenses incurred in connection with filing any such registration statements.

Pursuant to the forward purchase agreements, we have agreed that we will use our commercially reasonable efforts (i) to file within 30 days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares purchased in connection with our initial business combination, (ii) to cause such registration statement to be declared effective promptly thereafter and (iii) to maintain the effectiveness of such registration statement until the earlier of (A) the date on which the anchor investor ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, in each case subject to certain conditions and limitations set forth in the forward purchase agreements. In addition, we have agreed that we will use our commercially reasonable efforts (i) within 30 days after the purchase of any contingent call shares by an anchor investor, to include such contingent call shares in a registration statement with the SEC for a secondary offering of such contingent call shares, (ii) to cause such registration statement, if not already effective, to be declared effective promptly thereafter and (iii) to maintain the effectiveness of such registration statement until the earlier of (A) the date on which the anchor investor ceases to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, in each case subject to certain conditions and limitations set forth in the forward purchase agreements.

MARKET VALUE OF OUR PUBLICLY TRADED SECURITIES

Our ordinary shares, warrants and units are currently listed on the New York Stock Exchange under the symbols “MOSC”, “MOSC WS” and “MOSC.U”, respectively (and we expect that the common stock of MOSC Delaware will be listed on that exchange under those symbol after the domestication). The following table sets forth, for the periods indicated, the range of high and low sales prices per share of our ordinary shares, warrants and units as reported on the New York Stock Exchange for the periods indicated.

	High (warrants)	Low (warrants)	High (units)	Low (units)	High (ordinary shares)	Low (ordinary shares)
Year Ended December 31, 2017
Fourth Quarter	$1.50	$1.10	$10.24	$10.00	$9.90	$9.65
Year Ended December 31, 2018
First Quarter	1.30	1.17	10.18	10.00	9.90	9.49
Second Quarter	1.27	1.1378	10.10	9.97	9.80	9.57
Third Quarter	1.38	1.20	10.26	10.02	9.85	9.68
Fourth Quarter (through November 26, 2018)	1.42	1.17	10.29	10.08	9.90	9.73

On November 26, 2018, the closing price of our ordinary shares, warrants and units on the New York Stock Exchange was $9.90 per share, 1.31 per warrant and 10.21 per unit, respectively.

PROPOSAL NO. 1—THE DOMESTICATION PROPOSAL

APPROVAL OF DOMESTICATION FROM THE CAYMAN ISLANDS TO DELAWARE

The Mosaic Board has unanimously approved a change of Mosaic Cayman’s jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware. To effect the domestication, Mosaic Cayman will file a notice of de-registration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Mosaic Cayman will be domesticated and continue as a Delaware corporation, Mosaic Delaware. On the effective date of the domestication, each currently issued and outstanding Class A ordinary shares will become, by operation of law, one share of Class A common stock. Similarly, each currently issued and outstanding Class F ordinary share will become, by operation of law, one share of Class F common stock. In addition, all outstanding warrants to acquire Class A ordinary shares will become warrants to acquire a corresponding number of shares of Class A common stock on the same terms as in effect immediately prior to the effective time of the domestication. No other changes will be made to the terms of any outstanding warrants to acquire Class A ordinary shares as a result of the domestication.

In the absence of the Domestication, we may become a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors. If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of our ordinary shares or warrants, the U.S. holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. We intend to avoid these adverse consequences and additional reporting requirements for our U.S. holders through the domestication. See “Material Tax Considerations of the Domestication.”

The full text of the resolution to be passed is as follows:

It is resolved as a special resolution that Mosaic Acquisition Corp. be de-registered in the Cayman Islands pursuant to Article 47 of the Amended and Restated Articles of Association of Mosaic Acquisition Corp. and be registered by way of continuation as a corporation in the State of Delaware.

Vote Required for Approval

The Domestication Proposal is conditioned on the approval of the Charter Proposal at the general meeting.

The approval of the Domestication Proposal requires a special resolution under the Cayman Islands Companies Law, which requires the affirmative vote of holders of at least two-thirds of the voting power of the ordinary shares represented in person or by proxy and validly voted thereon at the general meeting. Accordingly, if a Mosaic Cayman shareholder fails to vote by proxy or to vote in person at the general meeting, their shares will not be counted in connection with the determination of whether a valid quorum is established and such failure to vote will have no effect on the outcome of any vote on the Domestication Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the vote for the Domestication Proposal.

As of the date of this proxy statement/prospectus, our Class F shareholders are expected to vote their Class F shares and any public shares they may hold in favor of the Domestication Proposal. Our Class F shares are entitled to cast approximately 71% of the total voting power of our ordinary shares with respect to the Domestication Proposal.

Recommendation of the Board of Directors

THE MOSAIC BOARD UNANIMOUSLY RECOMMENDS

THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF

THE DOMESTICATION PROPOSAL.

PROPOSAL NO. 2—THE CHARTER PROPOSAL

APPROVAL OF THE CHARTER PROPOSAL

If the Domestication Proposal is approved, Mosaic Cayman will replace its existing organizational documents with the proposed organizational documents.

Mosaic Cayman’s shareholders are asked to consider and vote upon and to approve by special resolution this proposal in connection with the replacement of the existing organizational documents with the proposed organizational documents. The Charter Proposal is conditioned on the approval of the Domestication Proposal. Accordingly, if the Domestication Proposal is not approved, the Charter Proposal will have no effect, even if approved by holders of Mosaic ordinary shares.

PROPOSAL 2: REPLACEMENT OF EXISTING ORGANIZATIONAL DOCUMENTS

Approval of the Charter Proposal, assuming approval of the Domestication Proposal, will result in the wholesale replacement of the existing organizational documents with the proposed organizational documents. There are differences between the existing and proposed organizational documents arising from, among other things, the differences between the Cayman Islands Companies Law and the DGCL and the typical form of organizational documents under each such body of law. These changes will be implemented (subject to the approval of the Domestication Proposal) if our shareholders approve this Proposal 2. We encourage shareholders to carefully review the terms of the proposed organizational documents, attached hereto as Annexes A and B as well as the information set under the “Comparison of Corporate Governance and Shareholder Rights” section of this joint proxy statement/prospectus.

The proposed certificate and bylaws will NOT materially alter the substantive rights contained in Mosaic Cayman’s amended and restated memorandum and articles of association, including:

•	Our authorized capitalization, par value and outstanding capitalization;

•	The date by which a business combination or an executed letter of intent, agreement in principle or definitive agreement for a business combination, must be completed;

•	The stockholder approval and redemption requirements related to a business combination;;

•	The redemption rights of shareholders if we do not complete a business combination;

•	The ratio at which Class F Common Stock will convert to Class A Common Stock;

•	The parties who will be entitled to designate directors until the closing of a Business Combination; and

•	How and why directors may be removed.

Vote Required for Approval

The Charter Proposal is conditioned on the approval of the Domestication Proposal at the general meeting.

The approval of the Charter Proposal requires a special resolution under the Cayman Islands Companies Law, which requires the affirmative vote of holders of at least two-thirds of the voting power of the ordinary shares represented in person or by proxy and validly voted thereon at the general meeting. Accordingly, if a Mosaic Cayman shareholder fails to vote by proxy or to vote in person at the general meeting, their shares will not be counted in connection with the determination of whether a valid quorum is established and such failure to vote will have no effect on the outcome of any vote on the Charter Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the vote for the Charter Proposal.

As of the date of this proxy statement/prospectus, our Class F shareholders are expected to vote their Class F shares and public shares they may hold in favor of the Charter Proposal. Our Class F shares are entitled to cast approximately 20% of the total voting power of the our ordinary shares with respect to the Charter Proposal.

Recommendation of the Board of Directors

THE MOSAIC BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

THE APPROVAL OF THE CHARTER PROPOSAL.

PROPOSAL NO. 3—THE ADJOURNMENT PROPOSAL

APPROVAL OF THE ADJOURNMENT PROPOSAL

The adjournment proposal allows Mosaic Cayman’s board of directors to submit a proposal to approve, by ordinary resolution, the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the general meeting to approve any of the proposals.

Consequences if the Adjournment Proposal is Not Approved

If the adjournment proposal is presented to the general meeting and is not approved by the shareholders, Mosaic Cayman’s board of directors may not be able to adjourn the general meeting to a later date in the event that based on the tabulated votes, there are not sufficient votes at the time of the general meeting to approve the proposals.

Vote Required for Approval

The approval of the adjournment proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the general meeting, vote at the general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast at the general meeting.

The adjournment proposal is not conditioned upon any other proposal.

Recommendation of the Board of Directors

THE MOSAIC BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

LEGAL MATTERS

Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York, legal counsel to Mosaic Cayman, has provided a legal opinion regarding the validity of the securities of Mosaic Delaware into which the securities of Mosaic Cayman will be converted in the domestication.

EXPERTS

The financial statements of Mosaic Acquisition Corp. as of December 31, 2017 and for the period from July 26, 2017 (inception) through December 31, 2017, have been included herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent for Mosaic Cayman’s securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF SHAREHOLDER PROPOSALS

The Mosaic Board is aware of no other matter that may be brought before the general meeting. Under Cayman Law, only business that is specified in the notice of general meeting to Mosaic Cayman shareholders may be transacted at the general meeting.

FUTURE SHAREHOLDER PROPOSALS

For any proposal to be considered for inclusion in Mosaic Cayman’s proxy statement and form of proxy for submission to the stockholders at Mosaic Cayman’s next annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and its bylaws.

In addition, the proposed bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to our principal executive offices not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the meeting, the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Mosaic Cayman. We have not yet determined the date of our next annual meeting. We will announce the date of our next annual meeting and the deadlines for submitting nominations and proposals pursuant to Rule 14a-8 and our bylaws a reasonable amount of time prior to such deadlines.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the SEC a registration statement on Form S-4 under the Securities Act. This proxy statement/prospectus does not contain all of the information included in the Form S-4. For further information about us and our securities, you should refer to the Form S-4 and the exhibits and schedules filed with the Form S-1. Whenever we make reference in this proxy statement/prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov or at our website at mosaicac.com. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

If you would like additional copies of this proxy statement/prospectus, without charge, or if you have questions about the proposals to be presented at the general meeting, you should contact Mosaic Cayman in writing or by telephone at the following address and telephone number:

Mosaic Acquisition Corp.

375 Park Avenue

New York, New York 10152

(212) 763-0153

Email: whmitchell@mosaicac.com

You may also obtain these documents, without charge, by requesting them in writing or by telephone from Mosaic Cayman’s proxy solicitation agent at the following address and telephone number:

Okapi Partners LLC

1212 Avenue of the Americas

New York, New York 10036

(212) 297-0720 (Main)

Stockholders Call Toll-Free: (855) 305-0855

Email: info@okapipartners.com

If you are a shareholder of Mosaic Cayman and would like to request documents, please do so by December 14, 2018, in order to receive them before the general meeting. If you request any documents from us, we will mail them to you, without charge, by first class mail, or another equally prompt means.

All information contained in this proxy statement/prospectus relating to Mosaic Cayman has been supplied by Mosaic Cayman. Information provided by Mosaic Cayman does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of Mosaic Cayman for the general meeting. Mosaic Cayman has not authorized anyone to give any information or make any representation about Mosaic Cayman that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

Page
MOSAIC ACQUISITION CORP.—UNAUDITED FINANCIAL STATEMENTS
Condensed Balance Sheets as of September 30, 2018 (Unaudited) and December 31, 2017	F-2
Condensed Statements of Operations for the three and nine months ended September 30, 2018 and for the period from July 26, 2017 (inception) through September 30, 2017 (Unaudited)	F-3
Condensed Statement of Cash Flows for the nine months ended September 30, 2018 and for the period from July 26, 2017 (inception) through September 30, 2017 (Unaudited)	F-4
Notes to Unaudited Condensed Financial Statements	F-5

MOSAIC ACQUISITION CORP.—AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-18
Balance Sheet as of December 31, 2017	F-19
Statement of Operations for the period from July 26, 2017 (inception) through December 31, 2017	F-20
Statement of Changes in Shareholders’ Equity for the period from July 26, 2017 (inception) through December 31, 2017	F-21
Statement of Cash Flows for the period from July 26, 2017 (inception) through December 31, 2017	F-22
Notes to Financial Statements	F-23

MOSAIC ACQUISITION CORP.

CONDENSED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
Assets:
Current assets:
Cash	$986,401	$928,388
Prepaid expenses	173,924	293,423

Total current assets	1,160,325	1,221,811
Cash and marketable securities held in Trust Account	348,672,786	345,000,000

Total Assets	$349,833,111	$346,221,811

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$1,217	$93,876
Accrued expenses	—	5,000
Accrued expenses - related parties	35,783	42,915

Total current liabilities	37,000	141,791
Deferred underwriting commissions	12,075,000	12,075,000

Total liabilities	12,112,000	12,216,791

Commitments
Class A ordinary shares, $0.0001 par value; 33,272,111 and 32,900,501 shares subject to possible redemption at September 30, 2018 and December 31, 2017, respectively	332,721,110	329,005,010

Shareholders’ Equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at September 30, 2018 and December 31, 2017, respectively	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,227,889 and 1,599,499 shares issued and outstanding (excluding 33,272,111 and 32,900,501 shares subject to possible redemption) at September 30, 2018 and December 31, 2017, respectively	123	160
Class F ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	863	863
Additional paid-in capital	1,499,611	5,215,674
Retained earnings (accumulated deficit)	3,499,404	(216,687)

Total shareholders’ equity	5,000,001	5,000,010

Total Liabilities and Shareholders’ Equity	$349,833,111	$346,221,811

The accompanying notes are an integral part of these condensed financial statements.

MOSAIC ACQUISITION CORP.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30, 2018	For the nine months ended September 30, 2018	For the period from July 26, 2017 (inception) through September 30, 2017
General and administrative expenses	$157,497	$519,445	$56,086

Loss from operations	(157,497)	(519,445)	(56,086)
Interest income	1,626,620	4,235,536	—

Net income (loss)	$1,469,123	$3,716,091	$(56,086)

Weighted average shares outstanding of Class A ordinary shares	34,500,000	34,500,000	—

Basic and diluted net income (loss) per share, Class A	$0.04	$0.11	—

Weighted average shares outstanding of Class F ordinary shares	8,625,000	8,625,000	8,625,000

Basic and diluted net income (loss) per share, Class F	$0.00	$0.00	$(0.01)

The accompanying notes are an integral part of these condensed financial statements.

MOSAIC ACQUISITION CORP.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended September 30, 2018	For the period from July 26, 2017 (inception) through September 30, 2017
Cash Flows from Operating Activities:
Net income (loss)	$3,716,091	$(56,086)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Interest income in cash and marketable securities held in Trust Account	(4,235,536)	—
Changes in operating assets and liabilities:
Prepaid expenses	119,499	—
Accounts payable	(92,659)	—
Accrued expenses	(5,000)	271,166
Accrued expenses - related parties	(7,132)	23,265

Net cash provided by (used in) operating activities	(504,737)	238,345

Cash Flows from Investing Activities
Interest released from Trust Account	562,750	—
Proceeds from issuance of Class F ordinary shares to Sponsors	—	25,000
Proceeds received under loan from related parties	—	100,000
Payment of offering costs	—	(331,264)

Net cash provided by (used in) investing activities	562,750	(206,264)

Net change in cash	58,013	32,081

Cash - beginning of the period	928,388	—

Cash - end of the period	$986,401	$32,081

Supplemental disclosure of noncash transactions:
Change in value of Class A ordinary shares subject to possible redemption	$3,716,100	$—

Offering costs included in accounts payable	$—	$57,500

Offering costs included in accrued expenses	$—	$205,000

The accompanying notes are an integral part of these condensed financial statements.

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1. Description of Organization and Business Operations

Mosaic Acquisition Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on July 26, 2017. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“business combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to capitalize on the ability of its management team to identify, acquire and operate a business that may provide opportunities for attractive risk-adjusted returns.

All activity from July 26, 2017 (inception) through September 30, 2018 relates to the Company’s formation, completion of the initial public offering (“Initial Public Offering”), entering into forward purchase agreements, and, since the closing of the Initial Public Offering, the search for a Business Combination candidate described below.

The registration statement for the Company’s IPO was declared effective on October 18, 2017. On October 23, 2017, the Company consummated its IPO of 34,500,000 units (“units”), including the issuance of 4,500,000 units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per unit, generating gross proceeds of $345 million and incurring offering costs of approximately $19.7 million, inclusive of $12.075 million in deferred underwriting commissions (Note 6).

Simultaneously with the closing of the IPO, the Company consummated the private placement (“private placement”) of 5,933,334 warrants (the “private placement warrants”), at a price of $1.50 per private placement warrant, with the Company’s sponsors, Mosaic Sponsor, LLC and Fortress Mosaic Sponsor LLC (each a “sponsor” and, together, the “sponsors”), generating gross proceeds of $8.9 million (Note 4).

Upon the closing of the IPO and private placement, $345 million ($10.00 per unit) of the aggregate net proceeds of the sale of the units in the IPO and the Private Placement was placed in a U.S.-based trust account (“Trust Account”) at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Beginning in January 2018, the proceeds held in the Trust Account are invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

At September 30, 2018, the Company had approximately $986,000 in cash held outside of the Trust Account. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of private placement warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company’s initial Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the trust account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The Company will provide its shareholders of Class A ordinary shares (“public shareholders”) with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of a business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a business combination or conduct a tender offer will be made by the Company, solely in its discretion. If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or the Company decides to obtain shareholder approval for business or other legal reasons, it will: (i) conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and (ii) file proxy materials with the Securities and Exchange Commission (“SEC”). The public shareholders will be entitled to redeem their Class A ordinary shares for a pro rata portion of the amount then in the trust account (initially approximately $10.00 per share) plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to fund working capital requirements, subject to an annual limit of $750,000, and/or to pay for the Company’s tax obligations. As of September 30, 2018, the Company has withdrawn an aggregate of approximately $563,000 of interest earned on funds held in Trust Account for working capital purposes. The per-share amount to be distributed to public shareholders who redeem their Class A ordinary shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Class A ordinary shares are recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a business combination and a majority of the shares voted are voted in favor of the business combination. If a shareholder vote is not required by the law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing a business combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Class A ordinary shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a business combination, the initial shareholders (as defined below) have agreed to vote their founder shares (as defined in Note 5) and any Class A ordinary shares purchased during or after the IPO in favor of a business combination. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their founder shares and Class A ordinary shares in connection with the completion of a business combination.

In addition, certain institutional and accredited investors (“anchor investors”) have entered into forward purchase agreements with the Company, pursuant to which the anchor investors agreed to purchase an aggregate of 15,789,474 Class A ordinary shares, at a purchase price of $9.50 per Class A ordinary share (for an aggregate amount of approximately $150 million), in a private placement to occur concurrently with the closing of the initial business combination (“forward purchase agreements”). The obligations under the forward purchase agreements do not depend on whether any Class A ordinary shares are redeemed by the public shareholders. In connection with these agreements, if the last reported sale price of the Class A ordinary shares is less than $11.00 (as adjusted for share splits, share combinations and the like) for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the first anniversary of the initial business combination, each anchor investor may purchase from the sponsors, at a price per Class A ordinary share of $0.01, a number of Class A ordinary shares (“contingent call shares”) no greater than (a) the number of forward purchase shares issued and sold to such anchor investor less any forward purchase shares sold by such

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

anchor investor prior to its exercise of the right to purchase such contingent call shares divided by (b) 18 (as adjusted for share splits, share combinations and the like).

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the IPO, without the prior consent of the Company.

The Company’s sponsors, officers and directors (the “initial shareholders”) agreed not to propose an amendment to the Company’s Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Class A ordinary shares if the Company does not complete a business combination, unless the Company provides the public shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a business combination within 24 months from the closing of the IPO, or 27 months from the closing of the IPO if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Class A ordinary shares which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

In connection with the redemption of 100% of the Company’s outstanding Class A ordinary shares for a portion of the funds held in the trust account, each holder will receive a full pro rata portion of the amount then in the trust account, plus any pro-rata interest earned on the funds held in the trust account and not previously released to the Company to fund working capital requirements, subject to an annual limit of $750,000, or to pay the Company’s taxes payable (less up to $100,000 of interest to pay dissolution expenses). The Company withdrew interest earned from funds held in the Trust Account of approximately $563,000 during the nine months ended September 30, 2018 for working capital purposes.

The initial shareholders agreed to waive their liquidation rights with respect to the founder shares if the Company fails to complete a business combination within the combination period. However, if the initial shareholders should acquire Class A ordinary shares in or after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such Class A ordinary shares if the Company fails to complete a business combination within the combination period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the trust account in the event the Company does not complete a business combination within the combination period and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of the Company’s Class A ordinary shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be only $10.00 per share initially held in the trust account (or less than that in certain circumstances). In order to protect the amounts held in the trust account, the sponsors have agreed to be liable to the Company, jointly and severally, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the trust

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account or to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the sponsors will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

Liquidity and Going Concern

As of September 30, 2018, the Company had approximately $986,000 in its operating bank account and working capital of approximately $1.1 million.

In order to finance transaction costs in connection with a business combination, the sponsors or an affiliate of the sponsors, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”) (see Note 5).

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management has not recorded any adjustments to the carrying amounts of assets or liabilities after considering the requirement to liquidate after October 23, 2019 if the Company is unable to complete a Business Combination.

Note 2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2018 are not necessarily indicative of the results that may be expected for any future period. For further information, refer to the financial statements and footnotes thereto included in the Company’s 2017 10-K filed with the SEC on March 28, 2018.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Income taxes

The Company complies with the accounting and reporting requirements of Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2018 and December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Class A ordinary shares subject to possible redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, an aggregate of 33,272,111 and 32,900,501 Class A ordinary shares subject to possible redemption at redemption value at September 30, 2018 and December 31, 2017, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s accompanying balance sheets.

Net Income (Loss) per Share

The Company’s statement of operations includes a presentation of income per share for ordinary shares subject to redemption in a manner similar to the two-class method of income per share. Net income per ordinary share, basic and diluted for Class A ordinary share for the three and nine months ended September 30, 2018 are calculated by dividing the interest income earned on the Trust Account of approximately $1.6 million and $4.2 million, net of funds available to be withdrawn from Trust for working capital and tax payable purposes (subject to an annual limit of $750,000), resulted in a total of approximately $1.5 million and approximately $3.7 million, respectively, by the weighted average number of Class A ordinary share outstanding for the period. Net income per ordinary share, basic and diluted for Class F ordinary share for the three and nine months ended September 30, 2018 are calculated by dividing the net income, less income attributable to Class A ordinary share of approximately $1.5 million and $3.7 million, respectively, by the weighted average number of Class F ordinary shares outstanding for the period.

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering (including the consummation of the over-allotment) and Private Placement to purchase an aggregate of 17,433,334 Class A ordinary shares in the calculation of diluted loss per share, since their inclusion would be anti-dilutive under the treasury stock method at September 30, 2018. At September 30, 2017, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Corporation coverage of $250,000. At September 30, 2018 and December 31, 2017, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Recent Accounting Pronouncements

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of shareholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of shareholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. The Company anticipates its first presentation of changes in shareholders’ equity will be included in its Form 10-Q for the quarter ended March 31, 2019.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3. Initial Public Offering

On October 23, 2017, the Company sold 34,500,000 units, including the issuance of 4,500,000 units as a result of the underwriters’ exercise of their over-allotment option in full, at a price of $10.00 per unit in the IPO. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

Note 4. Private Placement

Concurrently with the closing of the Initial Public Offering, the Sponsors purchased an aggregate of 5,933,334 Private Placement Warrants, generating gross proceeds of $8.9 million in the aggregate in a Private Placement. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at $11.50 per

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

share. A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.

Note 5. Related Party Transactions

Founder Shares

On October 23, 2017, the Company issued an aggregate of 8,625,000 shares of Class F ordinary shares to the sponsors (the “founder shares”) in exchange for an aggregate capital contribution of $25,000, with each sponsor purchasing an equal number of founder shares. The sponsors agreed to forfeit an aggregate of up to 1,125,000 founder shares to the extent that the over-allotment option is not exercised in full by the underwriters. On October 23, 2017, the underwriters exercised their over-allotment option. As a result, the 1,125,000 founder shares were no longer subject to forfeiture. The founder shares will automatically convert into Class A ordinary shares upon the consummation of a business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment (see Note 7).

The initial shareholders agreed not to transfer, assign or sell any of their founder shares until the earliest of (a) one year after the completion of the initial business combination, (b) subsequent to the initial business combination, if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (C) following the completion of the initial business combination, such future date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Forward Purchase Agreements

The Company entered into forward purchase agreements with anchor investors (including an affiliate of Fortress Mosaic Sponsor LLC), pursuant to which the anchor investors agreed to purchase an aggregate of 15,789,474 Class A ordinary shares at a purchase price of $9.50 multiplied by the number of Class A ordinary shares purchased (“forward purchase shares”), or approximately $150,000,000 in the aggregate, in a private placement to occur concurrently with the closing of the initial business combination.

In connection with the forward purchase shares sold to the anchor investors, the sponsors will receive (by way of an adjustment to their existing founder shares) an aggregate number of additional founder shares equal to one ninth of the aggregate number of forward purchase shares sold to the anchor investors.

If the last reported sale price of the Class A ordinary shares is less than $11.00 (as adjusted for share splits, share combinations and the like) for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the first anniversary of the Company’s initial business combination, each anchor investor may purchase from the sponsors, at a price per Class A ordinary share of $0.01, a number of Class A ordinary shares no greater than (a) the number of forward purchase shares issued and sold to such anchor investor less any forward purchase shares sold by such anchor investor prior to its exercise of the right to purchase such contingent call shares divided by (b) 18 (as adjusted for share splits, share combinations and the like).

The forward purchase agreements also provided that the anchor investors are entitled to a right of first offer with respect to any proposed sale of additional equity or equity-linked securities by the Company for capital raising purposes in connection with the closing of the initial business combination (other than forward purchase shares) and registration rights with respect to their forward purchase securities.

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The forward purchase agreements provided that prior to our initial business combination each anchor investor has the right to designate one individual to be, at its election, either elected as a member of our board of directors or a non-voting observer of our board of directors.

The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in the initial business combination, expenses in connection with the initial business combination or for working capital in the post-transaction company. These purchases will be required to be made regardless of whether any Class A ordinary shares are redeemed by the public shareholders and are intended to provide the Company with a minimum funding level for the initial business combination.

The anchor investors will have no right to the funds held in the trust account except with respect to any public shares owned by them.

Office Space and Related Support Services

Effective October 18, 2017, the Company entered into an agreement with an affiliate of one of the sponsors a monthly fee of $16,875 for office space and related support services.

On October 18, 2017, the Company agreed to pay a monthly fee of $5,000 for its Chief Financial Officer (“CFO”) commencing on the closing of the IPO, plus a deferred cash payment of $330 per hour, less cumulative monthly fees paid, payable upon completion of its initial business combination or liquidation, whichever occurs first. In addition, the Company also agreed to pay its CFO according to the agreement for services performed prior to the closing of the Initial Public Offering. Any deferred cash payment will not be claimed against the trust account. Additionally, the Company will issue Class A ordinary shares to him upon completion of the Company’s initial business combination (“Equity Compensation”). The number of Class A ordinary shares to be issued is determined in accordance with an agreed formula, which is estimated to be 5,200 shares as of September 30, 2018. The Company is not obligated to issue the Equity Compensation if no Business Combination is consummated. The equity compensation fee is an unrecognized contingent liability, as closing of a potential business combination was not considered probable as of September 30, 2018.

The Company had incurred approximately $60,000 and $190,000 in expenses during the three and nine months ended September 30, 2018 as reflected in the accompanying Statements of Operations for services provided by related parties in connection with these aforementioned agreements with related parties. An aggregate of approximately $36,000 in fees for these services was accrued as of September 30, 2018 as reflected in the accompanying balance sheet.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the sponsors or an affiliate of either sponsor, or certain of our officers and directors may, but are not obligated to, provide Working Capital Loans to the Company as may be required. If the Company completes a business combination, the Company would repay the Working Capital Loans out of the proceeds of the trust account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the trust account. In the event that a business combination does not close, the Company may use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans, other than the interest on such proceeds that may be released for working capital purposes. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

$1,500,000 of such Working Capital Loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant. The warrants would be identical to the private placement warrants. There were no Working Capital Loans outstanding as of September 30, 2018 and December 31, 2017.

Note 6. Commitments & Contingencies

Registration Rights

The holders of the founder shares and private placement warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the forward purchase agreements, the Company agreed to file within 30 days after the closing of the business combination a registration statement for a secondary offering of the forward purchase shares and contingent call shares and to maintain the effectiveness of such registration statement until the earliest of (A) the date on which the anchor investors cease to hold the securities covered thereby, (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, subject to certain conditions and limitations set forth in the forward purchase agreements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to 4,500,000 additional units to cover over-allotments, if any, at the price paid by the underwriters in the IPO. The underwriters exercised this over-allotment in full concurrently with the closing of the IPO.

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the IPO. Additionally, a deferred underwriting discount of $0.35 per unit, or $12.075 million in the aggregate will be payable to the underwriters from the amounts held in the trust account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement.

Note 7. Shareholders’ Equity

Class A Ordinary Shares—The Company is authorized to issue 200,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share on each matter on which they are entitled to vote. At September 30, 2018 and December 31, 2017, there were 34,500,000 shares of Class A ordinary shares issued and outstanding, including 33,272,111 and 32,900,501 shares of Class A ordinary shares subject to possible redemption, respectively.

Class F Ordinary Shares—The Company is authorized to issue 20,000,000 founder shares with a par value of $0.0001 per share. Holders of the Company’s founder shares are entitled to one vote for each share on each matter on which they are entitled to vote. The founder shares will automatically convert into Class A ordinary

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

shares on the first business day following the consummation of the initial business combination on a one-for-one basis. As of September 30, 2018 and December 31, 2017, there were 8,625,000 shares of founder shares outstanding.

Holders of the founder shares will have the right to elect all of the Company’s directors prior to the initial business combination and each director will need to receive the vote of two-thirds of the outstanding founder shares in order to be elected. Otherwise, holders of Class A ordinary shares and founder shares will vote together as a single class on all matters submitted to a vote of shareholders except as required by law or the applicable rules of the New York Stock Exchange then in effect.

Founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial business combination, or earlier at the option of the holders, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the IPO and related to the closing of the initial business combination, the ratio at which the founder shares shall convert into Class A ordinary shares will be adjusted (unless the holders of two-thirds of the outstanding founder shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the IPO plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and excluding forward purchase shares sold to the anchor investors. The conversion ratio of the founder shares into Class A ordinary shares will be further adjusted in connection with the forward purchase shares sold to the anchor investors such that the sponsors will receive upon the closing of our initial business combination an aggregate number of additional Class A ordinary shares equal to one ninth of the aggregate number of forward purchase shares sold to the anchor investors.

Preferred Shares—The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share. At September 30, 2018 and December 31, 2017, there are no preferred shares issued or outstanding.

Warrants—Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable on the later of (a) 30 days after the completion of a business combination or (b) 12 months from the closing of the IPO; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a business combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The warrants will expire five years after the completion of a business combination or earlier upon redemption or liquidation.

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

The private placement warrants are identical to the warrants underlying the units sold in the IPO, except that the private placement warrants and the Class A ordinary shares issuable upon exercise of the private placement warrants will not be transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, the private placement warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the private placement warrants are held by someone other than the initial shareholders or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants.

The Company may call the warrants for redemption:

1.	For cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

2.	For Class A ordinary shares:

•	in whole and not in part;

•

at a price equal to a number of Class A ordinary shares to be determined by reference to a table included in the warrant agreement, based on the redemption date and the fair market value of the Class A ordinary shares;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the ordinary shares equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which the Company sends notice of redemption to the warrant holders.

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants shares. If the Company is unable to complete a business combination within the combination period and the Company liquidates the funds held in the trust account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the trust account with the respect to such warrants. In such a situation, the warrants would expire worthless.

MOSAIC ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 8. Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of September 30, 2018 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Cash and marketable securities held in Trust Account	$348,672,786	$—	$—

None of the balance in the Trust Account was held in cash as of September 30, 2018. As of December 31, 2017, the total balance of $345,000,000 in the Trust Account was held in cash.

Note 9. Subsequent Event

The company has filed a petition for a domestic relocation of incorporation from the Cayman Islands to Delaware, United States. The domestication will require the company to file tax returns and pay certain taxes in the United States which may have a material effect on the financial statements. Taxes paid by the company are a permitted additional reduction of earned interest income under the shareholder agreement.

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Mosaic Acquisitions Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mosaic Acquisitions Corp. (the ‘‘Company’’) as of December 31, 2017, the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 26, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the ‘‘financial statements’’). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from July 26, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (‘‘PCAOB’’) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

March 28, 2018

MOSAIC ACQUISITION CORP.

BALANCE SHEET

As of December 31, 2017

Assets:
Current assets:
Cash	$928,388
Prepaid expenses	293,423

Total current assets	1,221,811
Cash held in Trust Account	345,000,000

Total assets	$346,221,811

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$93,876
Accrued expenses	5,000
Accrued expenses—related parties	42,915

Total current liabilities	141,791
Deferred underwriting commissions	12,075,000

Total liabilities	12,216,791
Commitments
Class A ordinary shares, $0.0001 par value; 32,900,501 shares subject to possible redemption	329,005,010
Shareholders’ Equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,599,499 issued and outstanding	160
Class F ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863
Additional paid-in capital	5,215,674
Accumulated deficit	(216,687)

Total shareholders’ equity	5,000,010

Total Liabilities and Shareholders’ Equity	$346,221,811

The accompanying notes are an integral part of these financial statements.

MOSAIC ACQUISITION CORP.

STATEMENT OF OPERATIONS

For the period from July 26, 2017 (inception) through December 31, 2017

Formation and operating costs	$216,687

Net loss	$(216,687)

Weighted average shares outstanding of Class A ordinary shares	34,500,000
Basic and diluted net loss per share, Class A	$—

Weighted average shares outstanding of Class F ordinary shares	8,625,000
Basic and diluted net loss per share, Class F	$(0.03)

The accompanying notes are an integral part of these financial statements.

MOSAIC ACQUISITION CORP.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the period from July 26, 2017 (inception) through December 31, 2017

	Ordinary shares						Total Shareholders’ Equity
	Class A		Class F		Additional Paid-In Capital	Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance - July 26, 2017 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class F ordinary shares to Sponsor	—	—	8,625,000	863	24,137	—	25,000
Sale of units in initial public offering, net of offering costs	34,500,000	3,450	—	—	325,293,256	—	325,296,706
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	8,900,001	—	8,900,001
Ordinary shares subject to possible redemption	(32,900,501)	(3,290)	—	—	(329,001,720)	—	(329,005,010)
Net loss	—	—	—	—	—	(216,687)	(216,687)

Balance - December 31, 2017	1,599,499	$160	8,625,000	$863	$5,215,674	$(216,687)	$5,000,010

The accompanying notes are an integral part of these financial statements.

MOSAIC ACQUISITION CORP.

STATEMENT OF CASH FLOWS

For the period from July 26, 2017 (inception) through December 31, 2017

Cash Flows from Operating Activities:
Net loss	$(216,687)
Changes in operating assets and liabilities:
Prepaid expenses	(293,423)
Accounts payable	93,876
Accrued expenses	5,000
Accrued expenses - related parties	42,915

Net cash used in operating activities	(368,319)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(345,000,000)

Net cash used in investing activities	(345,000,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class F ordinary shares to Sponsors	25,000
Proceeds received under loan from related parties	100,000
Repayment of loan from related parties	(100,000)
Proceeds received from initial public offering, net of offering costs	337,371,706
Proceeds received from private placement	8,900,001

Net cash provided by financing activities	346,296,707

Net change in cash	928,388
Cash - beginning of the period	—

Cash - end of the period	$928,388

Supplemental disclosure of noncash transactions:
Deferred underwriting commissions in connection with the initial public offering	$12,075,000

Value of Class A ordinary shares subject to possible redemption	$329,005,010

The accompanying notes are an integral part of these financial statements.

MOSAIC ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from July 26, 2017 (inception) through December 31, 2017

Note 1. Description of Organization and Business Operations

Mosaic Acquisition Corp. (the “Company”) is a blank check company incorporated in the Cayman Islands on July 26, 2017. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“business combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to capitalize on the ability of its management team to identify, acquire and operate a business that may provide opportunities for attractive risk-adjusted returns.

All activity from July 26, 2017 (inception) through December 31, 2017 relates to the Company’s formation, completion of the initial public offering (“Initial Public Offering”), forward purchase agreement, and, since the closing of the Initial Public Offering, the search for a Business Combination candidate described below. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s IPO was declared effective on October 18, 2017. On October 23, 2017, the Company consummated its IPO of 34,500,000 units (“units”), including the issuance of 4,500,000 units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per unit, generating gross proceeds of $345 million and incurring offering costs of approximately $19.7 million, inclusive of $12.075 million in deferred underwriting commissions (Note 6).

Simultaneously with the closing of the IPO, the Company consummated the private placement (“private placement”) of 5,933,334 warrants (the “private placement warrants”), at a price of $1.50 per private placement warrant, with the Company’s sponsors, Mosaic Sponsor, LLC and Fortress Mosaic Sponsor LLC (each a “sponsor” and, together, the “sponsors”), generating gross proceeds of $8.9 million (Note 4).

Upon the closing of the IPO and private placement, $345 million ($10.00 per unit) of the aggregate net proceeds of the sale of the units in the IPO and the Private Placement was placed in a U.S.-based trust account (“Trust Account”) at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Beginning in January 2018, the proceeds held in the Trust Account will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

At December 31, 2017, the Company had approximately $928,000 in cash held outside of the Trust Account. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of private placement warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company’s initial Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the trust account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.

MOSAIC ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from July 26, 2017 (inception) through December 31, 2017

The Company will provide its shareholders of Class A ordinary shares (“public shareholders”) with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of a business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a business combination or conduct a tender offer will be made by the Company, solely in its discretion. If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or the Company decides to obtain shareholder approval for business or other legal reasons, it will: (i) conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and (ii) file proxy materials with the Securities and Exchange Commission (“SEC”). The public shareholders will be entitled to redeem their Class A ordinary shares for a pro rata portion of the amount then in the trust account (initially approximately $10.00 per share) plus any pro rata interest earned on the funds held in the trust account and not previously released to the Company to fund working capital requirements, subject to an annual limit of $750,000, and/or to pay for the Company’s tax obligations. The per-share amount to be distributed to public shareholders who redeem their Class A ordinary shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Class A ordinary shares are recorded at a redemption value and classified as temporary equity upon the completion of the IPO, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a business combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a business combination and a majority of the shares voted are voted in favor of the business combination. If a shareholder vote is not required by the law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing a business combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Class A ordinary shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a business combination, the initial shareholders (as defined below) have agreed to vote their founder shares (as defined in Note 5) and any Class A ordinary shares purchased during or after the IPO in favor of a business combination. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their founder shares and Class A ordinary shares in connection with the completion of a business combination.

In addition, certain institutional and accredited investors (“anchor investors”) have entered into forward purchase agreements with the Company, pursuant to which the anchor investors agreed to purchase an aggregate of 15,789,474 Class A ordinary shares, at a purchase price of $9.50 per Class A ordinary share (for an aggregate amount of approximately $150 million), in a private placement to occur concurrently with the closing of the initial business combination (“forward purchase agreements”). The obligations under the forward purchase agreements do not depend on whether any Class A ordinary shares are redeemed by the public shareholders. In connection with these agreements, if the last reported sale price of the Class A ordinary shares is less than $11.00 (as adjusted for share splits, share combinations and the like) for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the first anniversary of the initial business combination, each anchor investor may purchase from the sponsors, at a price per Class A ordinary share of $0.01, a number of Class A ordinary shares (“contingent call shares”) no greater than (a) the number of forward purchase shares issued and sold to such anchor investor less any forward purchase shares sold by such anchor investor prior to its exercise of the right to purchase such contingent call shares divided by (b) 18 (as adjusted for share splits, share combinations and the like).

MOSAIC ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from July 26, 2017 (inception) through December 31, 2017

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the IPO, without the prior consent of the Company.

The Company’s sponsors, officers and directors (the “initial shareholders”) agreed not to propose an amendment to the Company’s Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Class A ordinary shares if the Company does not complete a business combination, unless the Company provides the public shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a business combination within 24 months from the closing of the IPO, or 27 months from the closing of the IPO if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of the IPO (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Class A ordinary shares which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

In connection with the redemption of 100% of the Company’s outstanding Class A ordinary shares for a portion of the funds held in the trust account, each holder will receive a full pro rata portion of the amount then in the trust account, plus any pro-rata interest earned on the funds held in the trust account and not previously released to the Company to fund working capital requirements, subject to an annual limit of $750,000, or to pay the Company’s taxes payable (less up to $100,000 of interest to pay dissolution expenses).

The initial shareholders agreed to waive their liquidation rights with respect to the founder shares if the Company fails to complete a business combination within the combination period. However, if the initial shareholders should acquire Class A ordinary shares in or after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such Class A ordinary shares if the Company fails to complete a business combination within the combination period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the trust account in the event the Company does not complete a business combination within the combination period and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of the Company’s Class A ordinary shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be only $10.00 per share initially held in the trust account (or less than that in certain circumstances). In order to protect the amounts held in the trust account, the sponsors have agreed to be liable to the Company, jointly and severally, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the trust account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account or to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is

MOSAIC ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from July 26, 2017 (inception) through December 31, 2017 deemed to be unenforceable against a third party, the sponsors will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the sponsors will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the trust account.

On December 5, 2017, the Company announced that the holders of the Company’s units may elect to separately trade the Class A ordinary shares and warrants comprising the units commencing on December 8, 2017. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “MOCS.U,” and each of the Class A ordinary shares and warrants that are separated will trade on the New York Stock Exchange under the symbols “MOSC” and “MOSC.WS,” respectively.

Liquidity

As of December 31, 2017, the Company had approximately $928,000 in its operating bank account and working capital of approximately $1.1 million.

In order to finance transaction costs in connection with a business combination, the sponsors or an affiliate of the sponsors, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”) (see Note 5).

Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet the Company’s needs through the earlier of consummation of a business combination or one year from the issuance of these financial statements. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective merger or acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the business combination.

Note 2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statement is presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

MOSAIC ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from July 26, 2017 (inception) through December 31, 2017

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the IPO totaled approximately $19.7 million, inclusive of $12.075 million in deferred underwriting commissions. Offering costs were charged to shareholders’ equity upon the completion of the IPO in October 2017.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

MOSAIC ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from July 26, 2017 (inception) through December 31, 2017

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Class A ordinary shares subject to possible redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2017, 32,900,501 Class A ordinary shares subject to possible redemption at the redemption amount are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Net Loss per Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the period. The Company has not considered the effect of the warrants sold in the initial public offering (including consummation of the over-allotment) and Private Placement to purchase an aggregate of 17,433,334 Class A ordinary shares in the calculation of diluted loss per share, since inclusion would be anti-dilutive. As a result, diluted loss per common share is the same as basic loss per common share for the period.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to redemption in a manner similar to the two-class method of income per share. Net income per common share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable income taxes, franchise taxes and funds available to be withdrawn from the Trust for working capital purposes, by weighted average number of Class A ordinary shares outstanding for the period from original issuance of Class A common stock through December 31, 2017. Net income (loss) per common share, basic and diluted for Class F common shares is calculated by dividing the net income (loss), less income attributable to Class A Common Stock, by the weighted average number of Class F common shares outstanding for the period.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2017, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

MOSAIC ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from July 26, 2017 (inception) through December 31, 2017

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s balance sheet.

Note 3. Initial Public Offering

On October 23, 2017, the Company sold 34,500,000 units, including the issuance of 4,500,000 units as a result of the underwriters’ exercise of their over-allotment option in full, at a price of $10.00 per unit in the IPO. Each unit consists of one Class A ordinary share and one-third of one redeemable warrant. Each whole warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

Note 4. Private Placement

Concurrently with the closing of the IPO, the sponsors purchased an aggregate of 5,933,334 private placement warrants, generating gross proceeds of $8.9 million in the aggregate in a private placement. Each private placement warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. A portion of the proceeds from the private placement warrants were added to the proceeds from the IPO held in the trust account. If the Company does not complete a business combination within the combination period, the private placement warrants will expire worthless.

Note 5. Related Party Transactions

Founder Shares

On October 23, 2017, the Company issued an aggregate of 8,625,000 shares of Class F ordinary shares to the sponsors (the “founder shares”) in exchange for an aggregate capital contribution of $25,000, with each sponsor purchasing an equal number of founder shares. The sponsors agreed to forfeit an aggregate of up to 1,125,000 founder shares to the extent that the over-allotment option is not exercised in full by the underwriters. On October 23, 2017, the underwriters exercised their over-allotment option. As a result, the 1,125,000 founder shares were no longer subject to forfeiture. The founder shares will automatically convert into Class A ordinary shares upon the consummation of a business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment (see Note 7).

The initial shareholders agreed not to transfer, assign or sell any of their founder shares until the earliest of (a) one year after the completion of the initial business combination, (b) subsequent to the initial business combination, if the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (C) following the completion of the initial business combination, such future date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Forward Purchase Agreements

The Company entered into forward purchase agreements with anchor investors (including an affiliate of Fortress Mosaic Sponsor LLC), pursuant to which the anchor investors agreed to purchase an aggregate of 15,789,474 Class A ordinary shares at a purchase price of $9.50 multiplied by the number of Class A ordinary shares purchased (“forward purchase shares”), or approximately $150,000,000 in the aggregate, in a private placement to occur concurrently with the closing of the initial business combination.

MOSAIC ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from July 26, 2017 (inception) through December 31, 2017

In connection with the forward purchase shares sold to the anchor investors, the sponsors will receive (by way of an adjustment to their existing founder shares) an aggregate number of additional founder shares equal to one ninth of the aggregate number of forward purchase shares sold to the anchor investors.

If the last reported sale price of the Class A ordinary shares is less than $11.00 (as adjusted for share splits, share combinations and the like) for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the first anniversary of the Company’s initial business combination, each anchor investor may purchase from the sponsors, at a price per Class A ordinary share of $0.01, a number of Class A ordinary shares no greater than (a) the number of forward purchase shares issued and sold to such anchor investor less any forward purchase shares sold by such anchor investor prior to its exercise of the right to purchase such contingent call shares divided by (b) 18 (as adjusted for share splits, share combinations and the like).

The forward purchase agreements also provided that the anchor investors are entitled to a right of first offer with respect to any proposed sale of additional equity or equity-linked securities by the Company for capital raising purposes in connection with the closing of the initial business combination (other than forward purchase shares) and registration rights with respect to their forward purchase securities.

The forward purchase agreements provided that prior to our initial business combination each anchor investor has the right to designate one individual to be, at its election, either elected as a member of our board of directors or a non-voting observer of our board of directors.

The proceeds from the sale of the forward purchase shares may be used as part of the consideration to the sellers in the initial business combination, expenses in connection with the initial business combination or for working capital in the post-transaction company. These purchases will be required to be made regardless of whether any Class A ordinary shares are redeemed by the public shareholders and are intended to provide the Company with a minimum funding level for the initial business combination.

The anchor investors will have no right to the funds held in the trust account except with respect to any public shares owned by them.

Promissory Note—Related Party

The sponsors loaned the Company an aggregate of $100,000 to cover expenses related to the IPO pursuant to a promissory note. The loan was non-interest bearing, unsecured and due on the earlier of March 31, 2018 or the closing of the IPO. The Company repaid the promissory note on October 23, 2017.

Office Space and Related Support Services

Effective October 18, 2017, the Company entered into an agreement with an affiliate of one of the sponsors a monthly fee of $16,875 for office space and related support services.

On October 18, 2017, the Company agreed to pay a monthly fee of $5,000 for its Chief Financial Officer (“CFO”) commencing on the closing of the IPO, plus a deferred cash payment of $330 per hour, less cumulative monthly fees paid, payable upon completion of its initial business combination or liquidation, whichever occurs first. In addition, the Company also agreed to pay its CFO according to the agreement for services performed prior to the closing of the Initial Public Offering. Any deferred cash payment will not be claimed against the trust account. Additionally, the Company will issue Class A ordinary shares to him upon completion of the

MOSAIC ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from July 26, 2017 (inception) through December 31, 2017

Company’s initial business combination (“Equity Compensation”). The number of Class A ordinary shares to be issued is determined in accordance with an agreed formula, which is estimated to be 3,142 shares as of December 31, 2017. The Company is not obligated to issue the Equity Compensation if no business combination is consummated. The equity compensation fee is an unrecognized contingent liability, as closing of a potential business combination was not considered probable as of December 31, 2017.

As of December 31, 2017, the Company had incurred approximately $58,000 in expense including approximately $43,000 in accrued expenses for services provided by related parties in connection with the aforementioned agreements.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the sponsors or an affiliate of either sponsor, or certain of our officers and directors may, but are not obligated to, provide Working Capital Loans to the Company as may be required. If the Company completes a business combination, the Company would repay the Working Capital Loans out of the proceeds of the trust account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the trust account. In the event that a business combination does not close, the Company may use a portion of proceeds held outside the trust account to repay the Working Capital Loans but no proceeds held in the trust account would be used to repay the Working Capital Loans, other than the interest on such proceeds that may be released for working capital purposes. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post business combination entity at a price of $1.50 per warrant. The warrants would be identical to the private placement warrants.

Note 6. Commitments & Contingencies

Registration Rights

The holders of the founder shares and private placement warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the IPO. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the forward purchase agreements, the Company agreed to file within 30 days after the closing of the business combination a registration statement for a secondary offering of the forward purchase shares and contingent call shares and to maintain the effectiveness of such registration statement until the earliest of (A) the date on which the anchor investors cease to hold the securities covered thereby, (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, subject to certain conditions and limitations set forth in the forward purchase agreements.

Underwriting Agreement

The Company granted the underwriters a 45-day option from the date of the IPO to purchase up to 4,500,000 additional units to cover over-allotments, if any, at the price paid by the underwriters in the IPO. The underwriters exercised this over-allotment in full concurrently with the closing of the IPO.

MOSAIC ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from July 26, 2017 (inception) through December 31, 2017

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million in the aggregate, paid upon the closing of the IPO. Additionally, a deferred underwriting discount of $0.35 per unit, or $12.075 million in the aggregate will be payable to the underwriters from the amounts held in the trust account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement.

Note 7. Shareholders’ Equity

Class A Ordinary Shares—The Company is authorized to issue 200,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share on each matter on which they are entitled to vote. At December 31, 2017, there were 34,500,000 shares of Class A ordinary shares issued and outstanding, including 32,900,501 shares of Class A ordinary shares subject to possible redemption.

Class F Ordinary Shares—The Company is authorized to issue 20,000,000 shares of founder shares with a par value of $0.0001 per share. Holders of the Company’s founder shares are entitled to one vote for each share on each matter on which they are entitled to vote. The founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial business combination on a one-for-one basis. As of December 31, 2017, there were 8,625,000 shares of founder shares outstanding.

Holders of the founder shares will have the right to elect all of the Company’s directors prior to the initial business combination and each director will need to receive the vote of two-third of the outstanding founder shares in order to be elected. Otherwise, holders of Class A ordinary shares and founder shares will vote together as a single class on all matters submitted to a vote of shareholders except as required by law or the applicable rules of the New York Stock Exchange then in effect.

Founder shares will automatically convert into Class A ordinary shares on the first business day following the consummation of the initial business combination, or earlier at the option of the holders, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the IPO and related to the closing of the initial business combination, the ratio at which the founder shares shall convert into Class A ordinary shares will be adjusted (unless the holders of two-thirds of the outstanding founder shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of the IPO plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination and excluding forward purchase shares sold to the anchor investors. The conversion ratio of the founder shares into Class A ordinary shares will be further adjusted in connection with the forward purchase shares sold to the anchor investors such that the sponsors will receive upon the closing of our initial business combination an aggregate number of additional Class A ordinary shares equal to one ninth of the aggregate number of forward purchase shares sold to the anchor investors.

Preferred Shares—The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share. At December 31, 2017, there are no preferred shares issued or outstanding.

Warrants—Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will become exercisable on

MOSAIC ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from July 26, 2017 (inception) through December 31, 2017 the later of (a) 30 days after the completion of a business combination or (b) 12 months from the closing of the IPO; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a business combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The warrants will expire five years after the completion of a business combination or earlier upon redemption or liquidation.

The private placement warrants are identical to the warrants underlying the units sold in the IPO, except that the private placement warrants and the Class A ordinary shares issuable upon exercise of the private placement warrants will not be transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, the private placement warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the private placement warrants are held by someone other than the initial shareholders or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the warrants.

The Company may call the warrants for redemption:

1.	For cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

2.	For Class A ordinary shares:

•	in whole and not in part;

•

at a price equal to a number of Class A ordinary shares to be determined by reference to a table included in the warrant agreement, based on the redemption date and the fair market value of the Class A ordinary shares;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the ordinary shares equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which the Company sends notice of redemption to the warrant holders.

MOSAIC ACQUISITION CORP.

NOTES TO THE FINANCIAL STATEMENTS

For the period from July 26, 2017 (inception) through December 31, 2017

If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants shares. If the Company is unable to complete a business combination within the combination period and the Company liquidates the funds held in the trust account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the trust account with the respect to such warrants. In such a situation, the warrants would expire worthless.

Note 8. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to March 28, 2018, the date that the financial statements were available to be issued.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2017. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective.

Internal Control over Financial Reporting.

This Annual Report on Form 10-K does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of our independent registered public accounting firm due to a transition period established by rules of the SEC for newly public companies.

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Annex A

CERTIFICATE OF INCORPORATION

OF

MOSAIC ACQUISITION CORP.

            , 2018

The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file, and record this Certificate of Incorporation (this “Certificate”), and does hereby certify as follows:

ARTICLE I

NAME

The name of the corporation is Mosaic Acquisition Corp. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”).

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 850 New Burton Road, Suite 201, Dover, County of Kent, State of Delaware, 19904, and the name of the Corporation’s registered agent at such address is Cogency Global Inc.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 20,000,000 shares of Class F Common Stock (the “Class F Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2 Preferred Stock. Subject to Article IX of this Certificate, the Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3 Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation and Section 9.9), the holders of shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of shares of Class A Common Stock and holders of shares of Class F Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class F Common Stock.

(i) Shares of Class F Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) (A) at any time and from time to time at the option of the holder thereof and (B) automatically on the closing of a Business Combination.

(ii) Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock, or Equity-linked Securities (as defined below), are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) (assuming for all purposes of this Section 4.3(b)(ii) that the number of shares of Class A Common Stock sold in the Offering was equal to the number of “Class A Shares” (as defined in the Amended and Restated Memorandum and Articles of Association of the Corporation as in effect immediately prior to the effectiveness of the filing of this Certificate) actually sold in the Offering), all issued and outstanding shares of Class F Common Stock shall automatically convert into shares of Class A Common Stock on the day of the closing of a Business Combination at such ratio that the number of shares of Class A Common Stock issuable upon the conversion of all the shares of Class F Common Stock will equal, in the aggregate, the number of shares of Class A Common Stock into which such shares of Class F Common Stock would convert at the Initial Conversion Ratio plus (x) one quarter of a share of Class A Common Stock for each share of Class A Common Stock and Equity-linked Security corresponding to one share of Class A Common Stock issued or deemed issued in connection with the consummation of a Business Combination (excluding (i) any securities or Equity-linked Securities issued or issuable to any seller in such Business Combination and (ii) any share of Class A Common Stock issued pursuant to a forward purchase agreement) and (y) one ninth of a share of Class A Common Stock for each share of Class A Common Stock issued pursuant to a forward purchase agreement.

As used herein, the term “Equity-linked Securities” means any securities of the Corporation which are convertible into or exchangeable or exercisable for Common Stock.

Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or Equity-linked Securities by the written consent or agreement of holders of a majority of the shares of Class F Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.3(b)(iii), and (ii) in no event shall the shares of Class F Common Stock convert into shares of Class A Common Stock at a ratio that is less than one-for-one.

The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class F Common Stock.

Each share of Class F Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.3(b). The pro rata share for each holder of shares of Class F Common Stock will be determined as follows: each share of Class F Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one (1) multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class F Common Stock shall be converted pursuant to this Section 4.3(b) and the denominator of which shall be the total number of issued and outstanding shares of Class F Common Stock at the time of conversion.

(iii) Voting. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), for so long as any shares of Class F Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of two-thirds of the shares of Class F Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the shares of Class F Common Stock. Any action required or permitted to be taken at any meeting of the holders of shares of Class F Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares of Class F Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class F Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or to the Secretary of the Corporation or another officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of shares of Class F Common Stock shall, to the extent required by law, be given to those holders of shares of Class F Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of shares of Class F Common Stock to take the action were delivered to the Corporation.

(c) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the shares of Class F Common Stock) held by them.

Section 4.4 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall initially be five and may be fixed from time to time by or in the manner set forth in the Bylaws.

(b) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement or removal.

(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement or removal.

Section 5.4 Election and Removal.

(a) Notwithstanding any other provision in this Certificate, to the fullest extent permitted by the DGCL prior to the closing of a Business Combination, the holders of shares of Class F Common Stock shall have the exclusive right to elect and remove any director, and the holders of shares of Class A Common Stock shall have no right to vote on the election or removal of any director. This Section 5.4 (a) may be amended only with the approval of holders of at least 90% of the outstanding Common Stock entitled to vote thereon.

(b) Subject to Section 5.5 hereof and except as otherwise required by this Certificate, directors may be elected or removed from office by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock—Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office without cause and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation).

Section 5.6 Actions Prior to Initial Business Combination. Notwithstanding any other provision of this Article V or any provision of the Bylaws, prior to the closing of the Corporation’s initial Business Combination:

(i) Mosaic Sponsor, LLC (“Mosaic Sponsor”) shall have the right to identify from time to time a selected Director, and to identify from time to time a replacement selected Director (the “MSL Director”), in each case by providing notice in writing to the Company of such designation, re-designation or removal, provided that it continues to hold any shares of Class F Common Stock;

(ii) Fortress Mosaic Sponsor LLC (“Fortress Sponsor” and, together with Mosaic Sponsor, the “Sponsors”) shall have the right to identify from time to time a selected Director, and to identify from time to time a replacement selected Director (the “Fortress Director”), in each case by providing notice in writing to the Company of such designation, re-designation or removal, provided that it continues to hold any shares of Class F Common Stock;

(iii) if the office of the MSL Director of the Fortress Director becomes vacant by reason of the previous incumbent ceasing to be a Director, then a replacement MSL Director or Fortress Director shall be identified from among the existing Directors or appointed, by either Mosaic Sponsor or Fortress Sponsor, as applicable, by providing notice in writing to the Company of such identification or appointment. If the office of the MSL Director of the Fortress Director becomes vacant other than by reason of the previous incumbent ceasing to be a Director, then a replacement MSL Director or Fortress Director shall be identified from among the existing Directors, by either Mosaic Sponsor or Fortress Sponsor, as applicable, by providing notice in writing to the Company. Until the vacancy is filled, the Board shall not transact any business or exercise any of its powers or functions save and except as may be necessary to preserve the business and assets held by the Company. If a replacement MSL Director or Fortress Director, as applicable, is not identified within ten days after the occurrence of the vacancy, then the remaining Directors shall be entitled to transact business and exercise all of the powers and functions of the Company; and

(iv) for the avoidance of doubt, after the closing of a Business Combination, there shall no longer be a MSL Director or Fortress Director.

(v) The quorum for the transaction of business by the directors shall be: (a) if there are two or more directors, a majority of the directors then in office provided that (1) the quorum shall include the MSL

Director and the Fortress Director and (2) in no case shall a quorum consist of less than one-third of the total number of directors that the Corporation would have if there were no vacancies on the Board; or (b) if there is only one director, such director.

(vi) Actions taken at any meeting of directors shall, to the fullest extent permitted by Section 141(a) of the DGCL, be decided by a majority of votes of the directors present at a meeting at which a quorum is present, which majority shall (a) prior to the closing of a Business Combination, be a majority of the directors then in office; provided that, if there are two or more directors, at least one director approving the matter shall be the MSL Director and at least one Director approving the matter shall be the Fortress Director, provided that the approval of a Business Combination shall comply with the requirements of the applicable stock exchange; and (b) after the closing of a Business Combination, be decided by a majority of votes of the directors present at a meeting at which a quorum is present. To the fullest extent permitted by Section 141(d) of the DGCL, in the case of an equality of votes, the chairman of the Board (solely in the case of matters before the Board) and the chairman of any committee or subcommittee of the Board (solely in the case of matters before such committee or subcommittee) shall have a second or casting vote.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. Subject to Section 5.6(vi), the affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN

CONSENT

Section 7.1 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and shall be called by the Secretary of the Corporation upon the request of stockholders holding, as of the date of such request, not less than ten percent in par value of the issued and outstanding shares of the Corporation which as of such date have the right to vote at meetings of stockholders.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected by a duly called annual or special meeting of such stockholders or may be effected by written consent of all of the stockholders entitled to vote thereon, other than with respect to shares of Class F Common Stock with respect to which action may be taken by written consent of the Class F stockholders necessary to adopt such action.

Section 7.4 Quorum. The holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting present in person or by proxy shall constitute a quorum at any general or special meeting of stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, and amounts paid in settlement (other than judgments, fines or amounts paid in settlement in any proceeding by or in the right of the Corporation to procure a judgment in its favor)) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

(e) To the extent an indemnitee has rights to indemnification, advancement of expenses and/or insurance provided by Sponsors or its affiliates as applicable, (i) the Corporation shall be the indemnitor of first resort (i.e., that its obligations to an indemnitee are primary and any obligation of Sponsors or its affiliates, as applicable, to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an indemnitee are secondary), (ii) the Corporation shall be required to advance the full amount of expenses incurred by an indemnitee and shall be liable for the full amount of all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) to the extent legally permitted and as required by the terms of this Certificate of Incorporation, the Bylaws and the agreements to which the Corporation is a party, without regard to any rights an indemnitee may have against Sponsors or its affiliates, as applicable, and (iii) the Corporation irrevocably waives, relinquishes and releases Sponsors and its affiliates, as applicable, from any and all claims against them for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by Sponsors or its affiliates, as applicable, on behalf of an indemnitee with respect to any claim for which an indemnitee has sought indemnification from the Corporation shall affect the foregoing, and the Sponsors and its affiliates, as applicable, shall have a right of contribution and be subrogated to the extent of such advancement or payment to all of the rights of recovery of an indemnitee against the Corporation.

ARTICLE IX

BUSINESS COMBINATION REQUIREMENTS; EXISTENCE

Section 9.1 General. Notwithstanding any other provision of this Certificate, this Article IX shall apply during the period commencing upon the effectiveness of the filing of this Certificate and terminating upon the first to occur of the consummation of any Business Combination and the distribution of the funds held in the trust fund, established for the benefit of the holders of IPO Shares (defined below) pursuant to a trust agreement and funded with the net proceeds of the Offering (the “Trust Fund”), pursuant to Section 9.4. In the event of a conflict between this Article IX and any other provisions of this Certificate, the provisions of this Article IX shall prevail, and this Section 9.1 may be amended prior to the consummation of a Business Combination only with the approval of the holders of all of the outstanding Common Stock.

Section 9.2 Approval of a Business Combination. Prior to the consummation of any Business Combination, the Corporation shall either:

(a) submit such Business Combination to its stockholders for approval; or

(b) provide holders of IPO Shares with the opportunity to have their shares of Common Stock repurchased by means of a tender offer for an amount per share equal to such share’s pro rata share of the Trust Fund, provided that the Corporation shall not redeem shares in an amount that would cause the Corporation’s net tangible assets to be less than $5,000,001.

The Corporation shall initiate any tender offer pursuant to Section 9.2(b) in accordance with Rule 13e-4 and Regulation 14E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall file tender offer documents with the Securities and Exchange Commission prior to completing a Business Combination which contain substantially the same financial and other information about such Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act, to repurchase shares of Common Stock issued in connection with the Corporation’s domestication to the State of Delaware upon conversion of the shares of the Corporation issued in the Offering (the “IPO Shares”).

At a meeting called for the purposes of approving a Business Combination pursuant to this Article IX, unless a higher standard is required by the DGCL, if a majority of the shares of Common Stock voted are voted for the approval of the Business Combination (or, if required by the applicable stock exchange rules of any national securities exchange then in effect, including the NYSE, the affirmative vote of the holders of a majority of the IPO Shares voted are voted for the approval of the Business Combination), the Corporation shall be authorized to consummate the Business Combination, provided that the Corporation shall not consummate any Business Combination unless the Corporation has net tangible assets of at least $5,000,001 upon such consummation or any greater net tangible asset or cash requirement that may be contained in the agreement relating to the Business Combination.

Section 9.3 Redemption Rights.

(a) Any stockholder holding shares of Common Stock issued to persons who are not a Founder, officer or Director may, contemporaneously with any vote on a Business Combination, elect to have their IPO Shares redeemed for cash (the “IPO Redemption”), provided that no such stockholder acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of shares of Common Stock may exercise this redemption right with respect to more than 15 per cent of the IPO Shares. If so demanded, the Corporation shall pay any such redeeming Stockholder, regardless of whether he, she or it is voting for or against such proposed Business Combination, a per IPO Share redemption price equal to such IPO Share’s pro rata share of the Trust Fund (such redemption price being referred to herein as the “Redemption Price”).

(b) The Redemption Price shall be paid promptly following the consummation of the relevant Business Combination. If the proposed Business Combination is not approved or completed for any reason then such redemptions shall be cancelled and share certificates (if any) returned to the relevant stockholders as appropriate.

Section 9.4 Additional Redemption Rights. In the event that:

(a) the Corporation does not consummate a Business Combination by twenty-four months after the closing of the Offering (or twenty-seven months after the closing of the Offering if the Corporation has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within twenty-four months of the closing of the Offering but has not completed the Business Combination within such twenty-four month period), the Corporation shall: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the IPO Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund including interest earned on the funds held in the Trust Fund and not previously released to the Corporation to fund its working capital requirements, subject to an annual limit of $750,000 and/or to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding IPO Shares, which redemption will completely extinguish the rights as stockholders (including the right to receive further liquidation distributions, if any) of the holders thereof with respect to such IPO Shares, subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Corporation’s remaining stockholders and the Directors, dissolve and liquidate, subject in each case to its obligations under applicable law to provide for claims of creditors and the requirements of other applicable law.

(b) the Corporation’s stockholders approve an amendment to Section 9.4(a) that would affect the substance or timing of the Corporation’s obligation to redeem the IPO Shares if the Corporation did not complete its Business Combination within 24 months from closing of the Offering (or 27 months from the closing of the Offering if the Corporation has executed a letter of intent, agreement in principle or definitive agreement for a Business Combination within 24 months from the closing of the Offering but has not completed the Business Combination within such 24-month period), the Corporation shall provide the holders of IPO Shares with the opportunity to redeem all or a portion of such IPO Shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount of the Trust Fund, including interest earned on the funds held in the Trust Fund and not previously released to the Corporation to fund its working capital requirements, subject to an annual limit of $750,000 and/or to pay taxes, divided by the number of then issued and outstanding IPO Shares.

Section 9.5 Distributions from the Trust Fund. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event of an IPO Redemption, a repurchase of shares of Common Stock by means of a tender offer pursuant to Section 9.2(b), or a distribution of the Trust Fund pursuant to Section 9.4(a) or Section 9.4(b). In no other circumstance shall a holder of IPO Shares have any right or interest of any kind in the Trust Fund.

Section 9.6 Share Issuances. After the issue of IPO Shares pursuant to the Corporation’s domestication to the State of Delaware, and prior to the consummation of a Business Combination, the Directors shall not issue additional shares of Common Stock or any other securities that participate in any manner in the Trust Fund or that vote as a class with IPO Shares on any Business Combination.

Section 9.7 Transactions with Affiliates. Any transaction or transactions between the Corporation and any of the below parties shall require, in addition to any approvals or votes otherwise required by applicable law or this Certificate, the approval of a majority of the independent (pursuant to the listing standards of the national securities exchange on which the Common Stock is listed) Directors then in office:

(a) any stockholder owning an interest in the voting power of the Corporation that gives such stockholder a significant influence over the Corporation; and

(b) any Director or executive officer of the Corporation or any affiliate or relative of such Director or executive officer.

Section 9.8 Payments to Members of the Audit Committee. Any payment made to the members of the Audit Committee (if one exists) shall require the review and approval of the Directors, with any Director interested in such payment abstaining from such review and approval.

Section 9.9 Director Conflict of Interest. A Director may vote in respect of any Business Combination in which such Director has a conflict of interest with respect to the evaluation of such Business Combination. Such Director must disclose such interest or conflict to the other Directors.

Section 9.10 Audit Committee Responsibilities. To the fullest extent permitted by Section 141(a) of the DGCL, the Audit Committee of the Board shall monitor compliance with the terms of this Article IX and, if any non-compliance is identified, shall be charged with the responsibility to take all action necessary to rectify such non-compliance or otherwise cause compliance with the terms of this Article IX.

Section 9.11 Affiliation with Target Business. The Corporation may enter into a Business Combination with a target business that is affiliated with the Sponsors, the Directors or executive officers of the Corporation.

ARTICLE X

BUSINESS COMBINATIONS

Section 10.1 Section 203 of the DGCL. The Corporation will not be subject to Section 203 of the DGCL.

Section 10.2 Mergers and Consolidations. Subject to Article IX, in addition to any lesser or greater vote required by applicable law, the affirmative vote of the holders of two-thirds of the voting power of the outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as single class, shall be necessary to approve any merger or consolidation of the Corporation that the DGCL requires the stockholders of the Corporation to approve.

ARTICLE XI

CORPORATE OPPORTUNITY

Section 11.1 Recognition of Corporate Opportunities. In recognition and anticipation of the facts that: (a) directors, managers, officers, stockholders, partners, managing stockholders, employees and/or agents of one or more stockholders of the Investor Group (each of the foregoing, an “Investor Group Related Person”) may serve as Directors and/or officers of the Corporation; and (b) the Investor Group engages, and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve the stockholders and the Investor Group Related Persons, and the powers, rights, duties and liabilities of the Corporation and its officers, Directors and stockholders in connection therewith.

Section 11.2 Freedom to Pursue Opportunities. To the fullest extent permitted by Applicable Law, the Investor Group and the Investor Group Related Persons shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation. To the fullest extent permitted by Applicable Law, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for either the Investor Group or the Investor Group Related Persons, on the one hand, and the Corporation, on the other. Except to the extent expressly assumed by contract or where a corporate opportunity was presented to an Investor Group Related Person in his or her capacity as an officer or director of the Corporation, to the fullest extent permitted by Applicable Law, the Investor Group and the Investor Group Related Persons shall have no duty to communicate or offer any such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, Director and/or officer of the Corporation solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.

Section 11.3 Competitive Opportunities. Except as provided elsewhere in this Article XI, the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Corporation and the Investor Group, about which a Director and/or officer of the Corporation who is also an Investor Group Related Person acquires knowledge.

Section 11.4 Waiver. To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article XI to be a breach of duty to the Corporation or its stockholders, the Corporation hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Corporation may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article XI apply equally to activities conducted in the future and that have been conducted in the past.

Section 11.5 Definitions. As used in this Article XI, the following definitions shall apply:

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act;

(b) “Applicable Law” means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person, including expressly Section 122(17) of the DGCL;

(c) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended; and

(d) “Investor Group” shall mean any Founder, and their respective Affiliates, and the respective successors and assigns of the foregoing.

ARTICLE XII

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XII; provided, however, that Article IX of this Certificate may be amended only as provided therein.

ARTICLE XIII

INTERPRETATION AND SEVERABILITY

If any provision or provisions (or any part thereof) of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate (including, without limitation, each portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Certificate (including, without limitation, each portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their faith service or for the benefit of the Corporation to the fullest extent permitted by law.

[Signature page follows]

IN WITNESS WHEREOF, Mosaic Acquisition Corp. has caused this Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

MOSAIC ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Certificate of Incorporation]

Annex B

BY-LAWS

OF

MOSAIC ACQUISITION CORP.

(THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 8.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Subject to the Certificate of Incorporation as the same may be amended or restated from time to time (the “Certificate of Incorporation”) and the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called by the Chairman of the Board, Chief Executive Officer of the Corporation, the Board pursuant to a resolution adopted by a majority of the Board, and shall be called by the Secretary of the Corporation upon the request of stockholders holding, as of the date of such request, not less than ten percent in par value of the issued and outstanding shares of the Corporation which as of such date have the right to vote at meetings of stockholders. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 8.5(a).

Section 2.3 Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 8.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the

Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the notice of meeting (or any supplement thereto).

Section 2.4 Quorum. Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation, or these By-Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5 Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 8.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 8.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot (which for this purpose, shall include ballots submitted by electronic transmission in the case of meetings conducted by remote communication).

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a majority of the voting power of all then outstanding share of capital stock entitled to vote generally thereon, voting together as a single class. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By-Laws or applicable stock exchange rules, a different vote is required, in which case such different vote shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6 Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 8.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7 Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director in accordance with Section 3.2 will be qualified for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the meeting, the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By-Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a). If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8 Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By-Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present;

(c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9 Consents in Lieu of Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by written consent of all of the stockholders entitled to vote thereon, other than with respect to shares of Class F Common Stock with respect to which action may be taken by written consent of the Class F stockholders necessary to adopt such action, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

No written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the first date on which a written consent is delivered in the manner required by this section and the DGCL to the Corporation, written consents signed by a sufficient number of holders entitled to vote to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE III

DIRECTORS

Section 3.1 Powers; Number. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed by resolution of the Board.

Section 3.2 Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be qualified for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Subject to the Certificate of Incorporation, nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the meeting, the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the meeting, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

ARTICLE IV

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3 Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 8.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 8.4.

Section 4.4 Quorum; Required Vote. Except as otherwise provided in the Certificate of Incorporation, a quorum for the transaction of business at any meeting of the Board shall be: (a) if there are two or more Directors, a majority of the Directors then in office provided that (1) the quorum shall include the MSL Director and Fortress Director (as those terms are defined in the Certificate of Incorporation); and (2) in no case shall a quorum consist of less than one-third of the total number of directors that the Corporation would have if there were no vacancies on the Board; or (b) if there is only one Director such Director. Except as otherwise provided in the Certificate of Incorporation, to the fullest extent permitted by Section 141(a) of the DGCL, questions arising at any meeting shall: (a) prior to the closing of a Business Combination, be decided by a majority of the voting power of the directors present at a meeting at which a quorum is present (provided that, if there are two or more Directors, at least one Director approving the matter shall be the MSL Director and at least one Director approving the matter shall be the Fortress Director); provided that the approval of a Business Combination will comply with the applicable requirements of the designated stock exchange; and (b) after the closing of a Business Combination, be decided by a majority of the voting power of the directors present at a meeting at which a quorum is present, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-Laws. In the case of an equality of votes, the chairman of the Board (in the case of matters before the Board only) shall have a second or casting vote. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6 Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By-Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By-Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By-Laws.

ARTICLE VI

OFFICERS

Section 6.1 Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman of the Board, Presidents, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By-Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall be a Director and shall preside when present at all meetings of the stockholders and the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2 Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected by the Board and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1 Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2 Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3 Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by any two authorized officers of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5 Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6 Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8 Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

Section 7.9 Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By-Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 8.5 hereof, then such meeting shall not be held at any place.

Section 8.2 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 8.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 8.3 Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By-Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these By-Laws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By-Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By-Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of the State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Section 8.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By-Laws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting at the beginning thereof to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 8.5 Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By-Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 8.6 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 8.7 Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 8.8 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 8.9 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 8.10 Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 8.11 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 8.12 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 8.13 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 8.14 Securities of Other Entities. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities or similar interests of other entities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of such security or interest holders of any other entity in which the Corporation may own securities or similar interests, or to consent in writing, in the name of the

Corporation as such holder, to any action by such entity, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities or interests which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 8.15 Amendments. The Board shall have the power to adopt, amend, alter or repeal the By-Laws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By-Laws. The By-Laws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By-Laws.